Exhibit 10.4

AMENDMENT AND RESTATEMENT AGREEMENT

dated 18 December 2020

between

Ferro Specialty Materials Spain S.L.U.

Ferro Performance Pigments Spain S.L.U.

(as Spanish Originators and Spanish Servicers)

Ferro Performance Materials Italy S.R.L.

(as Italian Originator and Italian Servicer)

Ferro GmbH

(as German Originator and German Servicer)

Ferro Receivables LLC

(as US Originator)

Ferro Corporation

(as US Servicer and Performance Guarantor)

ING Belgique SA/NV (as Purchaser)

and

ING Belgique SA/NV

(as Transaction Administrator)

relating to the Receivables Purchase and Servicing Agreement originally dated 5 December 2018, as amended and restated from time to time and latest on 20 July 2020

CONTENTS

ClausePage

INTERPRETATION4

EFFECTIVE DATE4

AMENDMENTS4

CONSENT AND ACKNOWLEDGEMENT4

REPRESENTATIONS AND WARRANTIES4

CONFIRMATION OF ACCESSION4

RATIFICATION OF THE SECURITY INTERESTS5

NO WAIVER5

COUNTERPARTS5

GOVERNING LAW AND JURISDICTION5

THIS AMENDMENT AND RESTATEMENT AGREEMENT (this Amendment Agreement) is made on 18 December 2020.

BETWEEN:

(1)Ferro Specialty Materials Spain S.L.U., a limited liability company (sociedad limitada) organized under the laws of Spain having its registered office at Carretera de Valencia-Barcelona Km 61, 12550, Almassora, Castellón, Spain, with Spanish tax ID (N.I.F.) number B-84871029 (as Spanish Originator and Spanish Servicer) (also referred to as Ferro Specialty);

(2)Ferro Performance Pigments Spain S.L.U., a limited liability company (sociedad limitada) organized under the laws of Spain having its registered office at Calle Vitoria-gasteiz, 19, Laudio/llodio, 01400, Araba/Alava, Spain, with Spanish tax ID (N.I.F) number B01254689 (as Spanish Originator and Spanish Servicer) (together with Ferro Specialty, the Spanish Originators and the Spanish Servicers) (also referred to as Ferro Performance Pigments Spain);

(3)Ferro Performance Materials Italy S.R.L., a limited liability company (società a responsabilità limitata) organised under the laws of Italy, having its registered office at Via 2 Giugno 15/H-15/L, Fiorano Modenese (MO), Italy, registered with the Companies’ Register of Modena under number 03913870360 (as Italian Originator and Italian Servicer) (also referred to as Ferro Italy);

(4)Ferro GmbH, a limited liability company (gesellschaft mit beschränkter Haftung) organised under the laws of Germany, having its registered office at Gutleutstr. 215, 60327 Frankfurt am Main, registered with the commercial register at the local court of Frankfurt am Main under number HRB 52800 (the German Originator and the German Servicer);

(5)Ferro Receivables LLC, a Delaware limited liability company, with its registered office c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 and its principal place of business at 6060 Parkland Boulevard, Suite 250, Mayfield Heights, OH 44124, USA (as the US Originator);

(6)Ferro Corporation, an Ohio corporation, having its principal place of business at 6060 Parkland Boulevard, Suite 250, Mayfield Heights, OH 44124, USA (as the US Servicer and the Performance Guarantor);

(7)ING Belgique SA/NV, a credit institution incorporated under the laws of Belgium having its statutory seat at avenue Marnix 24, 1000 Brussels, Belgium, registered with the register of legal entities under number 0403.200.393 (as the Purchaser); and

(8)ING Belgique SA/NV, a credit institution incorporated under the laws of Belgium having its statutory seat at avenue Marnix 24, 1000 Brussels, Belgium, registered with the register of legal entities under number 0403.200.393 (as the Transaction Administrator).

The persons referred to under paragraphs (1) and (5) above are together referred to as the Originators and each individually as an Originator.

The persons referred to under paragraphs (1) to (8) above are together referred to as the Parties and each individually as a Party.

WHEREAS

(A)The Parties (other than Ferro Specialty and Ferro Italy) have entered on 5 December 2018 into a Receivables Purchase and Servicing Agreement, as last amended and restated on 20 July 2020 (the Existing Agreement);

(B)The Parties wish to make certain amendments to the Existing Agreement, to reflect the accession of Ferro Specialty and Ferro Italy (the Existing Agreement as amended and restated by this Amendment Agreement, the Amended and Restated RPSA).

IT IS AGREED as follows:

1.INTERPRETATION

1.1Capitalised terms defined in the Amended and Restated RPSA have the same meaning when used in this Amendment Agreement unless expressly defined in this Amendment Agreement.

1.2On and after the Effective Date, each reference in the Amended and Restated RPSA to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Existing Agreement in any other Transaction Document shall be deemed a reference to the Amended and Restated RPSA as amended hereby.

2.EFFECTIVE DATE

Unless explicitly provided otherwise in this Amendment Agreement, the amendments become effective as per the date hereof (the Effective Date), subject to the fulfillment of the conditions precedent set out in Schedule 2.

3.AMENDMENTS

The Existing Agreement shall be, and shall deemed to be, amended and restated with effect from the Effective Date in the form set out in Schedule 1.

4.CONSENT AND ACKNOWLEDGEMENT

4.1For the avoidance of doubt, each of the Parties hereby:

-consents to the terms and conditions of the Amended and Restated RPSA and confirms that the Amended and Restated RPSA and each of the other Transaction Documents, except as expressly amended by this Amendment Agreement as from the Effective Date, shall continue in full force and effect for the benefit of the Purchaser; and

-agrees that the Amended and Restated RPSA shall not create or imply any novation in the meaning attributed to such expression as referred to in article 1271 of the Belgian Civil Code.

4.2Each Originator hereby acknowledges and agrees that, notwithstanding the occurrence of the Effective Date, nothing in the Amended and Restated RPSA shall operate, or be deemed to operate, as a release or discharge of any liability or obligation owing by it to the Purchaser and the Transaction Administrator arising under the Amended and Restated RPSA or any other Transaction Document prior to the Effective Date, except as set forth in this Amendment Agreement.

5.REPRESENTATIONS AND WARRANTIES

Immediately after giving effect to this Amendment Agreement, the representations and warranties set forth in the Amended and Restated RPSA, are true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

6.CONFIRMATION OF ACCESSION

6.1As of the Effective Date Ferro Specialty and Ferro Italy agree to become an Additional Originator and a Servicer under the Amended and Restated RPSA and the other Transaction Documents and to be bound by the terms of the Amended and Restated RPSA and the other Transaction Documents to which they are a party and the Purchaser consents to the addition of Ferro Specialty and Ferro Italy to the Programme.

6.2Ferro Specialty is a company duly incorporated under the laws of Spain and Ferro Italy is a company duly incorporated under the laws of Italy.

6.3The Servicers confirm that no Credit Enhancement Event shall have occurred and be continuing on the Effective Date after giving effect to this Amendment Agreement.

7.RATIFICATION OF THE SECURITY INTERESTS

7.1As from the Effective Date, Ferro Performance Pigments Spain hereby: (i) ratifies the Spanish Accounts Pledge Agreement executed on 20 December 2019 before the Notary Public of Madrid Mr. Andrés de la Fuente O’Connor under number 2161 of his records (the “Ferro Performance Pigments Spain Account Pledge Agreement”) and (ii) extends the Ferro Performance Pigments Spain Account Pledge Agreement to the obligations under the Amended and Restated RPSA.

7.2The Parties agree that the provision of this clause shall not reduce, release, prejudice or otherwise affect any obligations of the Purchaser and Transaction Administrator under the Transaction Documents.

8.NO WAIVER

This Amendment Agreement shall not be construed as a waiver of any right by any Party to any of its rights under the Transaction Documents to the extent such rights are not modified by this Amendment Agreement.

9.COUNTERPARTS

This Amendment Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Amendment Agreement.

10.GOVERNING LAW AND JURISDICTION

10.1This Amendment Agreement and any non-contractual obligations arising out of or in connection with to this Amendment Agreement shall be governed by Belgian law.

10.2The Belgian courts (French division) shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Amendment Agreement including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with this Amendment Agreement.

[Signature pages follow]

SIGNATORIES

Ferro Performance Materials Italy S.R.L.

as Italian Originator and Italian Servicer

   /s/ Giuliana Bardelli

Name: Giuliana Bardelli

Title: Director

Ferro Specialty Materials Spain S.L.U.

as Spanish Originator and Spanish Servicer

   /s/ Vicente Canizares Lopez

Name: Vicente Canizares Lopez

Title: Attorney

Ferro Performance Pigments Spain S.L.U.

as Spanish Originator and Spanish Servicer

   /s/ Angel Castillo

Name: Angel Castillo

Title: Attorney

Ferro GmbH

as German Originator and German Servicer

   /s/ Christoph Bauer/s/ Dieter Binder

Name: Christoph BauerName: Dieter Binder

Title: Managing DirectorTitle: Managing Director

Ferro Corporation

as US Servicer and Performance Guarantor

   /s/ Richard A. Shuttie

Richard A. Shuttie

Authorized representative

Ferro Receivables LLC

as US Originator

   /s/ Richard A. Shuttie

Richard A. Shuttie

President and Treasurer

ING Belgique SA/NV as Purchaser and Transaction Administrator

   /s/ Gert Sonck    /s/ Matthias De Smijter

Name: Gert SonckName: Matthias De Smijter

Title: DirectorTitle: Director

Schedule 1 – Receivables Purchase and Servicing Agreement (as amended and restated)

Schedule 2 – Conditions Precedent

1.Corporate Documents

(a)Constitutional Documents:

(a)A copy of the constitutional documents of Ferro Specialty; and

(b)A literal excerpt (nota simple literal) issued by the Spanish Mercantile Registry with respect to Ferro Specialty dated not earlier than 30 days before the Effective Date in relation with Ferro Specialty.

(b)Corporate Resolutions: A copy of a resolution of the board of directors (and/or, solely with respect to Ferro Specialty, the shareholders) of Ferro Specialty and Ferro Italy:

(i)approving the terms of, and the transactions contemplated by, this Amendment Agreement and the Transaction Documents to which it is a party and resolving that it execute, deliver and perform this Amendment Agreement and the Transaction Documents to which it is a party;

(ii)authorising a specified person or persons to execute this Amendment Agreement and other Transaction Documents on its behalf;

(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party;

(iv)authorising the relevant Servicer to act as its agent in connection with the Transaction Documents;

(v)in the case of the resolutions of the board of directors of Ferro Specialty, duly raised to public status before a Spanish Notary; and

(vi)only with respect to the resolutions of the shareholders’ meeting of Ferro Specialty, duly raised to public status before a Spanish Notary, waiving the application of article 160 f) of the Spanish Companies Act (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) in relation to the execution of the Ferro Specialty Account Pledge Agreement.

(c)Corporate certificate: a certificate of an authorised signatory of Ferro Specialty and Ferro Italy certifying:

(vii)the names and specimen signatures of the persons authorised by the resolutions referred to in paragraph (b) above to execute the Transaction Documents to which Ferro Specialty and Ferro Italy are a party, as applicable; and

(viii)that each copy document relating to it specified in Part 2 of Schedule 3 of the Amended and Restated RPSA is correct, complete and in full force and effect as at a date no earlier than the Effective Date; and

(ix)certifying that its financial statements give a true and fair view of its financial condition as at a date no earlier than the Effective Date.

(d)Solvency Certificate: (i) A solvency certificate dated on the Effective Date executed by an authorised signatory of Ferro Specialty and Ferro Italy substantially in the form as set out in Schedule 13 (Form of Solvency Certificate) of the Amended and Restated RPSA, (ii) with respect to Ferro Specialty, a copy of the excerpt issued by the Public Insolvency Registry (Registro Público Concursal) dated on the Effective Date and (iii) with respect to Ferro Italy, a copy of the good standing certificate issued by the competent Companies’ Register (certificato di vigenza) confirming the absence of insolvency proceedings, dated not earlier than 10 Business Days prior to the Effective Date.

2.Transaction Documents

(a)Account Pledge Agreements: An executed copy of the following account pledge agreements entered into between (together, the “Account Pledge Agreements”):

(a)Ferro Italy and the Purchaser, governed by Italian law; and

(b)Ferro Specialty and the Purchaser, governed by Spanish law.

(b)Notices Account Pledge Agreements: A copy of all notices required to be sent under the Account Pledge Agreements executed by Ferro Italy and Ferro Specialty (as applicable).

3.Legal opinions

A copy of the following legal opinions:

(i)Capacity opinions to be delivered by Jones Day in respect of Ferro Italy and Ferro Specialty;

(ii)True sale opinions to be delivered by Jones Day in respect of (a) Spain and (b) Italy;

(iii)Enforceability opinions to be delivered by Jones Day in respect of each Account Pledge Agreement; and

(iv)Belgian law opinion to be delivered by Jones Day in respect of this Amendment Agreement.

4.Other documents and evidence opinions

(a)If available, a copy of the most recent audited financial statements of Ferro Specialty and Ferro Italy.

(b)A copy of the executed amended and restated Performance Guarantee.

(c)A copy of the electronic files for Ferro Italy and Ferro Specialty from the relevant Servicer including the Receivables selected on the basis of the Eligibility Criteria that will be part of the Initial Originator Portfolios of Ferro Italy and Ferro Specialty to be sold on the Effective Date.

(d)A copy of the Template Reports for Ferro Italy and Ferro Specialty from the relevant Servicer on the performance of the Initial Originator Portfolios to be sold on the First Purchase Date covering the period up to 18 months prior to the Effective Date.

(e)Evidence that the Dedicated Collection Accounts of Ferro Italy and Ferro Specialty have been opened and are operational.

(f)Evidence that the fees, costs and expenses then due from Ferro Italy and/or Ferro Specialty pursuant to Clause 18 (Fees) of the Amended and Restated RPSA have been paid or will be paid by the Effective Date.

(g)The Spanish Originator Portfolio Deposit for Ferro Specialty.

(h)A copy of any other authorisation or other document, opinion or assurance which the Transaction Administrator or the Purchaser considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

RECEIVABLES PURCHASE and Servicing Agreement
dated 5 December 2018, as amended on 7 October 2019, as amended and restated ON 20 december 2019, 20 JULY 2020 and 18 December 2020

Between

Ferro Specialty Materials Spain S.L.U.

Ferro Performance Pigments Spain S.L.U.

(as Spanish Originators and Spanish Servicers)

Ferro Performance Materials Italy S.R.L.

(as Italian Originator and Italian Servicer)

Ferro GmbH

(as German Originator and German Servicer)

Ferro Receivables LLC

(as US Originator)

Ferro Corporation

(as US Servicer and as Performance Guarantor)

ING Belgique SA/NV

(as Purchaser)

and

ING Belgique SA/NV

(as Transaction Administrator)

Contents

Clause Page

1.Interpretation5

2.Purchases7

3.Terms and Conditions Governing Purchases8

4.Consequences of the Purchases9

5.Purchase Price12

6.Services13

7.Repurchase Option15

8.Waterfall16

9.Ledgers18

10.Settlement (Purchaser acting as the case may be on behalf of MBCC)22

11.Cash Sweep (Purchaser acting as the case may be on behalf of MBCC)23

12.Representations24

13.Undertakings25

14.Credit Enhancements25

15.Termination27

16.Euro Area Risk28

17.Survival of Clauses29

18.Fees29

19.Tax30

20.Increased Costs33

21.Other Indemnities35

22.Limited Recourse36

23.Role of the Transaction Administrator38

24.Communications42

25.Partial Invalidity45

26.Remedies and Waivers45

27.Originators’ Agent45

28.Amendments46

29.Assignments47

30.Confidentiality48

31.Counterparts49

32.Governing Law49

33.Jurisdiction50

34.No Proceedings.50

Schedule

1.Definitions51

2.Eligibility Criteria71

Part 1Eligibility Criteria for Purchase71

Part 2Eligibility Criteria for the purpose of the calculation of the GIPP75

3.Conditions Precedent76

Part 1Conditions Precedent to the Purchaser’s Obligation to Buy76

Part 2Conditions Precedent Required to be Delivered by an Additional Originator78

4.Services80

5.Purchase Price83

Part 1Calculation of the Purchase Price83

Part 2Calculation specificities and applied parameters for the calculation of the purchase price93

Part 3Calculation and payment report94

6.Representations95

Part 1General Representations and Warranties of each Originator, each Servicer and the Performance Guarantor95

Part 2Receivables Representations and Warranties100

7.Form of Accession Letter102

8.Undertakings104

9.Credit Enhancement Events115

10.Termination Events116

11.Credit and Collection Policies and General Terms and Conditions120

Part 1Description of the Credit and Collection Policies of each originator120

Part 2General Terms and Conditions of each originator124

12.Form of Transfer Documents139

Part 1Italian Formalities139

Part 2Spanish formalities150

13.Form of Solvency Certificate155

14.Historical Data of the Initial Originator Portfolio157

15.List of Dedicated Collection Accounts158

16.Template Report160

17.Obligor Notices162

Part 1Italian Obligor Notice162

Part 2Spanish Obligor Notice164

18.Compliance Certificate166

19.Receivables Report167

20.Collections Report171

THIS RECEIVABLES PURCHASE AND SERVICES AGREEMENT (this Agreement) dated 5 December 2018, as amended on 7 October 2019, as further amended and restated on 20 December 2019 and 20 July 2020, and 18 December 2020, is made by and between:

(9)Ferro Specialty Materials Spain S.L.U., a limited liability company (sociedad limitada) organized under the laws of Spain having its registered office at Carretera de Valencia-Barcelona Km 61, 12550, Almassora, Castellón, Spain, with Spanish tax ID (N.I.F.) number B-84871029 (as Spanish Originator and as Spanish Servicer) (also referred to as Ferro Specialty);

(10)Ferro Performance Pigments Spain S.L.U., a limited liability company (sociedad limitada) organized under the laws of Spain having its registered office at Calle Vitoria-gasteiz, 19, Laudio/llodio, 01400, Araba/Alava, Spain, with Spanish tax ID (N.I.F) number B01254689 (as Spanish Originator and Spanish Servicer) (as Spanish Originator and Spanish Servicer) (together with Ferro Specialty, the Spanish Originators and the Spanish Servicers) (also referred to as Ferro Performance Pigments Spain);

(11)Ferro Performance Materials Italy S.R.L., a limited liability company (società a responsabilità limitata) organised under the laws of Italy, having its registered office at Via 2 Giugno 15/H-15/L, Fiorano Modenese (MO), Italy, registered with the Companies’ Register of Modena under number 03913870360 (the Italian Originator and the Italian Servicer);

(12)Ferro GmbH, a limited liability company (gesellschaft mit beschränkter Haftung) organised under the laws of Germany, having its registered office at Gutleutstr. 215, 60327 Frankfurt am Main, Germany, registered with the commercial register at the local court of Frankfurt am Main under number HRB 52800 (the German Originator and the German Servicer);

(13)Ferro Receivables LLC, a Delaware limited liability company, having its registered office at c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, USA and its chief executive office at 6060 Parkland Boulevard, Suite 250, Mayfield Heights, OH 44124, USA (the US Originator);

(14)Ferro Corporation, an Ohio corporation, having its chief executive office at 6060 Parkland Boulevard, Suite 250, Mayfield Heights, OH 44124, USA (the US Servicer and the Performance Guarantor) (herein also referred to as Ferro US);

(15)ING Belgique SA/NV, a credit institution incorporated under the laws of Belgium having its statutory seat at avenue Marnix 24, 1000 Brussels, Belgium, registered with the register of legal entities under number 0403.200.393 (the Purchaser); and

(16)ING Belgique SA/NV, a credit institution incorporated under the laws of Belgium having its statutory seat at avenue Marnix 24, 1000 Brussels, Belgium, registered with the register of legal entities under number 0403.200.393 (the Transaction Administrator).

The persons referred to under paragraphs (1) to (5) above are together referred to as the Originators and each individually as an Originator. The persons referred to under paragraphs (1) to (4) and (6) above are together referred to as the Servicers and each individually as a Servicer.

WHEREAS:

(A)Each Originator (other than the US Originator) originates trade receivables owed by Obligors (as defined herein) as a result of the sales of goods by such Originator in the course of its business or, in the case of the US Originator, acquires trade receivables owed by such Obligors under the Receivables Sale and Contribution Agreement, between Ferro US, as seller and servicer and the US Originator, as buyer (the Receivables Sale and Contribution Agreement).

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(B)The parties hereto agree, upon the terms and subject to the conditions hereof, that each Originator will sell and assign to the Purchaser on a daily basis trade receivables which satisfy certain eligibility criteria as set forth in this Agreement (the Programme).

(C)Pursuant to a separate Belgian law governed receivables assignment agreement dated 20 July 2020, as amended and/or supplemented from time to time, between the Purchaser, as assignor, and MBCC, as assignee (the Assignee) (the Belgian Receivables Assignment Agreement), the Purchaser reassigns such receivables to MBCC and the Servicers (as defined herein) shall acknowledge hereby such reassignment in accordance with the terms of this Agreement.

(D)The Servicers will act as independent agents within their ordinary course of business on behalf of MBCC, for the benefit and in accordance with the instructions of MBCC as servicers to service and collect the trade receivables sold to the Purchaser under the Programme pursuant to the terms of this Agreement and onwardly reassigned to MBCC under the Belgian Receivables Assignment Agreement. By means of this Agreement, the Servicers hereby acknowledge such reassignment without the need of any further formality and/or action from MBCC.

IT IS AGREED as follows:

1.Interpretation

1.1Definitions

In this Agreement capitalised terms have the meanings given to them in Schedule 1 (Definitions), unless otherwise defined herein.

1.2Interpretation

Unless stated to the contrary or the context requires otherwise, in this Agreement (including its preamble and its schedules):

(a)a reference to a Clause or a Schedule is a reference to a clause or a schedule to this Agreement;

(b)a reference to this Agreement shall include its preamble and schedules;

(c)the index and the headings are for convenience or reference only and shall not be used in construing this Agreement;

(d)words appearing in a language other than English shall have the meaning ascribed to them under the law of the corresponding jurisdiction and such meaning shall prevail over their translation into English, if any;

(e)a reference to set-off shall include corresponding rights and powers under applicable law;

(f)a reference to an Originator, a Servicer, the Transaction Administrator, the Performance Guarantor, the Purchaser,  MBCC or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of its rights and/or obligations under the Transaction Documents;

(g)a reference to a Transaction Document or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

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(h)a reference to a provision of law (including without limitation any sanctions laws, regulations or restrictive measures) shall mean such provision, as amended, supplemented, substituted or re-enacted from time to time;

(i)a reference to Parties shall be constructed as reference to the parties to the Agreement; and Party means any of the Parties;

(j)a reference to a time of day shall be construed as a reference to time in Belgium; and

(k)all periods of time shall be calculated from midnight to midnight. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is not a Business Day, the expiration date shall be postponed until the next Business Day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)).

1.3Spanish terms

(a)a  winding-up,  administration or dissolution includes, without limitation, insolvency (concurso, con independencia de su carácter necesario o voluntario), any notice to a competent court pursuant to article 583 of the Spanish Insolvency Law and its "solicitud de inicio de procedimiento de concurso", "auto de declaración de concurso" and "convenio judicial con acreedores, liquidation, composition with creditors (acuerdo colectivo de refinanciación) or any arrangement in accordance with articles 598 et seq. and articles 609 et seq. of the Spanish Insolvency Law moratorium or suspension of payments, controlled management (“intervención administrativa o judicial”), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally and a winding-up in accordance with the articles of the Title X of the Spanish Companies Act;

(b)a  receiver,  administrative receiver,  administrator or the like includes, without limitation, administración del concurso, administrador concursal or any other person performing the same function;

(c)a  composition,  compromise,  assignment or arrangement with any creditor includes, without limitation, the celebration of a  convenio de acreedores in the context of a  concurso;

(d)a  matured obligation includes, without limitation, any crédito líquido vencido y exigible;

(e)Security includes, without limitation, any prenda (con o sin desplazamiento posesorio), hipoteca, garantía financiera pignoraticia and any other garantía real o personal, derecho de retención, crédito privilegiado, preferencia en el orden de prelación de créditos or other transaction having the same effect as each of the foregoing; and

(f)a person being unable to pay its debts includes that person being in a state of insolvencia or concurso.

1.4Italian terms

(a)an insolvency proceeding includes, concordato preventivo,  concordato fallimentare, restructuring proceeding pursuant to article 67, paragraph 3, lett. D) and article 182-bis of the Italian Bankruptcy Law, liquidazione coatta amministrativa,  amministrazione straordinaria,  amministrazione straordinaria delle grandi imprese in stato di insolvenza, or any other similar proceedings;

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(b)a  winding-up,  administration or dissolution includes, without limitation, liquidazione, amministrazione straordinaria, scioglimento or any other similar proceedings;

(c)a  receiver,  administrative receiver,  administrator or the like includes, without limitation, liquidatore, curatore fallimentare, commissario giudiziale, or any other person performing the same function;

(d)a  composition,  compromise,  assignment, or arrangement with any creditor includes, without limitation, the celebration of a concordato preventivo in the context of a concordato or accordo di ristrutturazione stragiudiziale or any other similar proceedings;

(e)a  matured obligation includes, without limitation, any credito liquido certo ed esigibile;

(f)Security includes, without limitation, any pegno, ipoteca, privilegio, fideiussione including any other garanzia reale o personale or other transaction having the same effect as each of the foregoing; and

(g)a person being unable to pay its debts includes that person being in a state of insolvenza or soggetta a procedure concorsuali.

2.Purchases

(a)On each Purchase Date, each Originator, as absolute legal and beneficial owner with full title guarantee, hereby irrevocably sells, transfers and assigns absolutely and subject to no further conditions to the Purchaser, all of such Originator’s right, title, interest and benefit in and to all Receivables that:

(i)exist or will exist, and in respect of which such Originator or any Servicer has issued or will issue an Invoice;

(ii)are identified by such Originator as Eligible Receivables; and

(iii)have not been previously acquired by the Purchaser,

in each case subject to the terms and conditions set out in this Agreement and in accordance with:

(i)Law 52/91, in respect of the Receivables and future Receivables sold, transferred and assigned or to be sold, transferred and assigned by the Italian Originator, by means of the execution of respectively an Initial Italian Purchase Agreement or an Additional Italian Purchase Agreement between the Italian Originator and the Purchaser, and further in compliance with the formalities and provisions set out in Part 1 of Schedule 12 (Form of Transfer Documents);

(ii)the Third Additional Provision (Disposición Adicional Tercera) of Spanish Act 1/1999 and articles 1526 et seq. of the Spanish Civil Code, in respect of the Receivables and future Receivables sold, transferred and assigned or to be sold, transferred and assigned by the Spanish Originators, by means of the execution of an Additional Spanish Purchase Agreement between the Spanish Originators and the Purchaser, and further in compliance with the formalities and provisions set out in Part 2 of Schedule 12 (Form of Transfer Documents);

(iii)German law, in respect of the Receivables and future Receivables sold, transferred and assigned or to be sold, transferred and assigned by the German Originator (as legal and beneficial owner (rechtlicher und wirtschaftlicher Eigentümer)); and

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(iv)in respect of any Additional Originator, in accordance with any regulation or formalities set out or referred to in the Accession Letter executed by such Additional Originator.

(b)Subject to the provisions of this Agreement, the Purchaser hereby accepts the initial sale, transfer and assignment on the First Purchase Date and all such successive sales, transfers and assignments on each Purchase Date thereafter. The German Originator waives the receipt (Zugang) of the acceptance in accordance with Section 151 of the German Civil Code (BGB) on each Purchase Date following the First Purchase Date.

3.Terms and Conditions Governing Purchases

3.1General principles underlying the purchases

(a)Information related to the Receivables of each Originator shall be provided by such Originator or the relevant Servicer in accordance with the terms and conditions of the Transaction Documents or, as required by the Purchaser or MBCC following the termination of the appointment of a Servicer, by any Backup Servicer appointed for such purpose by the Purchaser and MBCC. In the latter case, the Programme shall be managed on the basis of the available information only.

(b)Prior to the occurrence of a Termination Event, the Purchaser shall purchase Eligible Receivables from each Originator on each Purchase Date.

3.2Purchase of the Initial Originator Portfolio

(a)Subject to the terms of this Agreement, on the First Purchase Date, the Purchaser shall purchase from each Originator its respective Initial Originator Portfolio.

(b)The obligation of the Purchaser to buy the Initial Originator Portfolio from each Originator is subject to the receipt by the Purchaser of all of the documents and other evidence listed in Schedule 3 (Conditions Precedent to the Purchaser’s obligation to buy) (as from time to time further specified in any corresponding conditions precedent schedule provided in any amendment agreement (including the Amendment Agreement)), to the satisfaction of or waiver by, the Purchaser. The Purchaser shall notify the Transaction Administrator and the Servicers promptly upon being so satisfied, such date, the Conditions Precedent Delivery Date.

(c)By no later than 10:00 a.m. CET on the first Transmission Date, each Servicer must send to the Purchaser and the Transaction Administrator an electronic file in a .CSV format that substantially includes the information mentioned in paragraph (b) of the definition of Receivables Report (in addition to the Template Reports on the performance of the Initial Originator Portfolios), as well as a Template Report, regarding the relevant Initial Originator Portfolio.

(d)Upon receipt of the documents referred to in paragraph (c) above, the Transaction Administrator shall calculate, in respect of each Originator, each Initial Purchase Price (IPP) in the relevant Eligible Currency, in each case, in respect of the Eligible Receivables comprising the relevant Initial Originator Portfolio (such calculation to be made in accordance with the methodology set out in Schedule 5  (Purchase Price)). By no later than 10:00 CET on the first Calculation Date and subject to receipt of the documents referred to in paragraph (c) above, the Transaction Administrator shall send a Calculation and Payment Report to the Purchaser, the Servicers and the Originators.

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(e)The obligation of each Originator to sell the Initial Originator Portfolio to the Purchaser is subject to the receipt by electronic mail by such Originator of the Calculation and Payment Report referred to in paragraph (d) above.

3.3Purchases of Receivables other than the Initial Originator Portfolio

(a)Each Servicer must send to the Purchaser and the Transaction Administrator a Receivables Report by electronic mail in a .CSV format, as well as a Template Report, by no later than 16:00 CET on each Transmission Date in relation to the Calculation Period preceding such Transmission Date.

(b)By no later than 16:00 CET on each Calculation Date, subject to its receipt of the relevant Receivables Report, the Transaction Administrator must prepare and send a Calculation and Payment Report to the Purchaser, each Servicer and each Originator, by electronic mail notifying them of each Purchase Price in the relevant Eligible Currency, in each case in respect of the relevant Eligible Receivables sold during the immediately preceding Calculation Period (both calculated in accordance with the calculation principles set out in Schedule 5  (Purchase Price).

(c)The Purchaser and the Transaction Administrator may by notice to a Servicer defer the Settlement Date, as necessary in the event that the relevant Receivables Report is not timely or properly delivered or incomplete. Any deferral shall be binding on all Parties, and shall be without prejudice to the obligations of the Originators and the Servicers to indemnify the Purchaser and the Transaction Administrator against the losses that may result from such delay or to pay late payment interest on any amount payable by any of them under this Agreement and without prejudice to the other rights of the Purchaser and the Transaction Administrator under this Agreement.

3.4No joint and several liability of the Originators and the Servicers

The obligations of each Originator and each Servicer under the Transaction Documents to which it is a party are several, and not joint and several. Failure by an Originator or a Servicer to perform its obligations under the Transaction Documents to which is it a party does not affect the obligations or the liability of any other Originator or Servicer. An Originator or a Servicer is not responsible for the performance of the obligations of any other Originator or Servicer under the Transaction Documents to which is it a party.

4.Consequences of the Purchases

4.1Sale

(a)The Parties confirm that it is their intention to achieve an effective outright assignment and transfer of legal title to the Purchased Receivables, and not to grant a Security as security for any of the Originators’ or the Servicers’ obligations (as an assignment by way of security or other security arrangement). The Purchaser will have full title and interest in the Purchased Receivables as a result of the sale made under this Agreement. The Purchaser shall enjoy complete and exclusive control over the Purchased Receivables. The Purchaser shall, in particular, be free to dispose of the Purchased Receivables as it sees fit in its sole discretion and shall be fully entitled to receive and retain for its own account the Collections in respect of such Purchased Receivables. In connection with any further disposal by the Purchaser (in particular (but not limited) under paragraph (b)below), the Purchaser may disclose such information, other than personal data (as defined in accordance with all applicable data protection laws) about the Originators, the Servicers and the Purchased Receivables as the Purchaser considers appropriate. Each Originator

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and Servicer waives any right it may have to demand rescission of the sale of Purchased Receivables hereunder.

(b)The Purchaser shall be entitled to sell, assign or transfer, wholly or partially, its rights, interest in or title to the Purchased Receivables (in particular (but not limited to) pursuant to the Belgian Receivables Assignment Agreement) without any requirement for the consent of any of the Originators, Servicers or Obligors. Following such a sale, assignment or transfer, each of the Transaction Administrator, the Originators and the Servicers agrees that any assignee or transferee of all or any of the Purchased Receivables hereunder shall have all of the rights and benefits and be bound by all of the obligations and duties in respect of the Purchased Receivables so assigned or transferred as if the term ‘Purchaser’ explicitly refers to such assignees or transferees, and no such assignment shall in any way impair the rights or the benefits of the Purchaser from time to time hereunder.

(c)The Purchaser has the right to service, monitor and administer the collection of Purchased Receivables and perform any other actions in relation thereto at its sole discretion.

(d)Notwithstanding any other provision of this Agreement, the Purchaser shall bear the credit risk allocated to the debtor of each Receivable sold, transferred and assigned to the Purchaser pursuant to this Agreement.

4.2US Security Interest

(a)If, notwithstanding the intent of the parties stated in Clause 4.1(a), the sale, assignment and transfer of any Purchased Receivables transferred by the US Originator to the Purchaser hereunder is not treated as a sale for all purposes (except under United States federal, and applicable state and local tax law), then such sale, assignment and transfer of such Purchased Receivables shall be treated as the grant of a security interest by the US Originator to the Transaction Administrator (for the benefit of the Purchaser) to secure the payment and performance of all the US Originator’s obligations to the Transaction Administrator and the Purchaser hereunder and under the other Transaction Documents. Therefore, as security for the performance by the US Originator of all the terms, covenants and agreements on the part of the US Originator to be performed under this Agreement or any other Transaction Document, the US Originator hereby grants to the Transaction Administrator for its benefit and the benefit of the Purchaser, a continuing security interest in, all of the US Originators right, title and interest in, to and under (collectively, the US Support Assets) (i) all of the Purchased Receivables transferred by the US Originator to the Purchaser, whether now or hereafter owned, existing or arising, (ii) all Associated Rights with respect to such Purchased Receivables, (iii) all Collections with respect to such Purchased Receivables, (iv) the Dedicated Collection Account owned by the US Originator and all amounts on deposit therein, (v) all rights (but none of the obligations) of the US Originator under the Receivable Sale and Contribution Agreement, (vi) all other personal and fixture property or assets of the US Originator of every kind and nature, including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

(b)The Transaction Administrator (for the benefit of itself and the Purchaser) shall have, with respect to all the US Support Assets, and in addition to all the other rights and remedies available to the Transaction Administrator (for the benefit of itself and the Purchaser), all

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the rights and remedies of a secured party under any applicable UCC. The US Originator hereby authorizes the Transaction Administrator to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

4.3Ineligible Receivables for Purchase

(a)Should the Receivables Report or the Calculation and Payment Report referred to under Clause 3  (Terms and Conditions Governing Purchases) contain any data regarding Receivables which are Ineligible Receivables for Purchase on the relevant Purchase Date then as soon as any Party becomes aware of the ineligibility of those Receivables, such Party shall immediately inform the other Parties thereof.

(b)If a Party only becomes aware of the ineligibility of one or more Ineligible Receivables for Purchase referred to in paragraph (a)above after they have been taken into account to determine the Purchase Price in accordance with Clause 5  (Purchase Price), an amount corresponding to (i) the Purchase Price in the Eligible Currency of funding of such Ineligible Receivable for Purchase that has been paid erroneously for such Ineligible Receivable for Purchase, plus (ii) the amount of all costs, fees, taxes (except to the extent such taxes are Excluded Taxes or are refundable or creditable upon a retransfer of such Ineligible Receivables for Purchase) and expenses and liabilities incurred by the Purchaser in connection with the purchase, the holding and re-transfer of such Ineligible Receivables for Purchase, shall be credited in favour of the Purchaser to the relevant Ledger corresponding to such Eligible Currency in accordance with Clause 9  (Ledgers). If at the time of such credit, any Collections in relation to such Ineligible Receivables for Purchase have been credited in favour of the Purchaser to such Ledger, an amount equal to such Collections will be credited to such Ledger in favour of the relevant Servicer for further credit to the relevant Originator on the immediately following Settlement Date.

(c)Upon, and subject to, the full payment of the amounts as set out in this Clause 4.3, the Purchaser shall simultaneously resell, re-assign and re‑transfer the relevant Ineligible Receivables for Purchase to the relevant Originator. Such Originator agrees to repurchase such Ineligible Receivables for Purchase on such Settlement Date or on such other date as may be agreed between the Parties. The Purchaser shall perform such steps and deliver such documents as may be reasonably necessary to give effect to any such re-sales, re-assignments and re-transfers to such Originator. Such reassignment is subject to (i) the Purchaser repurchasing the relevant Ineligible Receivables from MBCC pursuant to the Belgian Receivables Assignment Agreement and (ii) the relevant Originator reimbursing the costs and expenses (other than Excluded Taxes) of such repurchase from MBCC.

4.4U.S. Tax Treatment

(a)It is the intention of the Parties to this Agreement that, for purposes of U.S. federal income tax and state and local taxes measured by net income, each sale, assignment and transfer of Purchased Receivables by the US Originator will be treated as a loan from the Purchaser (or its assignee) to the US Originator (or, if the US Originator is disregarded as separate from Ferro US for U.S. income tax purposes, Ferro US) under applicable tax laws (it being understood that all payments to the Purchaser (or its assignee), in its capacity as such, of Costs under this Agreement or the other Transaction Documents shall be deemed to constitute interest payments or other payments in connection with such loan), and none of the Parties (or their assignees) shall take any position inconsistent therewith for such tax purposes, unless otherwise required by applicable laws as confirmed in the opinion of nationally recognized tax counsel and the person taking any such inconsistent position provides written advance notice to the other affected Parties of such change in position, it

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being understood that the Parties to this Agreement will otherwise defend in good faith such agreed-upon position prior to such change in position.

(b)The Parties to this Agreement agree to treat each sale, assignment and transfer of Purchased Receivables by the US Originator, for purposes of U.S. federal income tax and state and local taxes measured by net income, and for state and local sales and other transactional tax purposes, as creating indebtedness of the US Originator (or, if the US Originator is disregarded as separate from Ferro US for U.S. income tax purposes, Ferro US) secured by the US Support Assets. Accordingly, the US Originator (or, if applicable, Ferro US), rather than the Transaction Administrator, the Purchaser (or its assignee) or any other affected Party, shall be entitled to and shall retain the benefit of (1) any bad debt deduction for written-off receivables for purposes of U.S. federal income tax and state and local taxes measured by net income and (2) any deduction, credit or refund with respect to state and local sales and other transactional taxes paid or collected and remitted to the appropriate Governmental Authority on written-off receivables. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

5.Purchase Price

5.1General

(a)The Purchase Price for consideration of acquiring the Eligible Receivables in each Eligible Currency is based on the Outstanding Nominal Value of the Eligible Receivables in such Eligible Currency and comprises more specifically:

(i)IPP in the relevant Eligible Currency payable in accordance with the provisions of Clause 5.2  (Initial Purchase Price and Global Initial Purchase Price); and

(ii)deferred purchase price (DPP) in the relevant Eligible Currency payable in accordance with the provisions of Clause 5.3  (Global Deferred Purchase Price).

(b)Price determinations are made for the sum of the Global Portfolio in respect of each Eligible Currency as a whole acquired from the Originators, and not separately for each Receivable.

(c)The determination of IPP and DPP in respect of the Receivables in each corresponding Eligible Currency shall be made by the Transaction Administrator in accordance with the calculation principles included in Schedule 5  (Purchase Price) and shall be set out in the relevant Calculation and Payment Report.

5.2Initial Purchase Price and Global Initial Purchase Price

(a)In respect of the Initial Originator Portfolio

Each IPP in respect of the Receivables in the relevant Eligible Currency in the Initial Originator Portfolio is calculated by the Transaction Administrator as set out in Clause 3.2(d) and Schedule 5  (Purchase Price). Clause 5.2(b)(iv) applies mutatis mutandis.

(b)In respect of Receivables other than the Initial Originator Portfolio

(i)IPP is the first part of the Purchase Price payable for the Global Portfolio in the relevant Eligible Currency on a Settlement Date.

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(ii)IPP is calculated on each Calculation Date in accordance with Schedule 5  (Purchase Price), and is paid in accordance with Clauses 8  (Waterfall) and 9  (Ledgers).

(iii)The computation of IPP by the Transaction Administrator shall bind the Parties except in case of manifest error.

(iv)At any Calculation Date, GIPP will be calculated by the Transaction Administrator in accordance with Schedule 5  (Purchase Price).

5.3Global Deferred Purchase Price

(a)At any Calculation Date, GDPP applicable to the Global Portfolio in the relevant Eligible Currency will be calculated by the Transaction Administrator in accordance with Schedule 5  (Purchase Price).

(b)Each Instalment of GDPP in the relevant Eligible Currency is determined and payable by the Purchaser on each Settlement Date in accordance with Clauses 8  (Waterfall) and 9  (Ledgers).

(c)From the occurrence of a Termination Date, no further Instalments of GDPP shall be paid unless and until the balance of GIPP for all Eligible Currencies has been reduced to zero and any credit balance of the Ledgers has been duly paid to the Purchaser. Thereafter, Instalment of GDPP will be determined by the Transaction Administrator and payable on each Settlement Date in accordance with Clauses 8  (Waterfall) and 9  (Ledgers).

(d)No interest will be paid by the Purchaser on the GDPP.

6.Services

6.1Appointment of Servicer

(a)Subject to the conditions of this Agreement and until termination of a Servicer’s appointment pursuant to Clause 14.2(c), the Purchaser and MBCC (in respect of the Receivables assigned by the Purchaser to MBCC pursuant to the Belgian Receivables Assignment Agreement) hereby appoint:

(i)the Italian Servicer as their servicer in respect of the Receivables of the Italian Originator, and hereby authorise the Italian Servicer to provide the Services in the name and on behalf of the Purchaser and MBCC;

(ii)each Spanish Servicer as their servicer in respect of the Receivables of the corresponding Spanish Originator, and hereby authorise each Spanish Servicer, acting as an independent agent within their ordinary course of business, to provide the Services on behalf of the Purchaser and MBCC;

(iii)the German Servicer as their servicer in respect of the Receivables of the German Originator, and hereby authorise the German Servicer, acting as independent agent within its ordinary course of business, to provide the Services on behalf of the Purchaser and MBCC; and

(iv)the US Servicer as their servicer in respect of the Receivables of the US Originator, and hereby authorise the US Servicer, acting as independent agent within its ordinary course of business, to provide the Services on behalf of the Purchaser and MBCC.

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(b)Each Servicer hereby accepts such appointment by the Purchaser and MBCC on the terms and subject to the conditions of this Agreement.

6.2General duties of the Servicers

(a)Without prejudice to the generality of Clause 6.1  (Appointment of Servicer), the duties of the Servicers shall include the provision of the Services.

(b)From (i) the Signing Date, with respect to each Servicer (other than the US Servicer, the German Servicer, the Italian Servicer, Ferro Specialty and Ferro Performance Pigments Spain), (ii) the First Restatement Date, with respect to the German Servicer and Ferro Performance Pigments Spain, (iii) the Second Restatement Date, with respect to the US Servicer, and (vi) the Third Restatement Date, with respect to the Italian Servicer and Ferro Specialty, until the termination of its appointment in accordance with Clause 14.2(c), each Servicer shall, subject to the terms and conditions of this Agreement, have the full power, authority and right to do or cause to be done any and all things which the Servicer reasonably considers necessary, convenient or incidental to:

(i)the Services; or

(ii)the performance of its other duties and obligations under this Agreement.

(c)Notwithstanding anything in this Agreement, a Servicer shall not perform any act or omit to perform any act if such act or omission would result in a breach by it of any provision of a Transaction Document to which is it a party or is reasonably expected to prejudice any rights of the Purchaser under any Transaction Document to which is it a party and shall take any and all reasonable steps required to be taken by it to ensure that the rights of the Purchaser under the Transaction Documents to which is it a party are not prejudiced.

(d)Any provision of this Agreement that provides that a Servicer is acting for (or on behalf of) an Originator shall be construed as meaning that (i) the Italian Servicer is acting only for (or on behalf of) the Italian Originator, (ii) each Spanish Servicer is acting only for (or on behalf of) the corresponding Spanish Originator, (iii) the German Servicer is acting only for (or on behalf of) the German Originator, and (iv) the US Servicer is acting only for (or on behalf of) the corresponding US Originator. Notwithstanding anything to the contrary in this Agreement, the Italian Servicer shall provide the Services only in respect of the Receivables of the Italian Originator, a Spanish Servicer shall provide the Services only in respect of the Receivables of the corresponding Spanish Originator, the German Servicer shall provide Services only in respect of the Receivables of the German Originator and the US Servicer shall provide Services only in respect of the Receivables of the US Originator.

6.3Sub-delegation

(a)A Servicer shall not sub-contract or delegate the performance of any of its obligations under this Agreement without the prior written approval of the Purchaser (and such approval is not to be unreasonably withheld and/or delayed), save for (i) any sub-contracting or delegation to a person or entity within the Group and (ii) any Service the performance of which has been delegated by any Originator to Capgemini prior to, on or after (1) the Signing Date, with respect to each Originator (other than the US Originator, the German Originator, the Italian Originator, Ferro Specialty and Ferro Performance Pigments Spain), (2) the First Restatement Date, with respect to the German Originator and Ferro Performance Pigments Spain, (3) the Second Restatement Date, with respect to the US Originator, and (4) the Third Restatement Date, with respect to the Italian Originator and Ferro Specialty, and for so long as Capgemini does not act in its own name

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in the performance of such Service. Each Servicer shall however be entitled (and required) to avail itself of duly licensed parties if required in compliance with the obligations included in this Agreement in connection with the performance of the Services hereunder.

(b)Each Servicer shall, where any or all of its obligations hereunder have been sub-contracted in accordance with paragraph (a) above, remain fully liable to the Purchaser and MBCC to the same extent and under the same terms as if such Servicer itself was servicing the Purchased Receivables.

(c)In the case of any sub-contracting or delegation in accordance with this Clause 6.3, (i) any reference to a Servicer shall include a reference to any such sub-servicer, to the extent appropriate, and (ii) such Servicer shall procure that any such sub-servicer shall comply with the terms of this Agreement to the extent that such terms apply to the Services that are sub‑contracted or delegated.

6.4Servicing Fee

(a)The Services will be performed by each Servicer for a servicing fee in each Eligible Currency equal to (VAT excluded, to the extent applicable) the product of:

(i)0.25% per annum;

(ii)the Global Portfolio in respect of the relevant Eligible Currency as of the previous Calculation Date; and

(iii)the number of days in the relevant Funding Period / 360.

(b)Each Servicer undertakes that it shall incur, for its own account, any costs, expenses and charges in connection with the collection and enforcement of any Purchased Receivable and the Purchaser’s rights and remedies in relation thereto. The Servicer shall have no recourse or claim for indemnification or payment against the Purchaser in respect of such costs, expenses and charges.

(c)The Servicing Fee in the relevant Eligible Currency is payable by the Purchaser on each Settlement Date. On each Settlement Date, each Servicer may allocate an amount equal to the Servicing Fee from the Available Amounts corresponding to such Eligible Currency as payment by the Purchaser of such Servicing Fee, provided that the Available Amounts are sufficient for such purpose and such allocation is consistent with the priority of payments and allocations described in Clause 8  (Waterfall), 9  (Ledgers) and 10  (Settlement). The Purchaser is released of its obligation to pay the Servicing Fee on the relevant Settlement Date to the extent a Servicer has allocated such an amount for such purpose.

6.5Termination of appointment of a Servicer

(a)A Servicer may not terminate its appointment.

(b)The Purchaser or MBCC may, by written notice to a Servicer, terminate the appointment of such Servicer after the occurrence of a Credit Enhancement Event pursuant to Clause 14.2(c).

7.Repurchase Option

(a)After the Termination Date, the Originators (or the Servicers on behalf of the Originators) may, by sending a written notice not less than five Business Days before the requested repurchase date, request the Purchaser to sell all outstanding Purchased Receivables

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originating from the Italian Originator and/or the Spanish Originators and/or the German Originators and/or the US Originator at a fair market repurchase price plus any additional costs and taxes resulting from such sale, subject to (i) the Purchaser having repurchased the Global Portfolio from MBCC in accordance with the provisions of the Belgian Receivables Assignment Agreement under equivalent conditions, (ii) the Purchase Price in respect of such Purchased Receivables having been paid by the Purchaser to the relevant Originator and (iii) the credit balance of each Ledger (taking into account the treatment of that repurchase price as a Collection) having been duly paid to the Purchaser at the latest at the Settlement Date prior to such repurchase.

(b)The Purchaser shall be free to accept or reject any request made pursuant to paragraph (a) above at its absolute discretion. The Purchaser shall notify the relevant Originator and Servicer of any decision made pursuant to paragraph (a)above not later than three Business Days after the receipt of the relevant request. Such purchase is subject to the Purchaser repurchasing the relevant Purchased Receivables from MBCC pursuant to the Belgian Receivables Assignment Agreement.

(c)The relevant Originator must pay the repurchase price referred to in paragraph (a) above on the Settlement Date immediately following the repurchase date proposed by such Originator and accepted by the Purchaser or on any later date as agreed between the Purchaser and the relevant Originator and/or Servicer pursuant to Clauses 8  (Waterfall), 9  (Ledgers) and 10  (Settlement).

8.Waterfall

(a)Prior to the occurrence of a Termination Event and in accordance with Schedule 5  (Purchase Price), the Available Amount in the relevant Eligible Currency (increased by any Available Amount in any other Eligible Currency, to the extent that all payments or the allocations from such Available Amount have been fully made, converted on the basis of the relevant Exchange Rate) shall be applied, on each Settlement Date to the payments or allocations to be made by each Servicer on behalf of itself and the relevant Originator in the following order of priority to the extent that the payments or the allocations ranking higher have been made in full:

(i)to pay all liabilities then due and payable on account of any Tax and VAT due by such Originator or Servicer denominated in such Eligible Currency in relation to the Programme;

(ii)to pay the Costs (other than any Servicing Fee) then due and payable to the Transaction Administrator and the Purchaser denominated in such Eligible Currency;

(iii)to allocate in or towards having such Servicer retain an amount equal to its Servicing Fee due by the Purchaser in such Eligible Currency;

(iv)to pay the Indemnities denominated in such Eligible Currency that were left unpaid by such Originator and/or such Servicer;

(v)to allocate in or towards having such Originator retain an amount equal to the Minimum Initial Purchase Price in such Eligible Currency;

(vi)to pay any repurchase price to the Purchaser pursuant to paragraph 7(a) of Clause 7  (Repurchase Option);

(vii)to allocate in or towards having such Originator retain an amount equal to the Decrease of the GIPP in such Eligible Currency;

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(viii)to pay any other amount denominated in such Eligible Currency due to the Purchaser that is left unpaid;

(ix)to allocate in or towards having such Originator retain an amount equal to Incremental Initial Purchase Price in such Eligible Currency;

(x)to cover the amount in such Eligible Currency of any Shortfall (other than a Shortfall in such Eligible Currency); and

(xi)to allocate in or towards payment by the Purchaser to such Originator of the Instalment of GDPP in such Eligible Currency.

(b)After the occurrence of a Termination Event and in accordance with Schedule 5  (Purchase Price), the Available Amount in the relevant Eligible Currency (increased by any Available Amount in any other Eligible Currency, to the extent that all payments or the allocations from such Available Amount have been fully made, converted on the basis of the relevant Exchange Rate) shall be applied on each Settlement Date to the payments or allocations in the following order of priority to the extent that the payments or the allocations ranking higher have been made in full:

(i)to allocate in or towards having the Backup Servicer retain an amount equal to the Backup Servicing Costs (if any) due by the Purchaser and MBCC denominated in such Eligible Currency;

(ii)to pay all liabilities then due and payable on account of any Tax and VAT due by the Originators or the Servicers denominated in such Eligible Currency in relation to the Programme;

(iii)to pay the Costs (other than any Servicing Fee and Backup Servicing Costs) then due and payable to the Transaction Administrator and the Purchaser denominated in such Eligible Currency;

(iv)to pay the Indemnities denominated in such Eligible Currency that were left unpaid by the Originators and/or the Servicers;

(v)to allocate in or towards having the Originators retain an amount equal to the Minimum Initial Purchase Price in such Eligible Currency;

(vi)to pay any repurchase price to the Purchaser pursuant to paragraph (a) of Clause 7  (Repurchase Option);

(vii)to cover any other amount denominated in such Eligible Currency due to the Purchaser that is left unpaid;

(viii)to allocate in or towards having the Originators retain an amount equal to Incremental Initial Purchase Price in such Eligible Currency;

(ix)to allocate in or towards having the Originators retain an amount equal to the Decrease of the GIPP in such Eligible Currency;

(x)to allocate in or towards having a Servicer retain an amount equal to the Servicing Fee (including any VAT) due by the Purchaser in such Eligible Currency;

(xi)to cover the amount in such Eligible Currency of any Shortfall (other than a Shortfall in such Eligible Currency); and

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(xii)subject to Clause 5.3(c), to allocate in or towards having the Originators retain an amount equal to the Instalment of GDPP in such Eligible Currency to the extent that the balance of each GIPP has been reduced to zero and any credit balance of the Ledgers has been duly paid to the Purchaser.

9.Ledgers

9.1General

(a)The Purchaser (acting as the case may be on behalf of MBCC) and each Servicer, acting as an independent agent within its ordinary course of business and on behalf of itself, and the Originators will enter into a bilateral current account relationship, and the Transaction Administrator must keep and maintain for administrative purposes ledgers per Eligible Currency for each Originator, so that, subject to Clause 10  (Settlement), the payments of the various sums due (i) by an Originator or a Servicer to the Purchaser (acting as the case may be on behalf of MBCC) and the Transaction Administrator or (ii) by the Purchaser (acting as the case may be on behalf of MBCC) to an Originator or a Servicer will take place by booking the amount due on such ledgers (together, the Ledgers).

(b)Any payment in an Eligible Currency shall be entered into the Ledger corresponding to such Eligible Currency and be settled exclusively in such Eligible Currency.

(c)Each Ledger is indivisible. However, for administrative purposes, the subheadings described in Clause 9.2 and 9.3 will be created. The creation of these subheadings will in no way affect the indivisibility of each Ledger.

(d)Other than the amounts referred to in paragraphs (a),  (b) and (c) of Clause 9.2 and paragraphs (c) and (f) of Clause 9.3, the amounts to be booked to a Ledger on any Calculation Date shall include solely those amounts payable on the Settlement Date immediately following such Calculation Date in accordance with and subject to the order of priority and to the extent only that the Available Amount in the relevant Eligible Currency can be allocated to the corresponding item in the order of priority set out in Clauses 8(a) and 8(b).

(e)Unless the amounts referred to in the subheadings (a) to (f) below with respect to the relevant Ledger have been directly transferred to the Purchaser (or to any of its duly appointed agents), the Purchaser (acting as the case may be on behalf of MBCC) shall book the amounts in the relevant Eligible Currency on the Ledger corresponding to such Eligible Currency.

(f)It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in an Eligible Currency will not be entered more than once in the Ledger corresponding to such Eligible Currency.

9.2Amounts to be booked in favour of the Purchaser (acting as the case may be on behalf of MBCC)

(a)Collections (information supplied by each Servicer on behalf of the relevant Originator)

(i)These are the cash payments in the relevant Eligible Currency with respect to the Purchased Receivables in such Eligible Currency, whoever makes such payment and whatever the modalities of such payment are, during the immediately preceding Calculation Period. For the avoidance of doubt, any Suspense Amount received during the immediately preceding Calculation Period (to the extent in such Eligible Currency) will form part of this subheading, but will not be allocated to any Purchased Receivable.

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(ii)The amounts referred to in this paragraph (a) will be deemed to be booked on the Ledger in such Eligible Currency on the Calculation Date preceding the Settlement Date on which they are due to be transferred to the Purchaser pursuant to Clause 10  (Settlement).

(iii)If any Originator breaches its undertaking set out in paragraph 2.3  (Bills of exchange) of Schedule 8 (Undertakings) a Collection shall arise for the Outstanding Nominal Value of the relevant Purchased Receivable in such Eligible Currency and will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the day such a breach arises.

(b)Deemed Collections (information supplied by each Servicer on behalf of the relevant Originator)

(i)This represents the amount by which the Outstanding Nominal Value of Purchased Receivables in such Eligible Currency has been reduced as the consequence of one of the following events:

(A)any Dilution during the immediately preceding Calculation Period, other than the Dilution which has been deducted from the Nominal Value of the Purchased Receivables in such Eligible Currency when calculating the Purchase Price of such Purchased Receivables in such Eligible Currency in accordance with Clause 5  (Purchase Price);

(B)in case of a Purchased Receivable in such Eligible Currency which has been fully or partially paid at the end of the preceding Calculation Period and for which no adjustment of the Outstanding Nominal Value has been made as per Clause 5  (Purchase Price), the amount of the Deemed Collection corresponds to the amount in such Eligible Currency of such total or partial payment;

(C)any set-off agreed by any Originator during the immediately preceding Calculation Period, without prejudice to any set-off prohibition set out in any Transaction Document, or required by operation of law or by a court decision between debts denominated in such Eligible Currency and owed to any Obligor and the Purchased Receivables in such Eligible Currency against such Obligor;

(D)any conflict, claim or dispute has been raised in good faith and in writing by an Obligor in relation to Purchased Receivables in such Eligible Currency during the immediately preceding Calculation Period; or

(E)any other circumstance or event admitted by any Originator or recognised in a court of law during the immediately preceding Calculation Period.

(ii)The Deemed Collections in such Eligible Currency will be treated as a payment made by any Obligor whose Receivables in such Eligible Currency have been purchased.

(iii)The Deemed Collections in such Eligible Currency will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the Calculation Date immediately following the Calculation Period during which the events referred to in paragraph (i) above arise.

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(c)The amount corresponding to the Purchase Price erroneously paid for Ineligible Receivables for Purchase in such Eligible Currency that have been taken into account as Eligible Receivables plus the amount of all costs, fees, expenses, taxes (except to the extent such taxes are Excluded Taxes or refundable or creditable upon a retransfer of such Ineligible Receivables for Purchase) and liabilities in such Eligible Currency incurred by the Purchaser in connection with the purchase, the holding and the re-transfer of such Ineligible Receivables for Purchase

(i)This amount will be treated as a payment by the relevant Originator to the Purchaser.

(ii)This amount will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the day the Purchaser has exercised its rights in accordance with Clause 4.3.

(d)The amount equal to the repurchase price in such Eligible Currency of Purchased Receivables repurchased by an Originator pursuant to paragraph (a) of Clause 7  (Repurchase Option)

(i)This amount will be treated as a payment by the relevant Originator to the Purchaser.

(ii)This amount will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the repurchase date proposed by such Originator and accepted by the Purchaser in accordance with Clause paragraph (a) of Clause 7  (Repurchase Option).

(e)Any Indemnity denominated in such Eligible Currency payable by an Originator and/or a Servicer to the Purchaser

(i)These are the amounts payable by an Originator and/or a Servicer to the Purchaser pursuant to Clause 20  (Increased Costs) and Clause 21  (Other Indemnities).

(ii)The amount of the Indemnity will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the day the Indemnity is payable.

(f)Any other amount in such Eligible Currency due under this Agreement to the Purchaser by an Originator (information supplied by a Servicer on behalf of the relevant Originator)

This amount will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the day such Servicer acting on behalf of the relevant Originator or a court recognises that the Purchaser is entitled to this amount.

(g)Any advance payment of IPP in such Eligible Currency made by the Purchaser to an Originator

(i)This amount represents the amounts paid by the Purchaser to an Originator as an advance to IPP in such Eligible Currency in accordance with the provisions of Clause 11.2(b)(ii).

(ii)The amount will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the day the amount is paid to the Originators.

(h)Payment in such Eligible Currency made by the Purchaser

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(i)This amount represents the balance of the Ledger corresponding to such Eligible Currency to be paid by the Purchaser to an Originator pursuant to Clause 10  (Settlement).

(ii)It will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the Settlement Date immediately after the intermediate payment following the intermediate closing of such Ledger on such Settlement Date in accordance with Clause 10  (Settlement).

9.3Amounts to be booked in favour of the Originators and the Servicers

(a)The Minimum Initial Purchase Price and the Incremental Initial Purchase Price in such Eligible Currency (if any) paid for the Global Portfolio in such Eligible Currency acquired by the Purchaser

This amount will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the Calculation Date immediately following the relevant Calculation Period.

(b)The Instalment of GDPP in such Eligible Currency (if any)

(i)This amount is payable in accordance with Clause 5.3(b) on each Settlement Date.

(ii)This amount will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the Calculation Date immediately preceding the relevant Settlement Date.

(c)The total amount in such Eligible Currency of the payment cancellations

(i)Certain forms of payment used by an Obligor can give rise to the cancellation of the payment of Purchased Receivables in such Eligible Currency previously booked on the Ledger corresponding to such Eligible Currency and thus paid to the Purchaser.

(ii)The amount of the cancellation will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the Calculation Date immediately following the Calculation Period during which the payment into the relevant Dedicated Collection Account is cancelled.

(d)The Servicing Fees in such Eligible Currency payable to the Servicers

This amount will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the Calculation Date immediately preceding the relevant Settlement Date.

(e)Any other amount denominated in such Eligible Currency due by the Purchaser to the Originators and/or the Servicers

The amount due and denominated in such Eligible Currency will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the day the Purchaser, or a court order, recognises that an Originator and/or a Servicer is entitled to such amount.

(f)Collections in such Eligible Currency in respect of Ineligible Receivables for Purchase

(g)Any payment of excess of Collections in such Eligible Currency made by the Servicers (on behalf of the Originators) to the Purchaser

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(i)This amount represents the amounts paid by the Servicers to the Purchaser in accordance with the provisions of Clause 11.2(b)(i).

(ii)The amount will be booked on the Ledger corresponding to such Eligible Currency on the day the amount is payable to the Originators.

(h)Payments in such Eligible Currency made by the Originators

(i)This amount represents the balance of the Ledger corresponding to such Eligible Currency as calculated pursuant to Clause 10.1  (Terms and conditions of intermediate closing of the Ledgers) of this Agreement.

(ii)It will be deemed to be booked on the Ledger corresponding to such Eligible Currency on the relevant Settlement Date immediately after the intermediate payment following the intermediate closing of the Ledger corresponding to such Eligible Currency on such Settlement Date in accordance with Clause 10.1  (Terms and conditions of intermediate closing of the Ledgers).

10.Settlement (Purchaser acting as the case may be on behalf of MBCC)

10.1Terms and conditions of intermediate closing of the Ledgers

(a)The Transaction Administrator shall calculate on each Calculation Date the intermediate closing balances of each Ledger to be paid on the immediately following Settlement Date taking into account all entries scheduled to take place until the immediately preceding Cut-off Date (or, if so specified in Clause 9  (Ledgers), on such Calculation Date). The obligations of the Originators, the Servicers and the Purchaser resulting in such scheduled entries shall be cancelled as of such Settlement Date and replaced by an obligation to pay (or, as the case may be, a right to receive payment of) the amount in the relevant Eligible Currency of the respective balance of the Ledger corresponding to such Eligible Currency. The balances resulting from each intermediate closing will be paid (i) to the relevant Servicer, acting as an independent agent within its ordinary course of business and on behalf of the relevant Originator or, as the case may be, (ii) to the Purchaser where such balances are owed to the Purchaser pursuant to this Agreement, in each case notwithstanding the consequences that a seizure or any other similar measure imposed on the whole or part of the amounts due by one party to the other would have on such balance.

(b)The payments described in paragraph (a) above will take place on the Settlement Date immediately following the relevant Calculation Date.

(c)The provisions of this Clause 10  (Settlement) are without prejudice to Clause 14  (Credit Enhancement) and 15  (Termination).

(d)Each Servicer shall allocate between itself and the relevant Originator any balances payable in favour of, or payable by, itself.

10.2Terms and conditions governing payments

(a)By electronic mail no later than 16:00 CET, on the Transmission Date immediately following the end of a Calculation Period, each Servicer must inform the Purchaser and the Transaction Administrator of the global amounts booked for each subheading on each Ledger since the previous intermediate closing of such Ledgers, as well as any corrective entries, insofar as such data has to be supplied by it in compliance with Clause 9  (Ledgers) and to the extent it has not otherwise been reported in accordance with the Transaction Documents.

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(b)On the Calculation Date immediately following the end of a Calculation Period, on the basis of the information supplied by a Servicer, the Transaction Administrator must compute, on the basis of the information available to it, each balance in the relevant Eligible Currency of each Ledger corresponding to such Eligible Currency as well as the amount of each Instalment of GDPP payable in such Eligible Currency on the relevant Settlement Date and notify these to such Servicer and the Purchaser by means of the Calculation and Payment Report, such report being sent by electronic mail before 16.00 CET.

(c)The Servicers, the Originators and the Purchaser agree that the computation of the closing balance of any Ledger calculated and delivered by the Transaction Administrator will be binding on each other, except in case of manifest error.

(d)On each Settlement Date, each Servicer shall pay to the Purchaser the amount of the balance in the relevant Eligible Currency of the relevant Ledger corresponding to such Eligible Currency in accordance with the allocation made by the Transaction Administrator, by transfer to the Purchaser Settlement Account from the relevant Servicer Account.

(e)If, following a lack of funds the balance of the relevant Ledger due to the Purchaser on the Settlement Date cannot be paid in full or in part to the Purchaser, the relevant Servicer will owe late interest to the Purchaser, calculated at:

(i)EURIBOR (one month), plus Applicable Margin plus 2% per annum on the amount to be paid, in respect of any balance of such Ledger in EUR; and

(ii)LIBOR (one month), plus Applicable Margin plus 2% per annum on the amount to be paid, in respect of any balance of such Ledger in any other Eligible Currency,

until the Business Day following receipt of full payment of the amounts due.

(f)The Purchaser undertakes to credit the relevant Servicer Account with the amount of each balance in the relevant Eligible Currency of the relevant Ledger corresponding to such Eligible Currency if this balance is in favour of a Servicer or an Originator as of the relevant Settlement Date.

(g)Payment by the Purchaser in accordance with this Clause 10.2 to a Servicer will discharge all of the Purchaser's payment obligations in favour of such Servicer and the relevant Originator, and such Servicer and Originator will no longer have any claim or recourse against the Purchaser for any such amounts.

11.Cash Sweep (Purchaser acting as the case may be on behalf of MBCC)

11.1Cash Sweep to the Dedicated Collection Account

Each Servicer and/or Originator must ensure that the amount of Collections owed to it by any Eligible Obligor (or any obligor under or in connection with the Purchased Receivables) is credited into the relevant Dedicated Collection Account.

11.2Cash Sweep to the Purchaser

Subject to Clauses 14.2(b) and 15.3(a)(iii), each Servicer must send a Collections Report by electronic mail, no later than 10:00 a.m. CET on each Collections Testing Date to the Purchaser and the Transaction Administrator.

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(a)The Transaction Administrator and the Purchaser and any of their agents, advisors or representatives have the right to verify the data received on any Collections Testing Date with the data received on the Transmission Date immediately following the relevant Collections Testing Date and to carry out additional Due Diligence in this respect.

(b)If on any Collections Transfer Date, on the basis of the relevant Collections Report (or, in case of acceleration in accordance with clause 15.3(a)(iii), a daily report):

(i)the Global Initial Purchase Price as from the Cut-off Date corresponding to the immediately preceding Settlement Date, exceeds the sum of (a) the Theoretical GIPP as of three Business Days prior to such Collections Transfer Date and (b) the cleared EUR and USD amounts standing to the credit of the Purchaser Sweep Account as of such Collections Transfer Date then such Servicer, acting on behalf of the relevant Originator, undertakes to credit Purchaser Sweep Account with the amount of the entire excess the following Business Day and with the following payment reference: “WCS TRPP Ferro – Cash Sweep”; or

(ii)if the sum of (a) the Theoretical GIPP as of three Business Days prior to such Collections Transfer Date and (b) the cleared EUR and USD amounts standing to the credit of the Dedicated Collection Account as of such Collections Transfer Date, exceed the Global Initial Purchase Price as from the Cut-off Date corresponding to the immediately preceding Settlement Date then the Purchaser undertakes to credit the relevant Servicer Account with an amount equal to the minimum of such excess and of the EUR amount standing to the credit of the Dedicated Collection Account, and for the purpose of this Clause 11.2, Theoretical GIPP (or “ThGIPP”) is equal to Min (E.R.C.G. * (1-R); Maximum Programme Amount).

12.Representations

(a)The representations and warranties set out in Part 1 of Schedule 6 (Representations) are made to the Purchaser and the Transaction Administrator by each Originator, each Servicer and the Performance Guarantor:

(i)on the Signing Date or, in case of an Additional Originator, the day on which it becomes (or it is proposed that it becomes) an Additional Originator;

(ii)on each Purchase Date;

(iii)on each Transmission Date;

(iv)on each Collections Testing Date; and

(v)on each Settlement Date.

(b)The representations and warranties set out in Part 2 of Schedule 6 (Representations) are made to the Purchaser and the Transaction Administrator by each Originator and (but excluding the representations under paragraphs 1 (Validity of assignment of the Eligible Receivables and 2 (Receivables and bank accounts)) each Servicer:

(i)on the Signing Date or, in case of an Additional Originator, the day on which it becomes (or it is proposed that it becomes) an Additional Originator; and

(ii)on each Purchase Date (it being understood that the representations under paragraphs 1 and 2 of Part 2 of Schedule 6 (Representations) shall only be given

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on each Purchase Date with respect to the Receivables that are purchased on such Purchase Date).

(c)Each representation or warranty deemed to be made after the Signing Date shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. Each representation or warranty made by a Party is made by reference to the facts and circumstances related to such Party only. No Party makes (or shall be deemed to have made) under this Agreement any representation or warranty by reference to facts and circumstances related to another Party.

(d)Each Party acknowledges that the Purchaser would not have entered into this Agreement without having received the representations and warranties set out in the Transaction Documents and this notwithstanding any inspection and/or investigation, actual or potential, which may have already been carried out or will in the future be carried out in relation to the Purchased Receivables, the relevant Originator and the relevant Originator’s business.

13.Undertakings

Each Originator, each Servicer and the Performance Guarantor shall perform the undertakings and obligations applicable to it as set out in Schedule 8 (Undertakings) and elsewhere in this Agreement.

In addition, each of the Originators undertake that, so long as they remain subject, whether directly or indirectly, to the requirements of the Risk Retention Rules:

-in their capacity as Originators, will retain, on an ongoing basis, a material net economic interest of not less than 5% in the transaction contemplated under the Transaction Documents in accordance with Article 6 of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 2017/2402 (the Securitisation Regulation) (the Risk Retention Rules);

-such material net economic interest has taken the form of retention of the Originator’s interest in accordance with Article 6.3 (d) of the CRR comprising the DPP having an aggregate principal amount of not less than 5% of the nominal value of all relevant Receivables (the Retained Interest);

-the Retained Interest is not subject to any credit risk mitigation or any short positions or any other hedge, except to the extent permitted by the Risk Retention Rules;

-it is compliant with the disclosure obligations imposed on originators under Article 7 of the CRR, subject to any requirement of applicable law or regulation; and

-it shall provide prompt written notice to the Purchaser of any breach of its obligations, or representations as the case may be under this Clause 13 (with respect to the Risk Retention Rules).

14.Credit Enhancements

14.1Credit Enhancement Events

Each of the events or circumstances set out in Schedule 9 (Credit Enhancements) is a Credit Enhancement Event.

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14.2Consequences of a Credit Enhancement Event

On and at any time after the occurrence of a Credit Enhancement Event which is continuing, the Purchaser, may by notice to any Servicer:

(a)require such Servicer to provide without delay an up-to-date list of all relevant Purchased Receivables together with an ageing balance detailed per Obligor;

(b)require that the Collections Testing Dates and the Collections Transfer Dates take place weekly, starting on the date set out in the notice;

(c)terminate the appointment of such Servicer, it being understood that such notice may provide that the termination of the appointment of such Servicer will only become effective upon the appointment by the Purchaser of a Backup Servicer;

(d)appoint a Backup Servicer and instruct the Backup Servicer or such Servicer, as the case may be, to:

(i)perform the necessary steps for aligning the servicing systems of such Servicer and the Backup Servicer and providing, respectively, loading such Servicer's and Originators’ data provided via a daily portfolio download;

(ii)administer the Programme on a daily basis, including the delivery of a Receivables Report on each Business Day, a reconciliation of the Purchased Receivables, an allocation of the cash-flows with respect to the Programme, a storage of the records of the Obligors;

(iii)assess the ability of the Backup Servicer to assume the full servicing of the Purchased Receivables; and

(iv)perform such other tasks as are required in relation to the pre-activation of the backup servicing (as will be set out further in the Backup Servicing Agreement);

(e)require an Originator, a Servicer or the Backup Servicer to notify at its own cost promptly the relevant Obligors or, as the case may be, any other obligor under or in connection with the relevant Purchased Receivables of:

(i)the sale, transfer and assignment to the Purchaser of such Purchased Receivables owing by such Obligors (or, as the case may be, any other obligor under or in connection with such Purchased Receivables); or

(ii)the requirement to pay amounts due under such Purchased Receivables directly to the Purchaser or to any other party designated in such notification, such notice being substantially in the form of the relevant notice set out in Schedule 17 (Obligor Notices);

(f)if an Originator or a Servicer fails to send a notification pursuant to paragraph (e) above or the Purchaser directs otherwise, notify itself (or instruct the Backup Servicer to notify) such Obligors or other obligors directly, on behalf of such Originator, as set out in paragraph (e)(i) or paragraph (e)(ii) above;

(g)change the regularity of the Settlement Dates, the Calculation Dates and the Cut-off Dates;

(h)require any Originator to carry out all actions necessary to protect or perfect the relevant Account Pledge Agreements (including to arrange for the acknowledgement and waiver of security, set-off or similar liens to be obtained in writing from the relevant Dedicated

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Collection Account Banks) within 30 days from the date at which such Originator receives a request to that effect from the Purchaser;

(i)cease to purchase any Receivable in respect of which a letter of credit has been issued; and

(j)instruct the Originators, the Servicers or the Backup Servicer to perform any specific action required under applicable law to ensure that the transfer of the relevant Receivables is perfected on a daily basis.

15.Termination

15.1Termination Events

Each of the events or circumstances set out in Schedule 10 (Termination Events) is a Termination Event. On and at any time after the occurrence of a Termination Event which is continuing, the Purchaser, may by notice to the Servicers terminate the Programme.

15.2Termination Dates

(a)A  Termination Date occurs on:

(i)the Scheduled Termination Date;

(ii)the Settlement Date falling after the expiration of the notice period referred to in paragraph (c)below;

(iii)the date of the occurrence of any Termination Event referred to in paragraph 5  (Insolvency) or paragraph 6  (Insolvency proceedings) of Schedule 10 (Termination Events);

(iv)the date on which the Purchaser terminates the Programme following the occurrence of a Termination Event (other than an event referred to in paragraph 5  (Insolvency) or paragraph 6  (Insolvency proceedings) of Schedule 10 (Termination Events)) pursuant to Clause 15.1; and

(v)the date on which the Purchaser terminates the Programme in accordance with Clause 16  (Euro Area Risk).

(b)Without prejudice to paragraph (c) below, the Parties will make a joint decision as to the renewal of the Programme at the latest on the Settlement Date falling one month prior to the Scheduled Termination Date (such a Scheduled Termination Date, a Renewal Date). If a renewal is agreed between the Parties by one calendar month prior to the Renewal Date, the Scheduled Termination Date shall not occur and the Programme shall remain in place for an additional period (a Renewal Period) starting on such Renewal Date (excluded) and ending on the date which falls 364 days after such Renewal Date (included). If a renewal is not agreed between the Parties in accordance with this Clause 15.2(b), the Programme will terminate at the earliest of the Scheduled Termination Date or the Settlement Date occurring at or immediately following the expiration of the last agreed Renewal Period.

(c)The Purchaser may terminate this Agreement, and each Originator may terminate this Agreement in respect of itself, by giving not less than 90 days prior written notice to all Originators or the Purchaser (as applicable) and to the Transaction Administrator. The Programme will terminate with respect to the Party having sent such notice on the Settlement Date falling after the expiration of such notice period. If an Originator terminates this Agreement pursuant to this paragraph (c), it shall within three Business

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Days of demand by the Purchaser, pay to the Purchaser the Break Costs. The Purchaser shall, as soon as reasonably practicable, provide a certificate confirming the amount of the Break Costs for any Calculation Period in which they accrue and which certificate, in the absence of manifest error, shall provide conclusive evidence of the amounts due and payable by the Originators and/or the Servicers under this paragraph.

15.3Consequences of a Termination Date

(a)Subject to paragraph (c) below, when a Termination Date occurs:

(i)any of the consequences of a Credit Enhancement Event will apply;

(ii)the Purchaser will cease to purchase Receivables and the Programme will terminate;

(iii)the Collections Testing Dates and the Collections Transfer Dates take place on each Business Day;

(iv)the Purchaser may enforce any Security under the Account Pledge Agreements in the manner provided for in the relevant Account Pledge Agreements;

(v)the Total Collections received by an Originator, a Servicer or a Backup Servicer will be paid to the Purchaser by the Originator, Servicers or Backup Servicer, as the case may be, on each Collections Transfer Date; and

(vi)no further Instalment of GDPP shall fall due unless and until the balance of each GIPP shall have been reduced to zero and any credit balance of each Ledger shall have been duly paid to the Purchaser.

(b)Insofar the provisions contained in this Clause do not derogate therefrom, the other Clauses of this Agreement will remain applicable until the Parties have conclusively executed their obligations under this Agreement.

(c)Paragraph (a) (i),  (iii) and (v) above will not apply to the Scheduled Termination Date.

16.Euro Area Risk

In the event the participating member states of the European Communities in accordance with the definition given in the article 119-2 of the European Union Treaty and in the Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the euro, cease to adopt the EUR as its currency or any (or several) of the participating member states of the European Communities in accordance with the definition given in the article 119-2 of the European Union Treaty and in the Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the euro, cease(s) to adopt the EUR as its (their) currency and such event has:

(a)an adverse effect on the collectability of any Purchased Receivable;

(b)a Material Adverse Effect; or

(c)exposes the Programme, in full or in a material part, to currency risk,

then, at the discretion of the Purchaser,

(i)the obligations of the Purchaser to purchase Eligible Receivables under this Agreement shall be suspended without notice and with immediate effect; and

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(ii)the Purchaser may terminate the Programme with immediate effect upon serving notice to the Servicers; or

(iii)without prejudice to the eligibility criteria set out in Schedule 2  (Eligibility Criteria), the Purchaser may add eligibility criteria relating to Obligors affected by the events under paragraph (i) or (ii) above and such additional eligibility criteria will be deemed to constitute Eligibility Criteria.

17.Survival of Clauses

The agreements and obligations of each Originator and Servicer contained in Clauses (21) (Other Indemnities), 22  (Limited Recourse), 24  (Communications), 30  (Confidentiality), 32  (Governing Law) and 33  (Jurisdiction) shall survive the termination of this Agreement and shall remain valid and binding for five years after the Termination Date.

18.Fees

18.1Structuring Fee

On the Signing Date, the Performance Guarantor paid to the Purchaser an upfront structuring fee equal to five basis points of the Maximum Programme Amount that was in place on the Signing Date.

18.2Administration Fee

On each Settlement Date, the Servicers, acting on behalf of the Originators, will pay the Transaction Administrator an administration fee in relation to its administrative tasks and duties performed during the Calculation Period prior to such Settlement Date equal to the product of:

(a)0.25% per annum;

(b)the Global Portfolio in respect of the relevant Eligible Currency as of the previous Calculation Date; and

(c)the number of days in the relevant Calculation Period / 360.

The Parties hereby agree that the amount due for the Administration Fee will be netted with the amount due for the Servicing Fee.

18.3Funding Costs

Funding Costs shall accrue at the Purchaser's costs of funds and are equal to the product of:

(i)the CP Rate plus Applicable Margin;

(ii)the Global Initial Purchase Price in respect of the relevant currency as of the previous Calculation Date; and

(iii)the number of days in the relevant Funding Period / 360.

The selection of the source of funding shall in all events be in the sole discretion of the Purchaser.

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18.4Calculation

(a)The Costs are calculated for each relevant Funding Period (on the Calculation Date immediately following the end of such Funding Period) and for each relevant Eligible Currency.

(b)The Costs are calculated for each Originator and Servicer separately.

18.5Payment

(a)On each relevant Settlement Date, each Originator, in accordance with the allocation made by the relevant Servicer, must use the relevant Available Amounts in the relevant Eligible Currency to pay the Costs (other than the Servicing Fee and the Backup Servicing Fee) that have become due and payable in the corresponding Eligible Currency in accordance with the priority of payments and allocations described in Clause 8  (Waterfall) and Schedule 5 (Purchase Price).

(b)The payment of the fees shall occur through the settlements according to the Waterfall and the Ledger allocations and shall be evidenced through the Calculation and Payment Report provided by the Purchaser or the Transaction Administrator, as the case may be, directly to the Performance Guarantor or the relevant Servicer, for the account of itself and the relevant Originator. The Purchaser or the Transaction Administrator, as the case may be, will supply the Servicers with reasonable details and justification of any such fees.

18.6Payment of Expenses

The Servicers and the Originators agree to pay on demand all reasonable costs and expenses that the Transaction Administrator, the Purchaser and MBCC incurred in connection with:

(i)the preparation, execution, delivery, administration, amendment or modification of, or any waiver or consent issued in connection with, the Transaction Documents and any other documents to be delivered in connection with the Transaction Documents (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Transaction Administrator and the Purchaser with respect thereto, and with respect to advising the Purchaser and the Transaction Administrator as to their respective rights and remedies under the Transaction Documents);

(ii)the enforcement of the Transaction Documents and any other documents to be delivered in connection with the Transaction Documents, including any restructuring or workout of this the Transaction Documents following a Credit Enhancement Event or Termination Date. All such expenses will be documented with reasonable detail; and

(iii)the termination of the Programme.

19.Tax

19.1Tax Gross-Up; Certain Tax Matters

(a)All payments to be made by an Originator or a Servicer to the Purchaser, MBCC (as the case may be) or the Transaction Administrator under the Transaction Documents to which is it a party shall be made without withholding or deduction for any Tax, except as required by applicable law (hereinafter referred to as Applicable Taxes). If any applicable law requires the deduction or withholding of any Tax from any such payment, then (i) the applicable Originator or Servicer shall be entitled to make such deduction or withholding, and (ii) if the Applicable Taxes are not Excluded Taxes, the sum payable by such Originator or Servicer in respect of which such deduction or withholding or payment

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which is required to be or is made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (and any additional deduction or withholding or payment applicable to additional sums paid under this Clause 19.1(a)), the Purchaser, MBCC (as the case may be) or the Transaction Administrator (as applicable) receive and retain (free from liability in respect of any such deduction or withholding or payment) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

(b)Each Originator and Servicer must pay any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes imposed by any taxing authority therein which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to the Transaction Documents (hereinafter referred to as Other Applicable Taxes).

(c)Each Originator and Servicer shall severally indemnify the Purchaser, MBCC (as the case may be) and the Transaction Administrator for the full amount of Applicable Taxes (other than Excluded Taxes) and Other Applicable Taxes (including, without limitation, any Applicable Taxes (other than Excluded Taxes) and Other Applicable Taxes imposed on amounts payable under this Clause 19  (Tax)) paid by the Purchaser, MBCC (as the case may be) or the Transaction Administrator and any reasonable expenses arising therefrom or with respect thereto.

(d)Within 30 days after the date of any payment of Applicable Taxes, each Servicer, acting for its own behalf and on behalf of the relevant Originator, shall provide the Purchaser, MBCC (as the case may be) and the Transaction Administrator with a copy of a receipt evidencing payment thereof. If Applicable Taxes (other than Excluded Taxes) would be payable in respect of any payment hereunder by any Originator or Servicer but an exemption (in whole or in part) in relation to such Applicable Taxes is available, the relevant Servicer, acting for its own behalf and on behalf of such Originator, or such Originator shall, upon the reasonable request of the Purchaser, MBCC (as the case may be) or the Transaction Administrator, use it reasonable efforts to obtain (and promptly after to provide the Purchaser and the Transaction Administrator with) a certificate from each relevant taxing authority (if it is customary for such taxing authority to issue such certificate), or an opinion of tax counsel acceptable to the Purchaser, MBCC (as the case may be) and the Transaction Administrator, in either case stating that such payment may be exempt from or not effectively subject to the relevant Applicable Taxes and, if applicable, explaining the conditions for such exemption or relief.

(e)Tax Reduction, Tax Form

(i)If an Originator or Servicer becomes obliged to withhold, deduct or pay any Applicable Taxes or Other Applicable Taxes (including by reason of a gross-up or indemnity under this Clause 19.1) with respect to any amounts payable to the Purchaser, MBCC (as the case may be) or the Transaction Administrator under the Transaction Documents, the Purchaser, MBCC (as the case may be) and the Transaction Administrator shall timely deliver the required documentation to avoid the amount of such Applicable Taxes or Other Applicable Taxes, such as a tax residence certificate issued by the corresponding taxing authorities of the tax jurisdiction of the Purchaser and/or Transaction Administrator and/or, in the case of, MBCC (as the case may be), a tax residence certificate expressly stating that MBCC qualifies for the protection under the Treaty for the avoidance of Double Taxation ratified between Spain and the United States.

(ii)Without limiting the generality of paragraph 19.1(e)(i), the Purchaser shall deliver to the Originators and the Servicers (for provision to the Performance Guarantor)

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prior to the date of the payment of the Structuring Fee (as described in Clause 18.1), executed copies of whichever of the following is applicable, in each case establishing a full exemption from U.S. federal withholding Tax with respect to the Structuring Fee:

(A)IRS Form W-8BEN-E;

(B)IRS Form W-8ECI; or

(C)IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS FormW-8BEN-E, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(iii)Without limiting the generality of paragraph 19.1(e)(i), each of the Purchaser, MBCC and the Transaction Administrator shall deliver to the US Originator and the US Servicer, prior to the date the US Originator and the US Servicer become party to this Agreement and at the time or times thereafter prescribed by applicable law or requested by the US Originator or the US Servicer, executed copies of whichever of the following is applicable, in each case establishing a full exemption from U.S. federal withholding Tax with respect to any and all payments made under this Agreement and any of the Transaction Documents:

(A)IRS Form W-9;

(B)IRS Form W-8BEN-E;

(C)IRS Form W-8ECI; or

(D)IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS FormW-8BEN-E, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, and any required withholding statement.

Provided that no Credit Enhancement Event has occurred and is continuing, all amounts payable under and pursuant to this Clause 19  (Tax) (by way of indemnity) shall be paid on the Settlement Date immediately following the date on which the Purchaser, MBCC (as the case may be) or the Transaction Administrator makes a written demand for such payment (or if the immediately following Settlement Date occurs less than ten Business Days after the date of such demand, the next following Settlement Date) provided that if after the date of such demand it is determined that the relevant Settlement Date contemplated in this paragraph 19.1 will not occur, the amounts contemplated in this paragraph 19.1 shall be paid no later than five Business Days after the date of such determination. If a Credit Enhancement Event has occurred and is continuing, all amounts payable under and pursuant to this Clause 19  (Tax) shall become immediately due and payable upon demand of the Purchaser, MBCC (as the case may be) or the Transaction Administrator.

19.2VAT Refund

Each Originator and Servicer shall take any reasonable action, if requested in writing and legally permitted, to assist in collecting any VAT refund (in any manner, including set-off or compensation against any other applicable taxes to the Originator and Servicer) for the benefit of the Purchaser following credit losses on a Purchased Receivable as a result of the Insolvency of an Obligor, including, but not limited to, (i) repurchasing the relevant Purchased Receivable at a price equal to any VAT refund available for collection and any amounts recoverable from the relevant Obligor (if any), (ii) judicially claiming against the relevant Obligor, (iii) taking the legally

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required steps under the applicable VAT regulations to request the refund of the corresponding VAT from the taxing authorities and (iv) pay such purchase price upon and to the extent of receipt of VAT refund and any amounts recovered from the Obligor.

19.3FATCA Deduction

(a)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

19.4FATCA Information

(a)Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)confirm to that other Party whether it is:

(A)a FATCA Exempt Party; or

(B)not a FATCA Exempt Party;

(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(b)If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)any law or regulation;

(ii)any fiduciary duty; or

(iii)any duty of confidentiality.

(d)If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of this Agreement (and payments under it) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

20.Increased Costs

20.1Increased Costs

(a)Subject to Clause 20.3  (Exceptions), each Originator and Servicer shall, within three Business Days of a demand by the Purchaser, pay the amount of any Increased Costs

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incurred or suffered by the Purchaser, by MBCC, by any MBCC Liquidity Banks any of their Affiliates (the Relevant Beneficiaries) as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Third Restatement Date; or (iii) the implementation or application of, or compliance with Basel III or CRD IV or any other law or regulation that implements or applies Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator or Relevant Beneficiary), it being understood that upon receipt of such a demand by the Purchaser for Increased Costs related to MBCC, each Originator and Servicer will be entitled to terminate this Agreement without notice.

(b)In this Agreement:

(i)Increased Costs means:

(A)a reduction in the rate of return from a commitment under or in respect of any Transaction Document or on its capital employed in respect of obligations under any Transaction Document or arising in connection herewith or therewith;

(B)an additional or increased cost; or

(C)a reduction of any amount due and payable under any Transaction Document,

which is incurred or suffered by the Relevant Beneficiary to the extent that it is attributable to such Relevant Beneficiary, as the case may be, having entered into a commitment in respect of any Transaction Document or funding or performing its obligations hereunder or thereunder or awarded against or incurred by the respective Originator or Servicer in respect of the payment of the Collections.

(ii)Basel III means:

(A)the agreements on capital requirements, the leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(iii)CRD IV means each of (A) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and (B) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012.

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20.2Increased cost claims

(a)The Purchaser intending to make a claim pursuant to Clause 20.1  (Increased Costs) shall notify the relevant Originator or Servicer of the event giving rise to the claim.

(b)The Purchaser shall, as soon as practicable after a demand by the relevant Originator or Servicer, provide a certificate confirming the amount of its Increased Costs.

20.3Exceptions

Clause 20.1  (Increased Costs) does not apply to the extent any Increased Cost is:

(a)attributable to an Excluded Tax;

(b)attributable to a Tax deduction (other than a FATCA Deduction) required by law to be made by the relevant Originator or Servicer;

(c)attributable to a FATCA Deduction required to be made by a Party;

(d)compensated for by Clause 19.1(a) or 19.1(c); or

(e)attributable to the wilful breach by the Purchaser or its Affiliates of any law or regulation.

21.Other Indemnities

21.1Currency Indemnity

(a)If any sum due from an Originator or Servicer under the Transaction Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency in which that Sum is payable (the First Currency) into another currency (the Second Currency) for the purpose of:

(i)making or filing a claim or proof against such Originator or Servicer, as the case may be; or

(ii)obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings against such Originator or Servicer,

such Originator or Servicer, as the case may be, shall as an independent obligation, within three Business Days of demand, indemnify the Purchaser or the Transaction Administrator to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)Each Originator and Servicer waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)In respect of any Non-EUR or USD Purchased Receivable, if the relevant Obligor pays the Outstanding Nominal Value of such Non-EUR or USD Purchased Receivable in the currency in which such Outstanding Nominal Value is denominated and the Outstanding Nominal Value of such Non-EUR or USD Purchased Receivable converted into EUR at the Exchange Rate on the relevant date is less or higher than the Outstanding Nominal Value of such Non-EUR or USD Purchased Receivable converted into EUR at the Invoice Exchange Rate, then:

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(i)if “less”, such Originator shall pay to the Purchaser an amount in EUR equal to such difference, which shall be booked in the Ledger in accordance with Clause 9.2(e); and

(ii)if “higher”, the Purchaser shall pay to such Originator an amount in EUR equal to such difference, which shall be booked in the Ledger in accordance with Clause 9.3(f).

21.2Indemnities by the Originators and the Servicers

(a)Without limiting any other rights which the Purchaser or the Transaction Administrator may have under this Agreement or under any applicable law, each Originator and Servicer agrees to indemnify severally the Purchaser and the Transaction Administrator and any of their assignees, directors, officers, employees, agents and attorneys (all of the foregoing being collectively referred to as the Indemnified Parties) from and against any and all damages, losses, claims, custom duties, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as the Indemnified Amounts) awarded against or incurred by any of them arising out of or resulting from the breach by such Originator or Servicer of its own obligations under any Transaction Document, provided however, that nothing contained in this Clause shall limit the liability of each Originator and Servicer nor limit the recourse of the Indemnified Parties to each Originator and Servicer for amounts otherwise specifically provided to be paid by such Originator and Servicer, under the terms of any Transaction Document.

(b)No Originator or Servicer shall be under any liability under Clause 21.2(a) above to pay:

(i)Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction considers such Indemnified Amounts to result from the gross negligence or wilful misconduct of any Indemnified Party seeking indemnification;

(ii)Indemnified Amounts to the extent they constitute losses incurred on Defaulted Receivables;

(iii)Indemnified Amounts constituting unforeseeable damages, unless the Indemnified Amounts arise out of the wilful misconduct or gross negligence of any Originator or Servicer; and

(iv)any Excluded Taxes.

22.Limited Recourse

22.1Limited recourse

(a)The Purchaser hereby agrees that, notwithstanding any other provision of any Transaction Document, all obligations of each Originator to the Purchaser or MBCC, as the case may be, in respect of any Purchased Receivables are limited in recourse to an amount equal to the Instalment of GDPP in respect of such Purchased Receivables. If:

(i)there are no Available Amounts remaining which are capable of being realised or otherwise converted into cash;

(ii)all Available Amounts have been applied to meet or provide for the relevant obligations specified in, and in accordance with, the provisions of this Agreement; and

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(iii)there are insufficient Available Amounts to pay in full, in accordance with the provisions of this Agreement, the obligations of the Originators under this Agreement, then the Purchaser or MBCC, as the case may be, shall have no further claim (other than a claim for the payment of any Instalment of the GDPP) against the Originators in respect of any amounts owing to it which remain unpaid and such unpaid amounts shall be deemed to be discharged in full and any relevant payment rights shall be deemed to cease. In no circumstances, however, will the Purchaser or MBCC, as the case be, be liable to pay any Instalment of GDPP as an independent liability, since the Purchaser's liability towards the Originators under the Transaction Documents is limited to the net balance on the Ledgers as specified in Clause 10  (Settlement). For the avoidance of doubt, each GDPP does not represent a liability of the Purchaser or MBCC, as the case may be, other than to the extent of each Instalment of GDPP payable pursuant to Clauses 8  (Waterfall), 9  (Ledgers) and 10  (Settlement).

(b)Upon satisfaction or waiver of the conditions precedent set forth under Clause 3.2(b), the Servicers and the Originators can only demand performance by the Purchaser of its obligations to pay each IPP and/or GDPP in the relevant Eligible Currencies, in accordance with Clause 5  (Purchase Price) and enforce such obligations and without prejudice to the application of Clauses 8  (Waterfall), 9  (Ledgers) and 10  (Settlement), but waive the right to demand rescission of any purchase made pursuant to this Agreement.

(c)Each Originator hereby irrevocably waives any unpaid seller’s lien that it may have under article 20, 5° of the Belgian mortgage law of 16 December 1851 or otherwise.

(d)For the avoidance of doubt, the parties hereto agree that, notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, no European Originator or Servicer shall have liability with respect to any "obligations", within the meaning of Section 956(c) of the Code, of Ferro US, the US Originator or the US Servicer, nor shall the Receivables of any European Originator or Servicer serve as recourse or security for the obligations of Ferro US, the US Originator or the US Servicer.

22.2Non-Petition

Each Originator and Servicer, and the Transaction Administrator, each agree that it shall not otherwise take or pursue any proceedings or actions, against the Purchaser, MBCC or their assets, or exercise any other right or remedy that it might otherwise have against the Purchaser, MBCC or their assets, other than in respect of the amounts available to be applied in accordance with the order of priorities specified in Clause 8  (Waterfall) for repayment of any obligations owing to it by the Purchaser under this Agreement.

22.3No recourse against stockholders

No recourse under any obligation, covenant or agreement of the Purchaser, MBCC or the Transaction Administrator as contained in this Agreement shall be made against any incorporator, stockholder, affiliate, officer, employee or director of the Purchaser, MBCC or the Transaction Administrator, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the agreements of the Purchaser, MBCC or the Transaction Administrator contained in this Agreement are solely the corporate obligations of the Purchaser, MBCC or the Transaction Administrator, as the case may be, and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, affiliates, officers, employees or directors of the Purchaser, MBCC or the Transaction Administrator, as the case may be, or any of them, under or by reason of any of the respective obligations, covenants or agreements of the Purchaser, MBCC or the Transaction

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Administrator, as the case may be, contained in this Agreement, or implied therefrom, and that any and all personal liability of every such incorporator, stockholder, affiliate, officer, employee or director of the Purchaser, MBCC or the Transaction Administrator, as the case may be, for non-tortious breaches by the Purchaser, MBCC or the Transaction Administrator, as the case may be, of any such obligation, covenant or agreement, whether such liability arises by statute or constitution or otherwise, is hereby expressly waived as a condition of and in consideration of the execution of this Agreement.

23.Role of the Transaction Administrator

23.1Appointment of the Transaction Administrator

(a)Each Originator, each Servicer, the Purchaser and MBCC appoints the Transaction Administrator to act as transaction administrator under and in connection with the Transaction Documents.

(b)Each Originator, each Servicer, the Purchaser and MBCC authorises the Transaction Administrator to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Transaction Administrator under or in connection with the Transaction Documents, together with any other incidental rights, powers, authorities and discretions.

23.2Duties of the Transaction Administrator

(a)The Transaction Administrator will:

(i)prepare, on each Calculation Date, the Calculation and Payment Reports for each Eligible Currency, which will be sent by electronic mail to the Purchaser, the Originators and the Servicers in accordance with this Agreement; and

(ii)make the computations for (i) the payments or internal allocations as set out in Clause 8  (Waterfall) towards the Available Amounts and (ii) the calculations under Clause 10  (Settlement).

(b)Subject to paragraph (c) below, the Transaction Administrator shall promptly forward each original or copy of a document or report which is delivered by a Party to each other Party in accordance with this Agreement, to the extent that such document or report has not yet been sent to such Party.

(c)Except where a Transaction Document specifically provides otherwise and except in relation to any of its obligations pertaining to the calculations and computations under Clause 3.2(d), Clause 3.3(b), Clause 3.3(b), Clause 8  (Waterfall), Clause 9  (Ledgers) and Clause 10  (Settlement), the Transaction Administrator is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)If the Transaction Administrator receives notice from a Party referring to this Agreement, describing a Credit Enhancement Event or a Termination Event and stating that the circumstance described is a Credit Enhancement Event or a Termination Event, it shall promptly notify the other Parties.

(e)The Transaction Administrator shall have only those duties, obligations and responsibilities expressly specified in the Transaction Documents to which it is expressed to be a party (and no others shall be implied).

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23.3No fiduciary duties

Nothing in any Transaction Document constitutes the Transaction Administrator as a trustee or fiduciary of any other person. The Transaction Administrator does not assume, nor shall it be deemed to have assumed, any duty of care (other than in relation to any of its obligations under Clause 3.2(d), Clause 3.3(b), Clause 8  (Waterfall), Clause 9  (Ledgers) and Clause 10  (Settlement) or relationship of trust or agency with any Party.

23.4Rights and discretions

(a)The Transaction Administrator may:

(i)rely on:

(A)any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(B)any statement made by a director, authorised signatory or employee of any of the Originators, the Servicers, the Purchaser and MBCC regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(ii)rely on a certificate from any person:

(A)as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person,

(B)to the effect that such person approves of any particular dealing, transaction, step, action or thing; or

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)The Transaction Administrator may assume (unless it has received notice to the contrary in its capacity as agent for the Originators, the Servicers, the Purchaser and MBCC) that:

(i)no Credit Enhancement Event or Termination Event has occurred; and

(ii)any right, power, authority or discretion vested in any Party has not been exercised.

(c)The Transaction Administrator may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Transaction Administrator may at any time engage and pay for the services of any lawyers to act as independent counsel to the Transaction Administrator if the Transaction Administrator in its reasonable opinion deems this to be necessary.

(e)The Transaction Administrator may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Transaction Administrator or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

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(f)The Transaction Administrator may act in relation to the Transaction Documents through its officers, employees and agents.

(g)Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Transaction Administrator ever be required to take or omit to take any action which exposes the Transaction Administrator to personal liability or which is contrary, or might in its reasonable opinion be contrary, to any provision of any Transaction Document or applicable law or a breach of a fiduciary duty or duty of confidentiality.

(h)Notwithstanding any provision of any Transaction Document to the contrary, the Transaction Administrator is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

23.5Responsibility for documentation

The Transaction Administrator is not responsible or liable for:

(a)the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Transaction Administrator (other than the Calculation and Payment Reports), any Originator, any Servicer, the Purchaser, MBCC or any other person in connection with any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(c)without prejudice to its confidentiality obligation under Clause 30  (Confidentiality), any determination as to whether any information provided or to be provided to any Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

23.6No duty to monitor

The Transaction Administrator shall not be bound to enquire:

(a)whether or not any Credit Enhancement Event or Potential Termination Event has occurred;

(b)as to the performance, default or any breach by any Party of its obligations under any Transaction Document;

(c)into the property (including the books and records) of any Party and shall not have any duty to verify the adequacy, suitability or accuracy of any accounts, books, records, information or files maintained by any Party pursuant to any of the Transaction Documents (except in relation to any of its obligations pertaining to the calculations and computations under Clause 3.2(d), Clause 3.3(b), Clause 8  (Waterfall), Clause 9  (Ledgers) and Clause 10  (Settlement));

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(d)as to the accuracy, authenticity or sufficiency of any certificates, notices or information delivered pursuant to any of the Transaction Documents (except in relation to any of its obligations pertaining to the calculations and computations under Clause 3.2(d), Clause 3.3(b), Clause 8  (Waterfall), Clause 9  (Ledgers) and Clause 10  (Settlement)); or

(e)whether any other event specified in any Transaction Document has occurred.

23.7Exclusion of liability

(a)Without limiting paragraph (b) below (and without prejudice to any other provision of any Transaction Document excluding or limiting the liability of the Transaction Administrator), the Transaction Administrator will not be liable for:

(i)any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Transaction Administrator) arising as a result of any act, event or circumstance not reasonably within its control including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions, any regulation, currency restriction, devaluation or fluctuation, market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event), breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems, natural disasters or acts of God, war, terrorism, insurrection or revolution, or strikes or industrial action.

(b)No Party (other than the Transaction Administrator) may take any proceedings against any officer, employee or agent of the Transaction Administrator in respect of any claim it might have against the Transaction Administrator or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Transaction Administrator may rely on this Clause.

(c)Without prejudice to any provision of any Transaction Document excluding or limiting the Transaction Administrator's liability, any liability of the Transaction Administrator arising under or in connection with any Transaction Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Transaction Administrator or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Transaction Administrator at any time which increase the amount of that loss. In no event shall the Transaction Administrator be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Transaction Administrator has been advised of the possibility of such loss or damages.

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23.8Resignation of the Transaction Administrator

(a)The Transaction Administrator may resign and appoint one of its Affiliates as successor by giving notice to the Originators, the Servicers, the Purchaser and MBCC.

(b)Alternatively the Transaction Administrator may resign by giving 30 days' notice to the Originators, the Servicers, the Purchaser and MBCC, in which case the Originators, the Servicers, the Purchaser and MBCC may appoint a successor Transaction Administrator.

(c)If the Originators, the Servicers, the Purchaser and MBCC have not appointed a successor Transaction Administrator in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Transaction Administrator may appoint a successor Transaction Administrator.

(d)The retiring Transaction Administrator shall, at its own cost, make available to the successor Transaction Administrator such documents and records and provide such assistance as the successor Transaction Administrator may reasonably request for the purposes of performing its functions as Transaction Administrator under the Transaction Documents.

(e)The Transaction Administrator's resignation notice shall only take effect upon the appointment of a successor.

(f)Upon the appointment of a successor, the retiring Transaction Administrator shall be discharged from any further obligation in respect of the Transaction Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 21.2  (Indemnities by the Originators and the Servicers) and this Clause 23  (Role of the Transaction Administrator). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.Communications

24.1Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by letter or email.

24.2Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) and email address of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)in the case of the Originators (except for the US Originator) and the Servicers (except for the US Servicer):

Attention: Ferro Specialty Materials Spain S.L.U./Ferro Performance Pigments Spain/ Ferro Performance Materials Italy S.R.L./Ferro GmbH

Address: C/O Ferro (Holland) B.V., P.O. Box 6088, 3002 AB Rotterdam, The Netherlands

Email: gert.vanderwilt@ferro.com;  marja.benschop@ferro.com

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For the purpose of the Italian Formalities under Part 1 of Schedule 12 (Form of Transfer Documents):

Certified email address (PEC): ferroperformancematerialsitaly@legalmail.it

(b)in the case of the US Originator, the US Servicer and the Performance Guarantor:

Attention: Ferro Receivables LLC/Ferro Corporation – Richard A. Shuttie

Address: 6060 Parkland Boulevard, Suite 250, Mayfield Heights, OH 44124, United States of America

Email: Richard.Shuttie@ferro.com;  gert.vanderwilt@ferro.com

(c)in the case of the Purchaser:

Attention:ING Belgium SA/NV

Matthias De Smijter / John Pierard

Address:Avenue Marnix 24, 1000 Brussels, Belgium

Email:matthias.de.smijter@ing.com;  john.pierard@ing.com;  be-wcs-tmm@ing.be

(d)in the case of the Transaction Administrator:

Attention:ING Belgium SA/NV

Matthias De Smijter / John Pierard

Address:Avenue Marnix 24, 1000 Brussels, Belgium

Email:matthias.de.smijter@ing.com;  john.pierard@ing.com;  be-wcs-tmm@ing.be

Certified email address (PEC): ing.bank@legalmail.it

or any substitute address, email address or department or officer as the Party may notify to the Transaction Administrator (or the Transaction Administrator may notify to the other Parties, if a change is made by the Transaction Administrator) by not less than five Business Days' notice.

24.3Delivery

(a)Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(ii)if by way of email, when the sender has received a confirmation of receipt from the recipient,

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and, if a particular department or officer is specified as part of its address details provided under Clause 24.2  (Addresses), if addressed to that department or officer.

(b)Any communication or document made or delivered to a Servicer in accordance with this Clause 24  (Communications) will be deemed to have been made or delivered to the relevant Originator.

(c)Any communication or document which becomes effective, in accordance with this Clause, after 17.00 CET in the place of receipt shall be deemed only to become effective on the following day.

24.4Notification of address change

Promptly upon changing its address, each Party shall notify the other Parties.

24.5Electronic communication

(a)Any communication to be made between any Parties under or in connection with this Agreement may be made by other electronic means (including, without limitation, by way of posting to a secure website) if those Parties:

(i)notify each other in writing of any information required to enable the transmission of information by that means; and

(ii)notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)Any such electronic communication as specified in paragraph (a) above to be made between Parties may only be made in that way to the extent that those Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)Any electronic communication which becomes effective after 17.00 CET in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d)Any reference in a Transaction Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 24  (Communications).

24.6English language

(a)Any notice given under or in connection with this Agreement must be in English.

(b)All other documents provided under or in connection with this Agreement must be:

(i)in English; or

(ii)if not in English, and if so required by the Purchaser or the Transaction Administrator, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(c)Any notification to Obligors will be made in accordance with the applicable local law requirements, as set out in this Agreement.

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(d)The communications referred to in Clause 3  (Terms and Conditions Governing Purchases) will be carried out exclusively by computer, i.e. by transfer via the Internet of computer records or on a computer disk sent by mail.

(e)Each of the Originators, the Servicers, the Purchaser and MBCC authorises the Transaction Administrator to act on the basis of communications received in accordance with this Clause 24  (Communications) and bears full responsibility for any damage that may result from the fact that the Transaction Administrator may have acted on the basis of such communications.

25.Partial Invalidity

If, at any time, any provision of a Transaction Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

26.Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Transaction Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Transaction Document. No election to affirm any Transaction Document on the part of any Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Transaction Document are cumulative and not exclusive of any rights or remedies provided by law.

27.Originators’ Agent

(a)By its execution of this Agreement or an Accession Letter, each Spanish Originator irrevocably appoints the corresponding Spanish Servicer (acting through one or more authorised signatories) to act in its name and on its behalf as its agent in relation to the Transaction Documents, the Italian Originator irrevocably appoints the Italian Servicer (acting through one or more authorised signatories) to act in its name and on its behalf as its agent in relation to the Transaction Documents, the German Originator irrevocably appoints the German Servicer (acting through one or more authorised signatories) to act in its name and on behalf of its agent in relation to the Transaction Documents, releasing the German Servicer from all restrictions under Section 181 of the German Civil Code (BGB), the US Originator irrevocably appoints the US Servicer (acting through one or more authorised signatories) to act in its name and on its behalf in relation to the Transaction Documents, in each case pursuant to the terms of a power of attorney or mandate (mandaat/mandat and in respect of the German Servicer, Auftrag) that each Originator hereby expressly grants to the relevant Servicer and which the relevant Servicer accepts, as acknowledged by all Parties, and irrevocably each authorises:

(i)such Servicer on its behalf to supply all information concerning itself contemplated by this Agreement to the Purchaser, the Transaction Administrator and MBCC and to give all notices and instructions, to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by such Originator notwithstanding that they may affect such Originator, without further reference to or the consent of such Originator; and

(ii)the Servicer to fulfil, execute and send to the Purchaser, the Transaction Administrator and MBCC any documents to be filled out, executed and/or sent by

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such Originator in connection with the Transaction Documents and any other transfer agreement that would be required or useful to transfer ownership of, or to identify, the relevant Purchased Receivables under this Agreement;

(iii)such Servicer to conduct any other task and to comply with any other obligation explicitly stated in this Agreement in its name and on its behalf;

(iv)the Purchaser, the Transaction Administrator and MBCC to give any notice, demand, report, document or other communication to such Originator pursuant to the Transaction Documents to such Servicer,

and in each case each Originator shall be bound as though such Originator itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by a Servicer or given to a Servicer under any Transaction Document on behalf of the relevant Originator or in connection with any Transaction Document (whether or not known to any other Originator) shall be binding for all purposes on such Originator as if such Originator had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Servicer and any Originator, those of the Servicer shall prevail.

(c)The power of attorney or mandate (mandaat/mandat and in respect of the German Servicer, Auftrag) of a Servicer granted pursuant to Clause 27(a) above shall be irrevocable and may only be terminated:

(i)by the relevant Originator when it is no longer a party to this Agreement;

(ii)when such termination would occur mandatorily by operation of applicable law; or

(iii)upon termination of this Agreement.

(d)This Clause 27 shall apply in respect of an Originator and a Servicer only if such Originator and Servicer are not the same legal person.

28.Amendments

(a)No amendment to this Agreement will be effective unless made in writing and signed by the Purchaser, the Transaction Administrator, and the Originators or Servicers affected thereby.

(b)Notwithstanding Clause 28(a) above, amendments to Schedule 5 (Purchase Price) will be effective if proposed by email and explicitly approved by the Parties to this Agreement by replying to this email.

(c)Each Originator agrees to any such amendment or waiver which is agreed to by the relevant Servicer.

(d)If a Screen Rate Replacement Event occurs the Purchaser, MBCC and the Originators may agree such amendments to the Transaction Documents as may be required to (i) provide for and align the Transaction Documents to the use of a Replacement Base Rate for the calculation of interest under this Agreement, (ii) provide for appropriate fall-back

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provisions for the Replacement Base Rate and (iii) adjust the pricing to reduce or mitigate the transfer of economic value from one party to another as a result of the application of the Replacement Base Rate.

(e)If a Disruption Event occurs in relation to a Programme for any interest period, then the rate of interest for the interest period shall be the percentage rate per annum which is the sum of the Applicable Margin and the Purchaser’s cost of funds.

29.Assignments

29.1Assignments and transfers by the Originators, the Performance Guarantor or the Servicers

None of the Originators, the Performance Guarantor or the Servicers shall be entitled to assign or transfer all or any of its rights or obligations under the Transaction Documents at any time except with the prior written consent of the Purchaser and MBCC.

29.2Assignments by the Purchaser

(a)The Purchaser may assign or transfer, wholly or partially, its contractual rights in respect of any Transaction Document without any requirement for the consent of any Originator, the Performance Guarantor or the Servicers, provided, however, that any such transfer or assignment may only be to an Eligible Holder, and any purported transfer or assignment in contravention of this requirement shall be null and void ab initio. For the purposes of this Agreement, Eligible Holder means:

(i)an entity which is resident for tax purposes in any member state of the European Union (other than Spain), or a permanent establishment of such European Union tax resident entity situated in another member state of the European Union (other than Spain), provided that it is not acting through a country or territory classified as a tax haven pursuant to Spanish law (as currently set out in Royal Decree 1080/1991 of 5 July), nor through a permanent establishment in Spain to which the participation in the Agreement is effectively connected; or

(ii)an entity which is resident in a jurisdiction with which Spain has ratified a double taxation agreement in force providing a full withholding tax exemption on payments under this Agreement, provided that it does not carry on a business in Spain through a permanent establishment with which the participation in the Agreement is effectively connected.

(b)The Purchaser may assign or transfer, wholly or partially, its contractual rights in respect of any Transaction Document without any requirement for the consent of any Originator, the Performance Guarantor or the Servicers. The Transaction Administrator shall record in a register any such assignment or transfer, including the names and addresses of the transferees and a description (including amounts) of the interests transferred or assigned. The register shall be available for inspection by the Originators and the Performance Guarantor at any reasonable time and from time to time upon reasonable prior notice.

(c)For the purposes of any applicable laws (including article 1528 of the Spanish Civil Code, article 1263 of the Italian Civil Code and article 1692 of the Belgian Civil Code, as applicable), each Party agrees that upon any transfer and/or assignment, in accordance with paragraph (a) above, the guarantees and Securities created under the Transaction Documents shall be preserved for the benefit of the transferees.

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29.3Additional Originators

(a)Each Servicer may request that any of its wholly owned Subsidiaries becomes an Originator. That Subsidiary shall become an Originator if:

(i)the Purchaser approves the addition of that Subsidiary;

(ii)such Servicer and that Subsidiary deliver to the Transaction Administrator a duly completed and executed Accession Letter;

(iii)such Servicer confirms that no Credit Enhancement Event is continuing or would occur as a result of that Subsidiary becoming an Additional Originator; and

(iv)the Purchaser have received all of the documents and other evidence listed in Part 2 of Schedule 3 (Conditions precedent) in relation to that Additional Originator, each in form and substance satisfactory to the Purchaser.

(b)The Purchaser shall notify the Transaction Administrator and the Servicers promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 3 (Conditions precedent).

30.Confidentiality

(a)Each Party agrees to treat all information of any kind transmitted by any other Party under or in connection with this Agreement as confidential. The Parties agree not to divulge such information to any other person and to ensure that their respective personnel similarly respect the confidential nature of such information.

(b)This provision shall not prevent:

(i)any Party from transmitting such information as may be required by its statutory auditors, public organisations or any governmental, regulatory, fiscal, stock exchange or monetary institution or other authority, in so far as it is obliged to do so by the applicable laws and regulations in force;

(ii)the Purchaser from transmitting such information to any Person (including MBCC and/or the MBCC Liquidity Bank) who will provide or will undertake to provide directly or indirectly funds and/or cover the risks linked or related to this Programme to the Purchaser or any agent appointed by the Purchaser, provided that the Purchaser undertakes that such Person shall be bound to treat such information as confidential under the same terms and subject to the same conditions as provided for in the Transaction Documents;

(iii)any Party from transmitting such information to its employees, officers, representatives or advisers (including external legal advisers) who need to know such information for the purposes of exercising such party's rights or carrying out its obligations under or in connection with this Agreement. Each Party shall ensure that its employees, officers, representatives or advisers to whom it discloses another Party's confidential information comply with this Clause 30  (Confidentiality);

(iv)the Purchaser or the Transaction Administrator from transmitting such information to any person who will provide or will undertake to provide directly or indirectly funds to the Purchaser or any agent appointed by the Purchaser or the Transaction Administrator, provided that the Purchaser and the Transaction Administrator undertake that such person shall be bound to treat such information

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as confidential under the same terms and subject to the same conditions as provided for in the Transaction Documents;

(v)following the occurrence and during the continuation of a Termination Event, the Purchaser or the Transaction Administrator from transmitting a copy of any Transaction Document or any contractual documentation referred to in any Transaction Document for the purpose of notifying any Obligors of a sale of Receivables and/or for the purposes of collecting those Receivables;

(vi)any Party from using any original or duplicate copy of the contractual documentation or any computer information referred to in any Transaction Document in order to take all such measures deemed necessary by such Party to preserve, and/or enforce its rights under the Transaction Documents, including without limitation any legal actions;

(vii)any Party from transmitting any information relating to any Transaction Document that is publicly available other than as a result of a breach of this Clause by such Party;

(viii)any Party from transmitting such information if such information is obvious, trivial or useless; and

(ix)the Purchaser or the Transaction Administrator from using for marketing purposes only the following information: the amount involved in the transaction contemplated by this Agreement, the countries concerned, the number of originators, the structure of the transaction, the identity of the legal counsels involved in the transaction, the closing date of the transaction and the maturity of the transaction.

(c)Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, each of the Parties acknowledges and agrees that MBCC and/or any agent, administrator and/or arranger in relation to its commercial paper program may post to a secured password protected internet site maintained by MBCC and/or any such agent, administrator or arranger and required by any rating agency rating the MBCC Notes in connection with Rule 17g-5 promulgated under the U.S. Securities and Exchange Act of 1934, as amended, the following information (i) the Transaction Documents and any other documents relating to the funding provided by MBCC with respect to this Agreement, and (ii) such other information as may be requested by such rating agency; provided that MBCC and/or any such agent, administrator or arranger shall take such actions as are necessary to maintain the confidential nature of the documents and information so posted (it being understood that any rating agency viewing the posted information on such website shall not constitute a breach of such proviso so long as it is informed of the confidential nature of such information on such website or otherwise by MBCC and/or any such agent, administrator or arranger prior to or concurrently with making such information available.

31.Counterparts

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.Governing Law

(a)Except as set forth in this Clause 32, this Agreement, any non-contractual obligations arising out of or in connection with it, and each sale and transfer (cessie/cession) of

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Eligible Receivables by an Originator to the Purchaser shall be governed by, and construed in accordance with, the laws of Belgium.

(b)The assignments made pursuant to Clause 2(a)(iii) of this Agreement shall be governed by, and construed in accordance with, the laws of Germany.

(c)Clause 4.2  (US Security Interest) shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)The Parties agree to opt out entirely of the UNIDROIT Convention of 28 May 1988 on International Factoring and any other provisions of any law in any other country or territory implementing such convention, pursuant to article 3 thereof.

33.Jurisdiction

(a)Subject to paragraph (c) below, the courts of Brussels, Belgium have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement (a Dispute)).

(b)The Parties agree that the courts of Brussels are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)This Clause is for the benefit of the Purchaser and MBCC only. As a result, the Purchaser shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Purchaser may take concurrent proceedings in any number of jurisdictions. In particular (i) the courts of Frankfurt/Main, Germany shall have non-exclusive jurisdiction in any dispute arising in respect of assignments made pursuant to Clause 2(a) above and (ii) the courts of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of State of New York sitting in the Borough of Manhattan)), and any appellate court from any thereof shall have non-exclusive jurisdiction in any dispute arising in respect of any security interest created pursuant to Clause 4.2  (US Security Interest).

34.No Proceedings.

Each Servicer, the Transaction Administrator and the Purchaser, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the US Originator any insolvency proceeding until one year and one day after the Final Payment Date (as defined in the Receivables Sale and Contribution Agreement); provided that the Transaction Administrator may take any such action in its sole discretion following the occurrence and during the continuance of Termination Event. The provisions of this Clause 34 shall survive any termination of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

Definitions

Accession Letter means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

Account Pledge Agreement means any of the agreements entered into or to be entered into by any Originator and the Purchaser (or, if relevant, Transaction Administrator) according to which such Originator grants Security over one or more relevant Dedicated Collection Accounts for the benefit of the Purchaser (or, if relevant, Transaction Administrator) in form and substance satisfactory to the Purchaser.

Additional Italian Purchase Agreement means each purchase agreement entered into from time to time by the Italian Originator, the Italian Servicer, the Purchaser and the Transaction Administrator with respect to the transfer of Eligible Receivables originated by the Italian Originator substantially in the form provided in Part 1 of Schedule 12 (Form of Transfer Documents).

Additional Originator means a Subsidiary of the Performance Guarantor which accedes to this Agreement as an Originator, in accordance with Clause 29.3  (Additional Originators).

Additional Spanish Purchase Agreement means each purchase agreement formalized through a Spanish Public Document to be executed from time to time by the Spanish Originator, the Spanish Servicer, the Purchaser and the Transaction Administrator in respect to each Additional Spanish Originator Portfolio substantially in the form provided in Part 2 of Schedule 12 (Form of Transfer Documents).

Administration Fee means the administration fee referred to in Clause 18.2.

Administration Fee Rate has the meaning set out in Part 1 (Calculation of the Purchase Price) of Schedule 5 (Purchase Price).

Affiliate means, in relation to any entity, a Subsidiary of that entity or a Holding Company of that entity or any other Subsidiary of that Holding Company.

Agreement means this receivables purchase and servicing agreement, including its annexes and schedules.

Amendment Agreement means the amendment agreement dated 18 December 2020 among Ferro Specialty Materials Spain S.L.U. and Ferro Performance Pigments Spain (as Spanish Originators and Spanish Servicers), Ferro Performance Materials Italy S.R.L. (as Italian Originator and Italian Servicer), Ferro GmbH (as German Originator and German Servicer), Ferro Receivables LLC (as US Originator), Ferro Corporation (as US Servicer and as Performance Guarantor), ING Belgique SA/NV (as Purchaser and Transaction Administrator) and MBCC (as Assignee).

Applicable Currency Stress Factor has the meaning given to it in Part 2 of Schedule 5 (Purchase Price).

Applicable Margin means 90bps.

Applicable Taxes has the meaning given to it in Clause 19.1(a).

Applied Parameters has the meaning ascribed to such term in Part 2 of Schedule 5 (Purchase Price).

Assignee has the meaning set out in Recital (C).

Associated Rights means, with respect to any Receivable, all of the relevant Originator's and Ferro US’s rights (including accessory rights and ancillary rights), privileges, interests, benefits and claims of any nature whatsoever relating to that Receivable under the Contract (including any indemnity rights and any late payment interest that may be due), all of the Originator's and Ferro US’s interests in any merchandise

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(including returned merchandise) relating to any sale giving rise to such Receivable, all guarantees, insurance or other agreements or arrangements of whatever character supporting or securing payment of such Receivables, including without limitation any accessories and any Security related thereto which pass to the Purchaser by virtue of any applicable laws (including article 1692 of the Belgian Civil Code, article 1528 of the Spanish Civil Code and article 1263 of the Italian Civil Code, as applicable).

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Available Amount has the meaning given to it in Part 1 of Schedule 5 (Purchase Price).

Backup Servicer means any person appointed as backup servicer from time to time.

Backup Servicing Agreement means the backup servicing agreement to be entered into as the case may be between any Servicer, the Purchaser, the Transaction Administrator and/or MBCC relating to the provision of back-up collection and servicing in relation to the Purchased Receivables, in form and substance satisfactory to the Purchaser.

Backup Servicing Costs means any costs in relation to any Backup Servicer as calculated and due and payable in accordance with the Backup Servicing Agreement.

Base Rate means:

(a)with respect to EUR, EURIBOR (one month);

(b)with respect to any other Eligible Currency, LIBOR (one month),

in each case, as fixed at the relevant Calculation Date, or if a Replacement Base Rate has been agreed in accordance with Clause 28 such Replacement Base Rate.

Blocking Law means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or (c) any similar blocking or anti-boycott law in Belgium.

Break Costs means the amount (if any) of break costs incurred by the Purchaser as a result of the termination of the Agreement by an Originator pursuant to Clause 15.2(c) of the Agreement.

Business Day means a day (other than a Saturday or a Sunday) on which the commercial banks are generally open for business in Belgium, The Netherlands, Italy, Spain and the United States of America, which is a Target Day.

Calculation and Payment Report means the report substantially in the form as set out in Part 3 of Schedule 5 (Purchase Price).

Calculation Date means the Business Day falling four Business Days prior to the relevant Settlement Date.

Calculation Period means, in respect of a Settlement Date, the period starting from a Cut-off Date (excluded) to the Cut-off Date thereafter (included).

Calculation Specificities has the meaning ascribed to such term in Part 2 of Schedule 5 (Purchase Price).

Change of Control means any Originator ceasing to be a Subsidiary of the Performance Guarantor.

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Collections means, with respect to any Purchased Receivable, all cash proceeds, set off, other cash proceeds or other amounts received or recovered in respect thereof, including, without limitation, any payments made on any bill of exchange, promissory note or other negotiable instrument issued in respect of such Purchased Receivable to any holder thereof (whether or not issued in breach of any provisions of the Agreement), all cash proceeds from enforcement of security with respect to such Purchased Receivable, and, as applicable, all recoveries of VAT (in any form, including set-off or compensation) from any relevant tax authority relating to any unpaid Purchased Receivable.

Collections Report means a report prepared by a Servicer substantially in the form of Schedule 20 (Collections Report).

Collections Testing Date means:

(a)if imposed by the Purchaser in accordance with Clause 14  (Credit Enhancements), each weekly date indicated in the notice of the Purchaser referred to in Clause 14.2  (Consequences of a Credit Enhancement Event) on or following the occurrence of a Credit Enhancement Event; or

(b)if imposed by the Purchaser in accordance with Clause 15  (Termination), each Business Day on or following the occurrence of a Termination Event.

Collections Testing Period means the period starting on a Collections Testing Date (excluded) to the Collections Testing Date thereafter (included).

Collections Transfer Dates means:

(a)any Settlement Date;

(b)if imposed by the Purchaser in accordance with Clause 14  (Credit Enhancements), each weekly date indicated in the notice of the Purchaser referred to in Clause 14.2  (Consequences of a Credit Enhancement Event) on or following the occurrence of a Credit Enhancement Event;

(c)if imposed by the Purchaser in accordance with Clause 15  (Termination), each Business Day on or following the occurrence of a Termination Event.

Compliance Certificate means a certificate substantially in the form set out in Schedule 18 (Form of Compliance Certificate).

Contract means any agreement or document between the relevant Originator or Ferro US, as applicable, and the relevant Obligor out of which a Receivable arises.

Contractual Dilution means, with respect to any Purchased Receivable, allowed reductions for such Purchased Receivable known as of the relevant Purchase Date, contractually limited and applying at the time that such Purchased Receivable arises.

Contractual Payment Term means the difference expressed as a number of days from the date of origination of the relevant Purchased Receivable by the relevant Originator or Ferro US, as applicable, to the original stated due-date of such Purchased Receivable.

Costs means the sum of:

(a)the Structuring Fee;

(b)the Funding Costs;

(c)the Administration Fee;

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(d)the Due Diligence Fees;

(e)the Servicing Fees; and

(f)the Backup Servicing Costs (if any).

CP Rate means, in respect of any Funding Period, the rate determined by or on behalf of MBCC to be equivalent to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which commercial paper issued by MBCC to fund and maintain the funding of the transactions as contemplated by this Agreement has been sold by any placement agent or commercial paper dealer selected by MBCC, as agreed between each such dealer or agent and MBCC, expressed as an interest-bearing equivalent rate per annum plus (ii) to the extent not included in paragraph (i) above, the applicable per annum fees of the relevant placement agent or commercial paper dealer in respect of such commercial paper; plus (iii) (without duplication of any other costs covered by this definition) the cost to MBCC of any discount, interest or similar cost incurred as a result of entering into and/or incurring and maintaining any indebtedness under any funding document of MBCC relating to the transactions to which this Agreement relates during such Funding Period; plus (iv) the cost to MBCC in respect of any discount or interest incurred as a result of entering into and/or incurring or maintaining the due proportion of any indebtedness under any programme enhancement agreement during such Funding Period; plus (v) the cost to MBCC of entering into any interest rate or foreign exchange transactions to fund the transactions relating to this Agreement.

Credit Agreement means the Credit Agreement dated 14 February 2017 entered into between, among others, the Performance Guarantor (as Company), subsidiaries thereof (as Borrowers), several banks and financial institutions (as Lenders), PNC Bank, National Association (as Administrative Agent and Collateral Agent) and Deutsche Bank AG New York Branch (as Syndication Agent), as amended on 25 April 2018.

Credit and Collection Policy means any policy as attached in Schedule 11 (Credit and Collection Policies).

Credit Enhancement Event has the meaning ascribed to such term in Schedule 9 (Credit Enhancement Events).

Cut-off Date means:

(a)the last calendar day of any calendar month; and

(b)for the first Cut-off Date preceding the First Purchase Date, the Initial Cut-Off Date.

Days Sales Outstanding has the meaning set out in Part 1 of Schedule 5 (Purchase Price).

Dedicated Collection Account means:

(a)in respect of each Originator, the bank account(s) in the name of such Originator and identified in Schedule 15 (List of Dedicated Collection Accounts per Originator) and any account which has replaced such account with the prior written consent of the Purchaser, held in the name of such Originator; and

(b)in respect of each Additional Originator, the bank account(s) in the name of such Additional Originator confirmed in accordance with Clause 3.3 and any account which has replaced such account with the prior written consent of the Purchaser, held in the name of such Additional Originator.

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Dedicated Collection Account Bank means any credit institution where a Dedicated Collection Account is held and that (i) meets the Dedicated Collection Account Required Rating Condition or (ii) is a member of the ING Group.

Dedicated Collection Account Bank Required Ratings means BBB- by Standard & Poor's, Baa3 (by Moody's) and BBB- (by Fitch).

Dedicated Collection Account Required Rating Condition means, with respect to a Dedicated Collection Account Bank, that the long term senior unsecured obligations of such Dedicated Collection Account Bank have at least one of the Dedicated Collection Account Bank Required Ratings.

Deemed Collection has the meaning given to it in Clause 9.2(b).

Defaulted Receivable means a Receivable:

(a)all or part of the Outstanding Nominal Value of which remains unpaid past its due date for more than 90 days; or

(b)that has become a Written-off Receivable;

(c)of which the Obligor has become Insolvent.

Default Reserve Rate has the meaning set out in Schedule 5 (Calculation of the Purchase Price).

Delinquent Receivable means a Receivable of which all or part of the Outstanding Nominal Value remains unpaid past its due date for more than 60 days.

Dilution means, in respect of any Receivable, the sum of any Contractual Dilution and any Non‑contractual Dilution.

Dilution Reserve Floor has the meaning set out in Part 1 of Schedule 5 (Purchase Price).

Dilution Reserve Rate has the meaning set out in Part 1 of Schedule 5 (Purchase Price).

Dispute has the meaning given to it in Clause 33(a).

Disruption Event means either or both of:

(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for a payment to be made in connection with the Transaction Documents which disruption is not caused by, and is beyond the control of, any of the Parties or a Screen Rate Replacement Event has occurred and this Agreement has not been amended pursuant to Clause 28; or

(b)the occurrence of any other event which results in a disruption (of a technical or system related nature) to the treasury or payments operations of a Party preventing that Party, or any other Party:

(i)from performing its payment obligations under the Transaction Documents; or

(ii)from communicating with other Parties in accordance with the terms of the Transaction Documents,

and which (in either case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

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Due Diligence has the meaning ascribed to such term in paragraph 4.9  (Due diligence) of Schedule 8 (Undertakings).

Due Diligence Fees means the fees corresponding to the task and duties performed during a Due Diligence, being:

(a)an aggregate annual amount of EUR 10,700 in respect of one or more Originators (including the Italian Originator, the Spanish Originators and/or any Additional Originator) if and for so long as all their data that is subject to review in the course of a Due Diligence remains centralized in one single place; and/or

(b)an annual amount of EUR 10,700 in respect of any Originator (including the Italian Originator, the Spanish Originators and/or any Additional Originator) of which the data that is subject to review in the course of a Due Diligence is not centralized at the same place as the data of one or more other Originators.

Eligibility Criteria for Purchase means the criteria specified in Part 1 of Schedule 2 (Eligibility Criteria).

Eligible Currency means EUR and USD.

Eligible Jurisdiction has the meaning given to it in Part 1 of Schedule 2 (Eligibility Criteria).

Eligible Obligor means any Obligor who meets the criteria set out under paragraph 3  (Eligible Obligors) of Schedule 2 (Eligibility Criteria), completed in accordance with Clause 16(c)(iii).

Eligible Receivable means any Receivable, originated by an Originator or Ferro US, as applicable, which, on the relevant Purchase Date for such Receivable, complies with all the Eligibility Criteria set out under paragraph 2 (Eligible Receivables) of Schedule 2 (Eligibility Criteria) and paragraph 3  (Eligible Obligors) of Schedule 2 (Eligibility Criteria).

EURIBOR means the rate for deposits in Euro for a period equal to the relevant interest period, which appears on the Reuters Index Page "Euribor 01" (or such other page on that service or such other service as may, in the Purchaser's and the Transaction Administrator’s determination, replace it for the purposes of displaying such rate) as of 11.00 CET, Brussels time, on the relevant quotation date. If such rate does not appear on the Reuters Index Page Euribor 01, the rate for that period will be determined on the basis of the rates at which deposits in Euro are offered by the reference banks at approximately 11.00 CET, Brussels time, on the relevant quotation date to prime banks in Euro-zone interbank market for a period equal to the period considered and for deposits in an amount comparable to the amounts concerned. In all cases, if the rate is below zero, EURIBOR will be deemed zero.

Euro,  EUR or € means the single currency of the Participating Member States.

Exchange Rate means, where the context requires, in respect of a particular date, the exchange rate of any relevant currency against such other currency, as most recently published by the European Central Bank for such date.

Excluded Taxes means any of the following Taxes imposed on or with respect to the Purchaser (or its assignees) or the Transaction Administrator or MBCC or required to be withheld or deducted from a payment to the Purchaser or Transaction Administrator or MBCC: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Purchaser (or its assignees) or Transaction Administrator or MBCC being organized under the laws of, or having its principal office located in, or having its applicable office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Taxes imposed as a result of a present or former connection between the Purchaser (or its assignees, such as MBCC) and the jurisdiction imposing such Tax (other than connections arising from the Purchaser (or its assignees, such as MBCC) having executed, delivered, become a party to, performed its obligations under, received

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payments under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Transaction Documents or any Receivables acquired by such person), (b) U.S. federal withholding Taxes imposed pursuant to a law in effect on the date on which the Purchaser (or its assignees) or the Transaction Administrator or MBCC acquires an interest in the Purchased Receivables of the US Originator or changes its applicable office, except in each case to the extent that, pursuant to Clause 19.1(a), amounts with respect to such Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its applicable office, (c) any Taxes imposed as a result of the Belgian Receivables Assignment Agreement, including any withholding Taxes attributable to the receipt of any payments by MBCC from the Purchaser, (d) Taxes attributable to the Purchaser’s (or its assignees’), the Transaction Administrator’s or MBCC’s failure to comply with Clause 19.1(e), and (e) any Taxes imposed under FATCA.

FATCA means Sections 1471 through 1474 of the United States Internal Revenue Code (the Code), as of the Third Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements (or related rules, legislation, or official administrative guidance) implementing such provisions of the Code or any non-U.S. laws implementing the foregoing.

FATCA Deduction means a deduction or withholding from a payment under this Agreement required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code.

Ferro Performance Pigments Spain Servicer Account means the bank account held with Bank of America Madrid Branch in the name of Ferro Performance Pigments Spain, with account number ES17 1485 0001 0700 3642 9013, swift address BOFAES2X.

Ferro Specialty Servicer Account means the bank account held with Bank of America, N.A. Madrid Branch in the name of Ferro Specialty, with account number ES94 1485 0001 0300 3680 3019, swift address BOFAES2X.

Financial Indebtedness means any indebtedness for or in respect of:

(a)any obligation for money borrowed and debt balances at banks or other financial institutions;

(b)any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)the amount of any liability in respect of finance leases;

(e)receivables sold or discounted (other than any receivables to the extent they are sold on a non‑recourse basis (except for customary representations, warranties, covenants and indemnities made in connection therewith));

(f)any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

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(g)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group of the Obligor which liability would fall within one of the other paragraphs of this definition;

(h)any liabilities of any member of the Group of the Obligor relating to any post-retirement benefit scheme;

(i)any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings;

(j)any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply;

(k)any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings; and

(l)the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (k) above.

First Purchase Date means:

(a)in respect of the Initial Italian Originator Portfolio, the first Settlement Date after the Third Restatement Date, or any other date to be agreed upon by the Italian Servicer and the Purchaser;

(b)in respect of the Initial Spanish Originator Portfolio with respect to Ferro Specialty, the first Settlement Date after the Third Restatement Date, or any other date to be agreed upon by Ferro Specialty and the Purchaser;

(c)in respect of any Initial Originator Portfolio, other than the Initial Italian Originator Portfolio and the Initial Spanish Originator Portfolio with respect to Ferro Specialty:

(i)the Business Day following the date on which the Transaction Administrator has sent a Calculation and Payment Report in relation to that Initial Originator Portfolio to the Purchaser, the Servicers and each Originator pursuant to Clause 3.2(d) if such Calculation and Payment Report was sent by no later than 10:00 CET on such date;

(ii)two Business Days following the date on which the Transaction Administrator has sent a Calculation and Payment Report in relation to that Initial Originator Portfolio to the Purchaser, the Servicers and each Originator pursuant to Clause 3.3(b), if such Calculation and Payment Report was sent after 10:00 CET on such date; or

(iii)any other date agreed upon by the Parties.

First Restatement Date means 20 December 2019.

Funding Costs means the funding costs referred to in Clause 18.2 (Administration Fee).

Funding Period means, in respect of a Settlement Date, the period starting from a Settlement Date (included) to the Settlement Date thereafter (excluded).

GAAP means, in respect of any Originator, the Servicers or the Performance Guarantor, generally accepted accounting principles in the respective jurisdiction of their incorporation, including IFRS.

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General Terms and Conditions means the general terms and conditions, attached in Part 2 of Schedule 11 (Credit and Collections Policies and General Terms and Conditions).

German Originator means an Originator organized under German law.

German Receivables means any Receivables which are governed by German law.

German Servicer Account means the bank account held with Bank of America, N.A. Frankfurt Branch, in the name of the German Servicer with IBAN DE67 5001 0900 0020 3600 19 and BIC BOFADEFX.

Global Initial Purchase Price or GIPP has the meaning given to it in Schedule 5 (Calculation of the Purchase Price).

Global Portfolio means, on any given date, the Outstanding Nominal Value of all the Receivables existing and acquired by the Purchaser, after exclusion of the Written off Receivables and Ineligible Receivables for Purchase on that date.

Group means, in respect of any entity at any time, such entity and its Affiliates for the time being.

Holding Company means, in relation to an entity, any other entity in respect of which it is a Subsidiary.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Increased Costs has the meaning given to it in Clause 20.

Indemnity means any amount to be paid as indemnity as described in Clause 20  (Increased Costs) or Clause 21  (Other Indemnities).

Ineligible Receivables for Purchase means any Receivables that on the relevant Purchase Date for such Receivables, do not satisfy the Eligibility Criteria for Purchase.

ING Group means the companies involved in the Programme and held directly or indirectly by ING Group N.V.

Initial Cut-off Date means (i) for the Originators (other than the US Originator, each Spanish Originator, the Italian Originator, and the German Originator) 30 November 2018, (ii) for Ferro Performance Pigments Spain and the German Originator, the First Restatement Date, (iii) for the US Originator, the Second Restatement Date (it being understood and agreed that on the Second Restatement Date the US Originator will acquire each Receivable (as defined in the Receivables Sale and Contribution Agreement) that existed and was owing to Ferro US as of 30 June 2020 and each Receivable generated by Ferro US from and including 30 June 2020, to and including the Second Restatement Date), and (iv) for Ferro Specialty and the Italian Originator, the Third Restatement Date.

Initial Italian Originator Portfolio means the Eligible Receivables owned by the Italian Originator on the First Purchase Date.

Initial Italian Purchase Agreement means the purchase agreement entered into or to be entered into on the First Purchase Date by the Italian Originator, the Italian Servicer, the Purchaser and the Transaction Administrator with respect to the transfer of Eligible Receivables comprised in the Initial Italian Originator Portfolio originated by the Italian Originator substantially in the form provided in Part 1 of Schedule 12 (Form of Transfer Documents).

Initial Originator Portfolio means, in respect of any Originator, the Eligible Receivables owned by it on the Initial Cut-off Date, including but not limited to, in relation to the Spanish Originators, the Initial Spanish Originator Portfolio, and in relation to the Italian Originator, the Initial Italian Originator Portfolio.

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Initial Spanish Originator Portfolio means the Eligible Receivables owned by the Spanish Originators on the Initial Cut-off Date against Obligors identified in the Spanish Originator Portfolio Deposit raised to the status of Spanish Public Document on (i) the First Restatement Date, with respect to Ferro Performance Pigments Spain and (ii) the Third Restatement Date, with respect to Ferro Specialty.

Insolvency in relation to a person or entity means that the person or entity:

(a)is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above and without prejudice to the foregoing, in particular with respect to any person or entity formed and existing in any member state of the European Union, any insolvency proceedings in the meaning of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings; or

(j)takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

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Insolvent means, in respect of a person or entity, the fact that such person or entity is in Insolvency.

Instalment of GDPP has the meaning set out in Part 1 of Schedule 5 (Purchase Price).

Invoice means, with respect to any Receivable, the invoice issued by the relevant Originator or Ferro US to the relevant Obligor, evidencing such Receivable.

Invoice Exchange Rate means in respect of a Non-EUR Receivable, the exchange rate of the relevant currency in EUR, as published by the European Central Bank on the date of the relevant Invoice.

Italian Bankruptcy Law means the Italian Royal Decree No. 267 of 16 March 1942, as amended and supplemented from time to time.

Italian Civil Code means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as amended and supplemented from time to time.

Italian Servicer Account means the bank account held with Bank of America, N.A. Milan Branch in the name of the Italian Servicer with account number IT80 V033 8001 6000 0001 5113 015, swift address BOFAIT2X.

Law 52/91 means law 21 February 1991, No. 52, as amended and supplemented from time to time.

Legal Opinion means any legal opinion referred to in Schedule 3 (Conditions Precedent) or the Amendment Agreement.

Legal Reservations means:

(a)the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)the time barring of claims and defences of set-off or counterclaims; and

(c)any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

LIBOR means the rate for deposits in US Dollars for a period equal to the relevant interest period, which appears on the appropriate Reuters Index Page as of 11.45 am, London time, on the relevant quotation date. If such rate does not appear on the appropriate Reuters Index page, the rate for that period will be determined on the basis of the rates at which deposits in US Dollars are offered by the reference banks at approximately 11.45 am, London time, on the relevant quotation date to prime banks in London interbank market for a period equal to the period considered and for deposits in an amount comparable to the amounts concerned. In all cases, if the rate is below zero, LIBOR will be deemed zero.

Material Adverse Effect means a material adverse effect on:

(a)the business or financial condition of the Originator, the Servicers and the Performance Guarantor taken as a whole;

(b)the ability of the Originators, the Servicers and the Performance Guarantor, taken as a whole, to perform their obligations under the Agreement or any other Transaction Document;

(c)the validity or enforceability of the assignment of all or a substantial part of the Purchased Receivables;

(d)the legality, validity, binding effect or enforceability against any Originator, any Servicer and the Performance Guarantor of any Transaction Document to which it is a party;

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(e)the validity or enforceability of, or the effectiveness or ranking of any Transaction Security granted or purporting to be granted pursuant to any of, the Transaction Documents or the rights or remedies of the Purchaser or the Transaction Administrator under any of the Transaction Documents; or

(f)the assignability or collectability of all or a substantial part of the Purchased Receivables.

Maximum Programme Amount means EUR 85,000,000 or its equivalent in USD (such equivalent being calculated using the relevant Exchange Rate).

MBCC Liquidity Agreement means any asset purchase agreement or liquidity facility agreement executed from time to time, as amended and/or supplemented from time to time, entered into between MBCC and a credit institution pursuant to which such credit institution provides funding in Euro and/or USD to MBCC with respect to the transfer of whole or part of the reassigned Receivables under the Belgian Receivables Assignment Agreement.

MBCC Liquidity Bank means with respect to any MBCC Liquidity Agreement, any credit institution which is a party to such MBCC Liquidity Agreement (or any successor, transferee and assignee thereof).

MBCC Notes means any short term notes issued by MBCC (such as Euro commercial paper or US commercial paper) denominated in any currency.

Monthly Default Ratio has the meaning set out in Part 1 Schedule 5 (Purchase Price).

Monthly Dilution Ratio has the meaning set out in Part 1 Schedule 5 (Purchase Price).

Nominal Value means, with respect to any Receivable, the notional amount of such Receivable expressed in the currency of such Receivable, including VAT and other Taxes if any, as reflected in the books of the relevant Originator and mentioned on the Invoice evidencing such Receivable.

Non-EUR or USD Purchased Receivable means a Purchased Receivable where the relating Invoice is expressed in another currency than EUR or USD.

Non-EUR or USD Receivable means a Receivable where the relating Invoice is expressed in another currency than EUR or USD.

Non-contractual Dilution means any reduction or cancellation, in whole or in part, of the Nominal Value of any Purchased Receivable by reason of the occurrence of any of the following circumstances and excluding any Contractual Dilution:

(a)any credit note, rebate, discount or allowances for prompt payment, for quantity, for return of goods or as fidelity or relationship premium, invoicing error or cancellation or any other commercial adjustment, granted by the Originator, Servicer or Ferro US in accordance with the relevant Credit and Collection Policies;

(b)any change in the terms or cancellation of a contract under which the Receivable arises or the Receivable which reduces the amount payable by the Obligor or the related Receivable;

(c)any set-off exercised by the relevant Obligor in respect of any claim by such Obligor as to amounts owed by it on such Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction, and whether agreed by the Originator, Servicer or Ferro US or arising by operation of law);

(d)any specifically asserted dispute, counterclaim or defence whatsoever, including without limitation, any non-payment by the relevant Obligor due to failure by any Originator, the Servicer or Ferro US to deliver any merchandise or provide any services (excluding, for the avoidance of doubt, any dispute resulting from non-payment of the Obligor due to the Obligor being Insolvent);

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(e)any amount being deducted by the Obligor or an Originator, Ferro US or Servicer from the Collections, due to any Tax imposed by way of withholding or deduction on the payments to be made by such Obligor to the Originator or Servicer;

(f)any recourse or claim of third party on such Purchased Receivable;

(g)with respect to a Purchased Receivable of which the Obligor is Insolvent, any expenses saved by the Originator or Ferro US by the non-payment of agent's commission, non-fulfilment of the relevant contract or otherwise; and

(h)with respect to a Purchased Receivable of which the Obligor is Insolvent, any sales, VAT or other Taxes saved by the Originator or Ferro US due to the non-payment of that Purchased Receivable.

Obligor means an entity set out in the records of any Originator or Ferro US as debtor of a Receivable, obliged to make payment for the delivery of goods or provision of services evidenced by a contract for which an Invoice has been issued by the relevant Originator (or, if different, the entity so obliged, including for the avoidance of doubt, any entity that has assumed the obligation of payment of any Invoice issued by any Originator in the ordinary course of business).

Original Financial Statements means each of the Originators’ (other than the US Originator, the Italian Originator, the German Originator and each Spanish Originator), Servicers’ (other than the US Servicer, the Italian Servicer, the German Servicer and each Spanish Servicer) and Performance Guarantor’s (audited) (consolidated) financial statements for the financial year ended 31 December 2017.

Original Jurisdiction means, in relation to a legal person, the jurisdiction under whose laws that legal person is incorporated as at the date of the Agreement or, in relation to an Additional Originator, as at the date on which that Additional Originator becomes Party to this Agreement.

Originator means the entities listed on the signature pages of the Amendment Agreement as Originators and any Additional Originator.

Other Applicable Taxes has the meaning given to it in Clause 19.1.

Outstanding Nominal Value means, at any time with respect to any Receivable, its Nominal Value less (a) any Dilution in relation to such Receivable (expressed in the relevant currency) and (b) any Collection, provided, however, that to the extent not allocated by the relevant Obligor, any Collections and/or Dilution relating to an Obligor shall be allocated in order from most to least delinquent amongst all Receivables from such Obligor with the same Originator or Ferro US, as applicable, at the relevant Exchange Rate.

Participating Member State means any member state of the European Community that adopts or has adopted the EUR as its lawful currency in accordance with legislation of the European Community relating to the Economic and Monetary Union.

Party means a party to the Agreement.

Performance Guarantee means the performance guarantee letter entered into on or about 5 December 2018, as amended and restated on the Third Restatement Date, between the Performance Guarantor and the Purchaser.

Performance Guarantor has the meaning ascribed to such term in the preamble hereto.

Potential Termination Event means any event or circumstance specified in Schedule 10 (Termination Events) which would (as the case may be, after the expiry of a grace period, the giving of notice, the making of any determination under the Transaction Documents or any combination of any of the foregoing) be a Termination Event.

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Portfolio means for the purposes of the Calculation and Payment Report, the Outstanding Nominal Value of all the Purchased Receivables originated by the Originators and Ferro US, as of the immediately preceding Cut-off Date as originated during the relevant Calculation Period.

Programme has the meaning ascribed to such term in recital (B).

Purchase Date means for each Originator, each Business Day as from the First Purchase Date and, with respect to future Receivables, each Business Day (as from the First Purchase Date) on which future Receivables have come to existence, in each case as long as no Termination Event has occurred and is continuing.

Purchase Price means the purchase price in respect of the Purchased Receivables, as described in Clause 5  (Purchase Price).

Purchased Receivable means, on any given date and in relation to a specific Originator, any Receivable assigned, sold, transferred or purported to be assigned, sold or transferred by such Originator to the Purchaser hereunder and either totally or partially unpaid on such date, together with any Associated Rights linked to such Receivable.

Purchaser Settlement Account means the bank account held with and in the name of Mont Blanc Capital Corp. in the books of Deutsche Bank Frankfurt (or any other account notified by the Purchaser from time to time), the details of which are:

If in Euros:

(MT103)

Field 56A:Receiving Bank Correspondent: Deutsche Bank AG, Frankfurt

Swift Code:DEUTDEFF

Field 57A:Bank Name: Deutsche Bank AG, London

Swift Code: DEUTGB2L

Field 59:Beneficiary account name: Mont Blanc Capital Corp.

Account Number (IBAN):GB26DEUT40508129767200

Field 71:Payment reference: WCS TRRP Ferro – Settlement

If in Dollars:

Bank Name: Deutsche Bank Trust Company Americas

ABA: 021-001-033

Swift Code: BKTRUS33

A/C#: 014-19647

Account Name: NYLTD Funds Control, New York

FFC Account Name: Mont Blanc Capital Corp.

FFC Account No: PORT MTBLANC.29 (read as “PORT, space, MTBLANC.29”)

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Payment reference: WCS TRRP Ferro – Settlement

Purchaser Sweep Account means the bank account held with and in the name of Mont Blanc Capital Corp. in the books of Deutsche Bank Frankfurt (or any other account notified by the Purchaser from time to time), the details of which are:

If in Euros:

(MT103)

Field 56A:Receiving Bank Correspondent: Deutsche Bank AG, Frankfurt

Swift Code:DEUTDEFF

Field 57A:Bank Name: Deutsche Bank AG, London

Swift Code: DEUTGB2L

Field 59:Beneficiary account name: Mont Blanc Capital Corp.

Account Number (IBAN):GB26DEUT40508129767200

Field 71:Payment reference: WCS TRRP Ferro - Cash Sweep

If in Dollars:

Bank Name: Deutsche Bank Trust Company Americas

ABA: 021-001-033

Swift Code: BKTRUS33

A/C#: 014-19647

Account Name: NYLTD Funds Control, New York

FFC Account Name: Mont Blanc Capital Corp.

FFC Account No: PORT MTBLANC.29 (read as “PORT, space, MTBLANC.29”)

Payment reference: WCS TRRP Ferro - Cash Sweep.

Rating Agency Costs means all rating agencies reasonably documented fees and expenses incurred under the Programme.

Receivable means any indebtedness relating to principal, costs and any other amounts (including VAT) owed to any Originator or Ferro US by an Obligor as a result (directly or indirectly) of a sale of goods or a provision of services by such Originator or Ferro US in its ordinary course of business.

Receivables Report means each report prepared by each Originator or Servicer substantially in the form of Schedule 19 (Receivables Report) that (amongst other things):

(a)lists the Invoices with respect to the relevant Originator relating to the Receivables sold by such Originator:

(i)in the case of a report to be provided pursuant to Clause 3.3(a), in the relevant Calculation Period,

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(ii)in case of a report to be provided pursuant to Clause 14.2(d)(ii), until and including the previous Business Day; and

(b)includes the following information for each such Receivable:

(i)the name of the relevant Originator and Obligor as well as, if applicable, a code identifying that such Obligor belongs to a Group of companies to which other Obligors equally belong;

(ii)the address of the Obligor;

(iii)the date of the invoice;

(iv)the number of the invoice;

(v)the Nominal Value, details on Contractual Dilution and, as applicable, the Outstanding Nominal Value on the Initial Cut-off Date;

(vi)the currency of the invoice;

(vii)the invoice due date;

(viii)the VAT number of the Obligor;

(ix)to the extent such information is available, indication of any bill of exchange, promissory note, letter of credit or any other mean of payment issued in respect of the relevant Receivable; and

(x)the outstanding amount payable by the relevant Originator or Ferro US to the relevant Obligor.

Receivables Sale and Contribution Agreement has the meaning given to it in the recitals.

Record means, in respect of any Receivable, all contracts, correspondence, notes of dealings and other documents, books, books of account, registers, records and other information (including, without limitation, computer programmes, tapes, discs, punch cards, data processing software and related property and rights) maintained (and recreated in the event of destruction of the originals thereof) with respect to such Receivable and the related Obligor.

Regulation has the meaning ascribed to such term in paragraph 19 of Schedule 6.

Replacement Base Rate means a benchmark rate which is:

(a) implemented, designated or recommended as a replacement by the administrator of the Screen Rate or a central bank or any other supervisory or regulatory authority; or

(b) agreed by the Originators, the Purchaser and MBCC as, generally accepted in the international or domestic loan markets as the appropriate successor to a Screen Rate or otherwise an appropriate successor to a Screen Rate.

Relevant Jurisdiction means, in relation to each Originator and Servicer, and the Performance Guarantor:

(a)its jurisdiction of incorporation;

(b)any jurisdiction where any Receivable assigned or intended to be transferred by it under this Agreement is situated or deemed to be situated;

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(c)any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(d)any jurisdiction where it conducts its business; and

(e)the jurisdiction whose laws govern the perfection of any of the Account Pledge Agreements entered into by it.

Renewal Date has the meaning given to it in Clause 15  (Termination).

Renewal Period has the meaning given to it in Clause 15  (Termination).

Restricted Party means a person that is:

(a)listed on, or owned or controlled by a person listed on, a Sanctions List (including, without limitation, the Sectoral Sanctions Identifications (SSI) List maintained by the Office of Foreign Assets Control of the US Department of Commerce), or a person acting on behalf of such a person;

(b)located in or organised under the laws of a country or territory that is the subject of country- or territory-wide Sanctions, or a person who is owned or controlled by, or acting on behalf of such a person; or

(c)otherwise a subject of Sanctions.

Sales means, with respect to a Calculation Date, the sum of the Outstanding Nominal Value all Purchased Receivables originated during the immediately preceding Calculation Period as of the date of purchase of such Receivables.

Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

Sanctions Authority means each of:

(a)the Security Council of the United Nations;

(b)the United States of America;

(c)the European Union (and its member states); and

(d)the governments and official institutions or agencies of any of paragraphs (a) to (c) above, including the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State, and any other agency of the US government and Her Majesty's Treasury.

Sanctions List means the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the US Department of the Treasury, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty's Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.

Scheduled Termination Date means the Settlement Date falling in December 2023.

Screen Rate means the percentage rate per annum administered by the European Money Markets Institute (in respect of EURIBOR) and the ICE Benchmark Administration Limited (in respect of LIBOR), or any other person which takes over the administration of that rate, for the relevant period displayed on the appropriate page of the Reuters screen. If the relevant page is replaced or the service ceases to be available,

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the Purchaser (after consultation with the Seller) may specify another page or service displaying the appropriate rate.

Screen Rate Replacement Event means (i) in the reasonable opinion of the Purchaser, the methodology, formula or other means of determining the Screen Rate has materially changed or (ii) the administrator of a Screen Rate announces that (a) it is insolvent or that it shall cease to provide the Screen Rate (and there is no successor administrator) or (b) such Screen Rate may no longer be used or shall be indefinitely or permanently discontinued.

Second Restatement Date means 20 July 2020.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation or any person or any other agreement or arrangement having a similar effect.

Servicer means any person appointed to provide the Services in accordance with Clause 6.1, including the US Servicer, the German Servicer, the Italian Servicer and each Spanish Servicer.

Servicer Account means, in relation with any Servicer, the bank account in the name of such Servicer used for the purpose of Clauses 10 and 11, including the Spanish Servicer Accounts, the German Servicer Account, the Italian Servicer Account and the US Servicer Account.

Services has the meaning given to it in Schedule 4.

Servicing Fee means the servicing fee referred to in Clause 6.4  (Servicing Fee).

Settlement Date means:

(a)in respect of the Initial Originator Portfolio, the First Purchase Date; or

(b)in respect of any sale of Receivables after the First Purchase Date, the 20th day of each month or, if such day is not a Business Day, the following Business Day.

Shortfall means, with respect to the Ledger between the Purchaser and the relevant Originator and Servicer, the shortfall of the Available Amount calculated with respect to such Originator and Servicer, to fully satisfy the payments or internal allocations due under Clause 8(a)(i) through 8(a)(ix)(included) or Clause 8(b)(i) through 8(b)(x)(included).

Signing Date means 5 December 2018.

Spanish Act 1/1999 means Act 1/1999 of 5 January on Venture Capital Companies and Management Companies.

Spanish Civil Code means Royal Decree of 29 July 1889 publishing the Spanish common Civil Code (Código Civil).

Spanish Civil Procedural Act means Act 1/2000 of 7 January (Ley de Enjuiciamiento Civil), as amended from time to time.

Spanish Commercial Code means Royal Decree of 22 August 1885 publishing the Spanish Commercial Code (Código de Comercio).

Spanish Companies Act means Royal Legislative Decree 1/2010 dated 2 July, approving the consolidated text of Spanish Corporate Enterprises Act (Real Decreto Legislativo 1/2010 de 2 de Julio por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) and as amended from time to time.

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Spanish Insolvency Act means the reinstated version of the Insolvency Law (Texto Refundido de la Ley Concursal), approved by the Royal Legislative Decree 1/2020, of 5 May and as amended from time to time.

Spanish Servicers Accounts means the Ferro Specialty Servicer Account and the Ferro Performance Pigments Spain Servicer Account.

Structuring Fee means the structuring fee referred to in Clause 18.1  (Structuring Fee).

Subsidiary means an entity of which a person has direct or indirect control (or which is under common control), legally or factually, or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control for this purpose means the power to direct (or appoint) the majority of the directors and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

Suspense Amount means the amounts which have been received on any Dedicated Collection Account (or, in the absence thereof, by any Originator or Ferro US) but which have not yet been reconciled with an Obligor.

Target means Trans-European Automated Real-time Gross Settlement Express Transfer Payment System (Target2) or any successor thereto.

Target Day means any day on which Target is open for the settlement of payments in EUR.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature imposed by a taxing authority (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Template Report means the report substantially in the form of Schedule 16 (Template Report).

Termination Date has the meaning ascribed to such term in Clause 15.2(a).

Termination Event means any termination event described in Schedule 10.

Third Restatement Date means 18 December 2020.

Total Collections means, with respect to the Purchased Receivables, the sum of all items booked in the Ledger in the Eligible Currency under Clauses 9 (a) to (d).

Total Net Leverage Ratio has the meaning set out in the Credit Agreement.

Total Reserve Rate has the meaning set out in Schedule 5 (Calculation of the Purchase Price).

Transaction Documents means each of the following:

(a)this Agreement;

(b)the Backup Servicing Agreement (if any has been entered into);

(c)the Account Pledge Agreements;

(d)the Performance Guarantee;

(e)each Additional Spanish Purchase Agreement;

(f)each Spanish Originator Portfolio Deposit;

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(g)the Initial Italian Purchase Agreement;

(h)each Additional Italian Purchase Agreement;

(i)the Belgian Receivables Assignment Agreement;

(j)the Receivables Sale and Contribution Agreement; and

(k)any other document designated as such by the Transaction Administrator and the Servicers.

Transaction Security means any Security created or expressed to be created in favour of the Purchaser pursuant to the Account Pledge Agreements.

Transmission Date means the date falling six Business Days after the relevant Cut-off Date.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

UCC means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

Ultra High Risk Country means Syria, Cuba, Iran, North Korea, Myanmar, Sudan, South Sudan and any other jurisdiction nominated by the Purchaser as an ultra-high risk country according to the Purchaser’s internal compliance rules.

US Servicer Account means the Dedicated Collection Account in the name of the US Originator.

Variation of the GIPP has the meaning ascribed thereto in Schedule 5 (Calculation of the Purchase Price).

VAT means (a) any tax imposed in compliance with the Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax, as amended, and; (b) any other tax of a similar fiscal nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

Weighted Average Contractual Payment Term means, on each Calculation Date, by reference to the immediately preceding Calculation Period:

(a)the sum over all Purchased Receivables from all Originators of the product of (i) the Outstanding Nominal Value of each Purchased Receivable on the relevant Purchase Date and (ii) the Contractual Payment Term (expressed in number of days) of the relevant Purchased Receivable;

divided by:

(b)the sum of the Outstanding Nominal Value of the Purchased Receivables from Originators on the relevant Purchase Date during the relevant Calculation Period.

Written-off Receivable means a Receivable which has been written off or qualifies or would qualify for a write-off or is irrecoverable for accounting purposes by the relevant Originator or Ferro US in accordance with its general accounting practices.

Yield Reserve Rate has the meaning set out in Schedule 5 (Calculation of the Purchase Price).

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Schedule 2

Eligibility Criteria

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Part 1

Eligibility Criteria for Purchase

5.Definitions

For purpose of this Schedule, Eligible Jurisdictions means:

(b)any member of the European Union, as well as Norway, Russia, San Marino, Switzerland, the United Kingdom of Great Britain (if and when the United Kingdom of Great Britain has ceased to be a member of the European Union) and the United States of America; and

(c)Australia, Belarus, Brazil, Canada, China, Guatemala, Hong Kong, India, Indonesia, Israel, Japan, Lebanon, Macedonia, Malaysia, Mexico, Morocco, New Zealand, Oman, Singapore, South Africa, South Korea, Sri Lanka Taiwan, Thailand Ukraine (with the exception of Crimea) and Vietnam.

6.Eligible Receivables

The Receivables or future Receivables that qualify for purchase are receivables that satisfy each of the following criteria on the relevant Purchase Date (the Eligibility Criteria for Purchase):

(a)(i) the terms of contract do not require the consent of the relevant Obligor to assign the Receivable (unless such consent has been obtained or in the case of Receivables governed by the laws of any State in the United States, such requirement is ineffective under Article 9 of any applicable UCC) (which requirement, in respect of Receivables governed by German law has in rem effect (dingliche Wirkung) under German law) or (ii) the Receivable is assignable pursuant to Section 354a of the German Commercial Code (Handelsgesetzbuch) or any similar provisions under applicable law, and there is no other restriction to the assignability of the Receivable (including, but not limited to a notification requirement) (which, in respect of Receivables governed by German law has in rem effect (dingliche Wirkung) under German law), or if such restriction applies, has been waived;

(b)with respect to the Receivables governed by another law than German law, the Receivable is freely transferrable and no breach of contract will result from the transfer of the Receivable under this Agreement (unless previously waived) which affects the assignability or enforceability of the Receivable and the enforceability of the Receivable after such assignment (including the enforceability of the transfer against third parties); with respect to the Receivables governed by German law: the Receivable (i) is freely transferrable and is not subject to a restriction on assignability which has in rem effect (dingliche Wirkung) under German law or (ii) is assignable pursuant to Section 354a of the German Commercial Code (Handelsgesetzbuch);

(c)the Receivable arises from a contract entered into with an Originator or Ferro US;

(d)the Receivable arises in the ordinary course of business of the relevant Originator or Ferro US;

(e)the Receivable is governed by the law of an Eligible Jurisdiction unless otherwise previously approved by the Purchaser;

(f)the Receivable is fully owned by the relevant Originator or, in respect of Receivables governed by German law, is only subject to customary extended retention of title arrangements (verlängerter Eigentumsvorbehalt);

(g)the Receivable constitutes a collection obligation which is legally valid, enforceable and unconditional under any applicable law;

(h)the Receivable is free from any Security other than, in relation to Receivables governed by German law, under customary extended retention of title arrangements (verlängerter Eigentumsvorbehalt);

(i)the Receivable is subject to an Invoice (compliant with applicable VAT and other taxation requirements) and the Invoice number of the Receivable is unique and does not refer to any other receivables of the same Originator or Ferro US;

(j)the Receivable did not arise in connection with a contract which is subject to public procurement laws and regulations;

(k)the Receivable and the collections under the Receivable are not subject to any current account arrangements with the relevant Obligor;

(l)the Contractual Payment Term for the Receivable is higher than 1 day and does not exceed 195 days from the date of invoice; no advance payment is due with respect to the Receivable;

(m)the Receivable satisfies the Originator’s or Ferro US’s Credit and Collection Policies;

(n)the Receivable does not carry interest (other than, as the case may be, late payment interest);

(o)the Receivable does not originate from the resale or processing of products which had been acquired by the relevant Originator or Ferro US subject to a reservation of title, unless the reservation of title has lapsed already due to the payment of the original acquisition price;

(p)the Receivable is expressed and payable in EUR, USD or GBP (for the avoidance of doubt, excluding any payment in kind), provided that any Receivable which is not expressed and payable in EUR, USD or GBP on any given Purchase Date shall not be eligible if all Non-EUR, USD or GBP Purchase Receivables outstanding on such date represent more than 5% of the Global Portfolio;

(q)the Receivable is owed by an Eligible Obligor acting out of an establishment located in an Eligible Jurisdiction;

(r)the Receivable arises solely from the delivery of goods and/or provision of services, which have been fully delivered or fully provided in the manner required by paragraph (s) below;

(s)the Receivable is a Receivable for which the relevant Originator or Ferro US (i) has fully performed the contractual obligations required for the relevant Obligor to be obliged to pay the Receivable arising therefrom (or, if not fulfilled, have been waived in writing by the relevant Obligor) and (ii) has not undertaken any action that may affect the rights of the Purchaser in relation to the Receivable or that may affect its validity, its legality or its enforceable nature;

(t)the Receivable is a Receivable with regard to which there is no dispute or litigation or which, in the view of the relevant Originator or Ferro US and the relevant Servicer, is not likely to be the subject of a dispute or litigation and there is no prohibition on payment or right or entitlement of any kind for the non-payment of the full amount due in respect of the Receivable when due (except the potential discharge in bankruptcy of the relevant Obligor), and the relevant Obligor has not raised any express objection for making payment in full of such Receivable;

(u)the Receivable is a Receivable for which any licenses, approvals or registration procedures that may be necessary are obtained, given or effected in a satisfactory manner;

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(v)the Receivable is not subject to any withholding or deduction for or on account of Applicable Taxes and such Receivable is transferable free and clear of any Applicable Taxes and Other Applicable Taxes in the local jurisdiction;

(w)the Receivable is not subject to consumer credit legislation;

(x)the Receivable is not a Written-off Receivable;

(y)the Receivable has not been the subject of a payment extension pursuant to which the new due date falls more than 195 days from the date of invoice;

(z)the Receivable has not remained unpaid past its due date for more than 120 days;

(aa)the Receivable is not a Defaulted Receivable or a Delinquent Receivable;

(bb)is a Receivable for which no promissory notes or bills of exchange have been issued, unless such promissory notes or bills of exchange have been delivered to the relevant Servicer in accordance with paragraph 2.3 of Schedule 8 (Undertakings);

(cc)the Receivable arises under a contract which does not contain a confidentiality provision that would restrict the ability of the Purchaser or the Transaction Administrator (or their advisers) to exercise their rights to collect the Purchased Receivables and obtain and use the information required to be delivered under the Transaction Documents with respect to the Purchased Receivables;

(dd)the Receivable is payable by the Obligor in cash (including by wire transfer), except as provided in paragraph (bb);

(ee)to the extent applicable, the Receivable has a face amount which, if applicable, includes VAT payable thereon (and, for the avoidance of doubt, Receivables represented by an Invoice including only VAT are not eligible); and

(ff)the Receivable does not represent claims in connection with the execution by an Originator or Ferro US of a contract which is subcontracted to a third party.

7.Eligible Obligors

An Eligible Obligor is an Obligor which, on the Purchase Date on which a Receivable held against it is purported to be sold by the Originator to the Purchaser under this Agreement:

(a)is not a company belonging to the same Group as the Originator that owns the Receivable;

(b)does not have as sole activity the exclusive distribution of the products of the relevant Originator or Ferro US, nor a franchisee;

(c)is not Insolvent or subject to Insolvency proceedings;

(d)is a customer of the Originator or Ferro US who is granted credit in accordance with the Originator’s or Ferro US’s normal procedures and billed by such Originator or Ferro US on a regular basis;

(e)is not subject to any immunity from jurisdiction and execution;

(f)is not a public entity, including, but not limited to, a federal, state, central, governmental or local public entity or agency or a public administration entity;

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(g)is not an agent of the relevant Originator or Ferro US acting on a commission basis (as opposed to an agent acting as principal and on a full price basis);

(h)is not a company belonging to the same Group as the Purchaser;

(i)is not a natural person;

(j)does not have the benefit of consumer protection legislation;

(k)is incorporated in an Eligible Jurisdiction (or any other jurisdiction approved by the Purchaser which is not a Ultra High Risk Country);

(l)no circumstances have arisen that entitle the Obligor to make offset arrangements with the Originators or Ferro US due to the existence of a current account or reciprocal related debts;

(m)with respect to the future Receivables of the Italian Originator, is one of the Obligors listed under paragraph 9 of Part 1 of Schedule 12 (Form of Transfer Documents) (as amended and supplemented from time to time by the Italian Originator and the Purchaser); and

(n)is not a Restricted Party.

The Parties acknowledge and agree that the Eligibility Criteria for Purchase shall be applied in respect of each Receivable without double counting concentration limits obtained on the basis of different criteria.

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Part 2

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Part 2

Eligibility Criteria for the purpose of the calculation of the GIPP

1.Each Purchased Receivable that qualifies for the purpose of the calculation of the GIPP is not a Receivable relating to an Obligor:

(a)in respect of which any Originator has Receivables outstanding of which more than 10% are Defaulted Receivables, without double counting;

(b)representing a percentage of the Global Portfolio greater than 1/5 of the Default Reserve Floor (as defined in Schedule 5 Part 2); or

(c)which is in default of paying such Receivable past its due date for more than 120 days.

2.In addition:

(a)the Outstanding Nominal Value of all Receivables held on any given date against all Obligors incorporated in all the Eligible Jurisdictions referred to in paragraph (a) of the definition of Eligible Jurisdictions will exceed 80% of the Global Portfolio on that date;

(b)the Outstanding Nominal Value of all Receivables held on any given date against all Obligors incorporated in any of the Eligible Jurisdictions referred to in paragraph (b) of the definition of Eligible Jurisdictions will not exceed 5% of the Global Portfolio on that date; and

(c)a Purchased Receivable relating to an Obligor which is incorporated in Guatemala will not qualify for the purpose of the calculation of the GIPP, unless a Security has been granted for the benefit of the Purchaser under an Account Pledge Agreement over the Dedicated Collection Account on which such Purchased Receivable is payable (as the case may be, such Security will be granted under the laws of England and Wales in respect of any Dedicated Collection Account in USD held in London by the relevant Originator).

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Schedule 3

Conditions Precedent

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Part 1

Conditions Precedent to the Purchaser’s Obligation to Buy

1.Corporate Documents

(a)A copy of the constitutional documents of each Originator, each Servicer and the Performance Guarantor.

(b)A literal certificate (certificación literal) issued by the Spanish Mercantile Registry dated less than 30 days before the First Restatement Date in relation to Ferro Performance Pigments Spain.

(c)A copy of a resolution of the board of directors of each Originator, each Servicer and (if required) the Performance Guarantor:

(i)approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)authorising a specified person or persons to execute the Transaction Documents on its behalf;

(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party;

(iv)in the case of an Originator, authorising the Servicer to act as its agent in connection with the Transaction Documents; and

(v)in the case of the resolutions of the board of directors of the Spanish Originator and the Spanish Servicer, duly raised to public status before a Spanish Notary.

(d)A copy of the resolution of the shareholders’ meeting of Ferro Performance Pigments Spain, duly raised to public status before a Spanish Notary (i) approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and (ii) waiving the application of article 160 f) of the Spanish Companies Act (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) in relation to the execution of the Account Pledge Agreement over the Ferro Performance Pigments Spain Servicer Account.

(e)A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above in relation to the Transaction Documents and related documents to which they are a party.

(f)A certificate of an authorised signatory of each Originator, each Servicer and the Performance Guarantor:

(i)certifying the names and specimen signatures of the persons authorised on behalf of such Originator, such Servicer and the Performance Guarantor to execute the Transaction Documents and any other document to which it is a party;

(ii)certifying that each copy document relating to it specified in this Part 1 of Schedule 3 is correct, complete and in full force and effect as at the Conditions Precedent Delivery Date; and

(iii)certifying that its financial statements give a true and fair view of its financial condition as at the Conditions Precedent Delivery Date.

(g)A solvency certificate dated as at the Conditions Precedent Delivery Date executed by an authorised signatory of each Originator substantially in the form as set out in Schedule 13 (Form of Solvency Certificate) and, in the case of Ferro Performance Pigments Spain, a copy of the excerpts issued by the Public Insolvency Registry (Registro Público Concursal) on the First Restatement Date.

2.Transaction Documents

(a)A copy of each of the Transaction Documents executed by the parties to those documents.

(b)A copy of all notices, if any, required to be sent under the Account Pledge Agreements executed by the relevant Originators.

3.Legal opinions

Legal opinions from Jones Day as to (i) the capacity of each Originator, each Servicer and the Performance Guarantor to enter into each of the Transaction Documents to which it is a party and the enforceability of such Agreement under Spanish or New York law (as applicable), (ii) the enforceability of such Transaction Documents under Spanish or New York law (as applicable), and (iii) this Agreement effecting a true sale of the Purchased Receivables from time to time under Spanish law.

4.Other documents and evidence opinions

(a)Completion of a due diligence review by the Purchaser of each of the Initial Originator Portfolios and the Servicer’s systems and practices, the outcome of such due diligence being satisfactory to the Purchaser.

(b)A copy of the most recent audited financial statements of each Originator, each Servicer and the Performance Guarantor.

(c)A copy of the electronic files for each Originator from the relevant Servicer including the Receivables selected on the basis of the Eligibility Criteria that will be part of the Initial Originator Portfolios in accordance with Clause 3.2(c).

(d)A copy of the Template Reports for each Originator from the Services on the performance of the Initial Originator Portfolios to be sold on the First Purchase Date covering the period up to 18 months prior to the Initial Cut-off Date in accordance with Clause 3.2(c).

(e)Evidence that the Dedicated Collection Accounts have been opened and are operational.

(f)A copy of any other authorisation or other document, opinion or assurance which the Transaction Administrator or the Purchaser considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(g)The written consent of the credit committee of MBCC, the MBCC Liquidity Bank and the Transaction Administrator to such accession.

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Part 2

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Part 2

Conditions Precedent Required to be Delivered by an Additional Originator

1.Corporate Documents

(a)An Accession Letter executed by the Additional Originator and the relevant Servicer.

(b)A copy of the constitutional documents of each Additional Originator.

(c)In the case of an additional Spanish Originator and an additional Spanish Servicer, a literal excerpt (nota simple literal) issued by the Spanish Mercantile Registry dated not earlier than 30 days of the Accession Letter.

(d)A copy of a resolution of the board of directors (and/or, as applicable, the shareholders) of each Originator, each Servicer and the Performance Guarantor:

(i)approving the terms of, and the transactions contemplated by, the Accession Letter and the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Accession Letter and the Transaction Documents to which it is a party;

(ii)authorising a specified person or persons to execute the Accession Letter and other Transaction Documents on its behalf;

(iii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party;

(iv)authorising the Servicer to act as its agent in connection with the Transaction Documents;

(v)in the case of the resolutions of the board of directors of a Spanish Originator and a Spanish Servicer, duly raised to public status before a Spanish Notary; and

(vi)in the case of an additional Spanish Originator and an additional Spanish Servicer, a copy of the resolution of the shareholders’ meeting of the relevant additional Spanish Originator and additional Spanish Servicer, duly raised to public status before a Spanish Notary waiving the application of article 160 f) of the Spanish Companies Act (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) in relation to the execution of the Account Pledge Agreement over the Servicer Account owned by such additional Spanish Originator and additional Spanish Servicer.

(e)A certificate of an authorised signatory of the Additional Originator:

(i)certifying the names and specimen signatures of the persons authorised by the resolution referred to in paragraph (c) above on behalf of such Originator to execute the Transaction Documents and any other document to which it is a party;

(ii)certifying that each copy document relating to it specified in this Part 2 of Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter; and

(iii)certifying that its financial statements give a true and fair view of its financial condition as at a date no earlier than the date of the Accession Letter.

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(f)A solvency certificate dated as at a date no earlier than the date of the Accession Letter executed by an authorised signatory of the Additional Originator substantially in the form as set out in Schedule 13 (Form of Solvency Certificate) and (i) in the case of an additional Spanish Originator and an additional Spanish Servicer, a copy of the excerpts issued by the Public Insolvency Registry (Registro Público Concursal) on the date of the Accession Letter and (ii) in the case of an additional Italian Originator and an additional Italian Servicer, a copy of the good standing certificate of the additional Italian Originator and/or Italian Servicer issued by the competent Companies’ Register (certificato di vigenza) confirming the absence of insolvency proceedings, dated not earlier than ten Business Days of the Accession Letter.

2.Transaction Documents

(a)A copy of each of the Account Pledge Agreement(s) which are required by the Purchaser to be executed by the proposed Additional Originator.

(b)A copy of all notices required to be sent under the Account Pledge Agreements executed by the proposed Additional Originator.

3.Legal opinions

A legal opinion from a reputable law firm as to (i) the capacity of the Additional Originator to enter into the Accession Letter and each of the Transaction Documents to which it is a party and (ii) the enforceability under Belgian law of the Accession Letter.

4.Other documents and evidence opinions

(a)A copy of the most recent audited financial statements of the Additional Originator.

(b)A copy of the electronic files for the Additional Originator from the relevant Servicer including the Receivables selected on the basis of the Eligibility Criteria that will be part of the Initial Originator Portfolios of such Additional Originator to be sold on the date of the Accession Letter.

(c)A copy of the Template Reports for the Additional Originator from the relevant Servicer on the performance of the Initial Originator Portfolios to be sold on the First Purchase Date covering the period up to 18 months prior to the date of the Accession Letter.

(d)Evidence that the Dedicated Collection Accounts of the Additional Originator have been opened and are operational.

(e)Evidence that the fees, costs and expenses then due from the Additional Originator pursuant to Clause 18  (Fees) have been paid or will be paid by the date of the Accession Letter.

(f)A copy of any other authorisation or other document, opinion or assurance which the Transaction Administrator or the Purchaser considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

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Schedule 4

Services

The Services means the services to be provided by a Servicer as set out in this Schedule 4.

1.Servicing of Purchased Receivables

The Servicer shall within its ordinary course of business service, collect, monitor and administer all relevant Purchased Receivables and perform all related functions thereto in the same manner and with the same care that the Servicer exercises with respect to comparable receivables that it services for itself or others; and

2.Collection of Purchased Receivables

The Servicer shall:

(a)collect and manage within its ordinary course of business the relevant Purchased Receivables as a prudent servicer in accordance with the Credit and Collection Policies and in the same manner and with the same care that the Servicer exercises with respect to comparable receivables that it services for itself or others;

(b)administer the relevant Purchased Receivables;

(c)endeavour at its own expense to recover amounts due from relevant Obligors in accordance with the Credit and Collection Policies and in particular (but without prejudice to the generality of the foregoing) exercise reasonable enforcement measures concerning amounts due from such Obligors, it being understood that for this purpose, the Servicer is authorised, to the extent permitted by any applicable law, to take legal actions against any Obligor in any court or in any competent jurisdiction for the account of the Purchaser, provided that such legal actions are conducted in consultation with the Purchaser, and the Purchaser shall, where necessary, assist the Servicer in exercising all rights and remedies in connection with the relevant Purchased Receivables, including any procedural requirements that may arise when pursuing a legal action in front of a court or arbitral tribunal; and

(d)conduct all other actions conducive to the obligations of the Servicer in connection with the servicing of the relevant Purchased Receivables under this Agreement.

3.Delivery of information

The Servicer shall deliver to the Purchaser, MBCC and the Transaction Administrator information relating to the relevant Purchased Receivables pursuant to the terms of this Agreement.

4.Payments

The Servicer shall transfer any amounts due to be paid to the Purchaser in relation to the settlement of the balances of the Ledgers as set out in Clause 10  (Settlement) and the cash sweeps as set out in Clause 11.2  (Cash Sweep to the Purchaser) on behalf of itself and the relevant Originator.

5.Books and records

The Servicer shall:

(a)ensure that each relevant Purchased Receivable can at all times be identified as such in the books of the relevant Originator;

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(b)keep (and ensure that any sub-contractor appointed in accordance with Clause 6.3  (Sub-delegation) keeps) any Records relating to the relevant Purchased Receivables in its possession to the order and the benefit of the Purchaser and the Transaction Administrator, subject to and in accordance with all applicable data protection laws, all with the same care as if the Servicer were the owner of the relevant Purchased Receivables;

(c)keep, for the benefit of the Purchaser, MBCC and the Transaction Administrator, records of all balances payable in favour of, or payable by the relevant Originator and the Servicer pursuant to Clause 10  (Settlement);

(d)ensure that all relevant Records and information maintained in accordance with this Agreement are kept in safe custody, protected against accidental loss, damage or destruction;

(e)supply the Purchaser, MBCC and the Transaction Administrator (and any party appointed by them, including any Backup Servicer), upon reasonable request, with all documents in order to support the recovery of any unpaid relevant Purchased Receivables or all documents from Obligors certifying the existence and the amount of the relevant Purchased Receivables, provided that such information may be redacted to the extent necessary (for so long as such redaction would not (i) impair the collectability of such Purchased Receivables and (ii) restrict the ability of the Purchaser to exercise any of its rights or to perform any of its obligations with respect to such Purchased Receivables or in accordance with any of the Transaction Documents) to comply with any contractual confidentiality obligations applicable to such Purchased Receivables;

(f)procure that each of the Purchaser, MBCC and the Transaction Administrator (and any party appointed by them, including any Backup Servicer) shall be given access to the information referred to under paragraph (a) to (e) above; and

(g)provide to any Backup Servicer all information reasonably required to be provided by it pursuant to this Agreement in relation to the relevant Purchased Receivables and, in general, provide any assistance allowing such Backup Servicer to assume the servicing obligations in relation to such Purchased Receivables. Furthermore, in case of the conclusion of a new Backup Servicing Agreement, the Servicer shall provide any assistance allowing such new Backup Servicer to set up its backup services.

6.Inspection

The Servicer shall, and the Servicer shall procure that the relevant Originator and the Performance Guarantor shall, allow the Purchaser, MBCC and the accounting firm appointed by the Purchaser or MBCC to enter the premises at which such Originator, such Servicer or the Performance Guarantor carries on its business and perform a Due Diligence in accordance with the terms of this Agreement.

7.Taxes

The Servicer shall:

(a)in case of partial or total loss of one or more of the relevant Purchased Receivables assist the Purchaser in recovering the corresponding VAT from the relevant tax authorities;

(b)take any action legally required (including, but not limited to, initiating a judicial claim against the corresponding Debtor) under applicable VAT regulations, and

(c)keep records with respect to the Purchased Receivables for all taxation purposes, including for the purposes of VAT, for the benefit of the Purchaser and the Transaction

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Administrator as long as required by applicable law in accordance with and subject to all data protections laws for as long as required by applicable law.

8.Debtor notifications

The Servicer shall, if so requested by the Purchaser or MBCC in accordance with the Transaction Documents, notify Obligors of the Purchaser’s or MBCC’s ownership of the relevant Purchased Receivables and any redirection of payments designated by the Purchaser or MBCC and execute all appropriate powers of attorney and other documents and take all other required action to give effect to such notification and redirection of payments.

9.Account Pledge Agreement

The Servicer shall assist the Purchaser in maintaining or exercising any rights which the Purchaser may have pursuant to the relevant Account Pledge Agreement.

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Schedule 5

Purchase Price

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Part 1

Calculation of the Purchase Price

Terms defined in the Agreement will have the same meaning in this Schedule 5 (Purchase Price), unless specified otherwise. In this Schedule 5 and unless specified otherwise, a reference to a Clause means a reference to a clause of this Schedule 5.

1.General Principles

(a)Based on the data provided in accordance with Clause 3.2 and Clause 3.3 (the Data), the Transaction Administrator shall calculate the Purchase Price for the Purchased Receivables on each Calculation Date on the basis of the calculation principles listed in this Schedule.

(b)For each of the Originators, after having checked the consistency of the Data, the Transaction Administrator shall on each Calculation Date compute the following payments and internal allocations as defined in subheading 3 below and Part 2 of this Schedule 5 by reference to the preceding Calculation Period. For the avoidance of doubt, only the Total Reserve Rate shall be computed based on the aggregate of the Purchased Receivables for all Originators:

(i)the E.R.C.G.

(ii)the Total Reserve Rate

(iii)the Variation of the GIPP

(iv)the Available Amount

(v)the Deferred Purchase Price and Initial Purchase Price

(vi)the Global Initial Purchase Price and the Global Deferred Purchase Price

(c)The Transaction Administrator shall determine, on each Calculation Date, the Total Reserve Rate based on the data for the immediately preceding Calculation Period and, as the case may be, the other previous Calculation Periods. Following a Termination Date which leads to a change in frequency of the Cut-off Dates, the Transaction Administrator will use for the determination of the Total Reserve Rate the aggregated data of the relevant consecutive Calculation Periods prior to the Calculation Date totalling a period of one month, and, as the case may be, the previous other Calculation Periods.

(d)Where this Schedule 5 refers to the (Outstanding) Nominal Value of a Non-EUR Receivable or the EUR equivalent of an amount expressed in another currency than euro or USD, all such amounts shall be converted into EUR at the relevant Invoice Exchange Rate.

(e)Where this Schedule 5 refers to the (Outstanding) Nominal Value of USD Receivable all such amounts shall be converted into EUR at the Exchange Rate as published by the European Central Bank on the relevant Cut-off Date.

2.Applying the Available Amount

Subsequent to performing the calculations listed above, the Purchaser, based on the determinations made by the Transaction Administrator, shall, on each Settlement Date and for each Originator, apply the Available Amount to the relevant payments or internal allocations in accordance with the applicable order of priority included in Clause 8  (Waterfall) of the Agreement.

3.The Calculation Principles

3.1Eligibility Criteria for funding

Based on the Data, the Transaction Administrator shall calculate on each Calculation Date and for each Originator, with reference to the values existing on the immediately preceding Cut-off Date the Outstanding Nominal Value of the Purchased Receivables that complied, at any time, with the Eligibility Criteria for funding less the Suspense Amount on the Cut-off Date (the E.R.C.G.).

E.R.C.G. Total means, at any time, the sum of the E.R.C.G. of all Originators.

3.2The Total Reserve Rate

The Total Reserve Rate (or R) shall be calculated by reference to the Purchased Receivables of all Originators and is the sum of:

(i)the Default Reserve Rate

(ii)the Dilution Reserve Rate

(iii)the Yield Reserve Rate

(iv)the FX Reserve Rate

The Total Reserve Rate shall be calculated in accordance with the calculation methods listed hereinafter.

1.The calculation method for the Default Reserve Rate

The Default Reserve Rate is the greater of:

•the Default Reserve Floor; and

•Default Ratio * Loss Horizon Ratio * the Default Stress Factor,

where:

•The Default Reserve Floor is listed in Schedule 5,  Part 2.

•The Default Stress Factor is a multiplier set in function of the targeted credit rating for the Default Reserve Rate, in accordance with Standard & Poor's (S&P) methodology. The applied Default Stress Factor is listed in Schedule 5,  Part 2.

•The Default Ratio is the greatest of the twelve consecutive three-month moving averages of the Monthly Default Ratios ending on the immediately preceding Cut-off Date

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The Monthly Default Ratio is calculated as follows:

(Defaulted Receivables Proxy) / (Sales Generating the Defaulted Receivables Proxy)

where:

•the Defaulted Receivables Proxy represents, on each Calculation Date, the sum of the Outstanding Nominal Value of all Purchased Receivables from all Originators which were (I) Purchased Receivables for at least one calendar day and (II) Defaulted Receivables as of the immediately preceding Cut-off Date and (III) were not Defaulted Receivables as of any Cut-off Date prior to the immediately preceding Cut-off Date

•The Sales Generating the Defaulted Receivables Proxy are the net sales of the Calculation Period (or Calculation Periods) (which are the sum of the Outstanding Nominal Values and for all Originators, of all Purchased Receivables during the Calculation Period or Calculation Periods minus any intra-month dilution related to the Calculation Period or Calculation Periods (the Net Sales) during which the receivables included in the Defaulted Receivables Proxy were generated; i.e. the net sales generated in the Calculation Period (or Calculation Periods) that started X calendar days before the relevant Calculation Date and ended 30 days later.

X is equal to the sum (rounded to the nearest multiple of 30) of XYZ calendar days and the Weighted Average Contractual Payment Term of the purchased receivables (in calendar days) - as determined by the Transaction Administrator following the initial due diligence and reviewed during (and possibly adjusted as a result of) the annual due diligence.

•The Loss Horizon Ratio is calculated, for any calendar day, as follows:

Cumulated daily sales over the Loss Horizon / E.R.C.G. Total where:

•Cumulated daily sales over the Loss Horizon represents on every Calculation Date, the sum over the Loss Horizon ending on and including the immediately preceding Cut-off Date, of the Outstanding Nominal Value and for all Originators, of the Purchased Receivables

The Loss Horizon is equal to the sum of:

•the Weighted Average Contractual Payment Term as of the immediately previous Cut-off Date, and

•the number of calendar days elapsed from the due date until a Purchased Receivable is reported as a Defaulted Receivable.

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The Weighted Average Contractual Payment Term is on each Calculation Date, by reference to the immediately preceding Calculation Period, equal to:

•the sum over all Purchased Receivables of the product of (I) the Nominal Value of each Purchased Receivables and (II) the Contractual Payment Term (expressed in number of calendar days) of the relevant Purchased Receivables; divided by

•the sum of the Nominal Value of the Purchased Receivables during the relevant Calculation Period

2.The calculation method for the Dilution Reserve Rate

The Dilution Reserve Rate is equal to the sum of (A) the Dynamic Dilution Rate and (B) the Non-Stressed Dilution Rate where:

The Dynamic Dilution Rate is to the higher of:

a)The Dilution Reserve Floor

b)[(Dilution Stress Factor * Expected Dilution) + Dilution Volatility Factor] * Dilution Horizon Ratio.

where:

•The Dilution Reserve Floor means the average over the last 12 months of the product of (a) Expected Dilution and (b) Dilution Horizon Ratio.

•The Dilution Stress Factor is a multiplier set in function of the targeted credit rating for the Dilution Reserve Rate in accordance with S&P's methodology. The applied Dilution Stress Factor is listed in Schedule 5,  Part 2.

•The Expected Dilution corresponds, on each Calculation Date, to the average of the 12 previous consecutive Monthly Dilution Ratios ending on the Cut-off Date immediately preceding such Calculation Date.

The Monthly Dilution Ratio on each Calculation Date is calculated as follows:

Non-contractual Dilution of the Calculation Period / Sales in dilution basis where:

•the Sales in dilution basis is equal to the Net Sales to which the Dilution of the Calculation Period of the relevant Calculation Date is related, i.e. the Net Sales generated in the period started on or about "Z" calendar days prior to the Cut-off Date immediately preceding the relevant Calculation Date and which ended 30 calendar days later.

•Z is equal to the period between the issuance of an Invoice and the issuance of a related credit note (or equivalent) as determined by the Transaction Administrator following the initial due diligence and

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reviewed during (and possibly adjusted as a result of) the annual due diligence. The applied "Z" is listed in Schedule 5,  Part 2.

•The Dilution Volatility Factor is calculated on each Calculation Date as follows:

Deviance * Gross up Factor

where:

•The Deviance is, on each Calculation Date, the amount by which the maximum over the previous 12 months of the moving average over the Adjusted Dilution Horizon of the Monthly Dilution Ratios (Dilution Spike) exceeds the Expected Dilution.

The Deviance is calculated as follows:

Dilution Spike – Expected Dilution

•The Gross up Factor is calculated as follows:

Dilution Spike / Expected Dilution

•The Dilution Horizon Ratio is calculated as follows:

(Cumulated daily sales over the Adjusted Dilution Horizon x Adjustment Ratio) / E.R.C.G. Total

where:

•Cumulated daily sales over the Adjusted Dilution Horizon represents on every Calculation Date, the sum of the Net Sales over the Adjusted Dilution Horizon ending on and including the immediately preceding Cut-off Date

The Adjusted Dilution Horizon is equal to "Z+30" calendar days, rounded up to the nearest multiple of 30.

•The Adjustment Ratio is equal to [ (Z+30) / Adjusted Dilution Horizon ].

(B) The Non-Stressed Dilution Rate

•The Non-Stressed Dilution Rate is calculated as follows:

•Contractual Dilution / E.R.C.G.

3.The calculation method for the Yield Reserve Rate

The Yield Reserve Rate is the higher of:

•the Yield Reserve Floor; and

•the Dynamic Yield Reserve Rate.

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where

The Yield Reserve Floor is listed in Schedule 5,  Part 2.

The Dynamic Yield Reserve Rate amounts on each Calculation Date to the sum of (i) the Reserve Rate for Costs other than the Servicing Costs and (ii) Reserve Rate for the Backup Servicing Costs.

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Reserve Rate for the Backup Servicing Costs is calculated as follows:

[Assumed Liquidation Period * Backup Servicing Costs Rate for the Yield Reserve * Global Portfolio * number of days in the relevant Funding Period/360] / E.R.C.G. Total where:

•Assumed Liquidation Period is calculated as follows:

(Liquidation Stress Factor * D.S.O.) / 30

where

•the Liquidation Stress Factor is a multiplier set in function of the required credit rating for the Yield Reserve Rate in accordance with S&P’s methodology. The applied Liquidation Stress Factor is listed in Schedule 5,  Part 2.

•Days Sales Outstanding or D.S.O. equals to:

[ (the Global Portfolio on the last day of the relevant Calculation Period + the Global Portfolio of the two (2) previous months, each time as existing on the last day of the relevant Calculation Period) * 90 ]

divided by

[ (the sum of the Sales of the relevant Calculation Period + the sum of the Sales of the two (2) previous Calculation Periods) * 3 ]

•The Backup Servicing Costs Rate for the Yield Reserve is listed in Schedule 5,  Part 2.

•The Reserve Rate for Costs other than the Servicing Costs is equal to

(a + b + c)*Assumed Liquidation Period / E.R.C.G. Total.

where:

•a is calculated as the sum of:

[(Applicable Currency Stress Factor * CP Rate) + Applicable Margin] * Maximum Financed Amount * number of days in the relevant Funding Period/360 where:

•The Applicable Margin.

•The applied Applicable Currency Stress Factors are listed in Schedule 5,  Part 2.

•The Maximum Financed Amount is the lower of:

•Maximum Programme Amount; and

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•(1-sum of the (i) Dilution Reserve Floor, (ii) Yield Reserve Floor, (iii) FX Reserve Rate) * E.R.C.G. Total

•b is calculated as follows:

Administration Fee Rate * Global Portfolio * 30/360

Where the Administration Fee Rate is as indicated in paragraph (a) of Clause 18.2.

•c is calculated as follows:

Commitment Fee Rate * (Maximum Programme Amount – Opening GIPP) * number of days in the relevant Funding Period/360

Where the Commitment Fee Rate is zero.

4.The calculation method for the FX Reserve Rate

The FX Reserve Rate is listed in Schedule 5,  Part 2.

3.3The Variation of the GIPP

For each Originator, the Variation of the GIPP is calculated as follows:

Variation of the GIPP = ThGIPP – Opening GIPP

Where:

•ThGIPP = Min (E.R.C.G. * (1 – R)); Maximum Programme Amount)

•Opening GIPP = GIPP(t) as at the previous Settlement Date, or in relation to the first Settlement Date, as of the First Purchase Date.

•In case the variation of the GIPP is greater than zero, such result will be referred to as the Increase of GIPP.

•In case the variation of the GIPP is less than zero, such result will be referred to as the Decrease of the GIPP.

3.4The Available Amount

For each Originator, the Available Amount is equal to the sum of the following items:

(i)Total Collections of the Calculation Period;

(ii)Late interest of the Calculation Period (if any);

(iii)Indemnities to be paid by the Performance Guarantor acting on behalf of the Originators (if any); and

(iv)Increase of GIPP (if any).

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3.5The Deferred Purchase Price (or DPP) and the Initial Purchase Price (or IPP)

For the purposes of the transaction, the Transaction Administrator shall on each Calculation Date calculate for each Originator, the IPP and the DPP, respectively.

(b)IPP and DPP

The DPP is calculated as follows:

DPP = Portfolio - IPP

where:

•For the first Calculation Date, the Portfolio is equal to the E.R.C.G.

•the IPP is equal to the Available Amount that could be allocated to the payment of the Minimum Initial Purchase Price (or MinIPP) and the Incremental Initial Purchase Price (or IncrIPP) in accordance with Clause 5 of the Agreement.

where

•The MinIPP is calculated as follows:

MinIPP = Portfolio for Funding * (1-MaxDPP rate)

where the applied MaxDPP Rate is listed in Schedule 5,  Part 2

•The IncrIPP is calculated as follows:

IncrIPP = ThIPP - MinIPP

where:

•The Theoretical Initial Purchase Price or ThIPP is calculated as follows

ThIPP = Portfolio for Funding * (1-R)

•The Portfolio for Funding is, for each Originator, the Outstanding Nominal Values of all Purchased Receivables during the Calculation Period that also meet the eligibility criteria for calculation of the GIPP in accordance with Schedule 2

For the first Calculation Date, the Portfolio for Funding is equal to the E.R.C.G. of each Originator

3.6The Global Initial Purchase Price (or GIPP) and the Global Deferred Purchase Price (or GDPP)

The GIPP is calculated by the Transaction Administrator on each Calculation Date as follows:

GIPP(t) = Opening GIPP + IPP - TCAGIPP

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where:

•The TCAGIPP is equal to the Total Collections minus the allocations that have been made pursuant to Clause 8(a) except for Clauses 8(a)(vi),  8(a)(viii),  8(a)(x) or clauses 8(b) except for Clauses 8(b)(vi),  8(b)(ix),  8(b)(x) as the case may be.

•The GIPPtotal is calculated as follows:

GIPPtotal = Minimum (GIPP(t), Maximum Programme Amount)

•The GDPPtotal is calculated as follows: GDPPtotal = Global Portfolio – GIPPtotal

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Part 2

Calculation specificities and applied parameters for the calculation of the purchase price

The parameters and variables in this Part 2 are subject to adjustment from time to time by the Purchaser to be based on the outcome of any Due Diligence of the Originators and review of the portfolio of Receivables of the Originators from time to time. Adjustments will be informed to the Transaction Administrator in writing or by email.

Calculation Specificities

N/A

Applied variables for the calculation of the Purchase Price

Backup Servicing Costs Rate for the Yield Reserve means 0 bps prior to the occurrence of a Credit Enhancement Event and 40 bps upon the occurrence and during the continuance of a Credit Enhancement Event.

Default Reserve Floor means 15%.

Default Stress Factor means 2.5.

Dilution Stress Factor means 2.5.

Applicable Currency Stress Factor means 1.5.

FX Reserve Rate means 0bps.

Liquidation Stress Factor means 2.

MaxDPP Rate means 50.

Weighted Average Contractual Payment Term means 115 calendar days.

Yield Reserve Floor means 1%.

X means 205 calendar days.

Z means 37 calendar days.

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Part 3

Calculation and payment report

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Schedule 6

Representations

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Part 1

General Representations and Warranties of each Originator, each Servicer and the Performance Guarantor

1.Status

It is a corporation or limited liability company, as applicable, validly organized and existing in good standing under the law of its Original Jurisdiction.

2.Binding obligations

Subject to the Legal Reservations:

(a)the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(b)(without limiting the generality of paragraph (a) above), each Account Pledge Agreement to which it is a party creates the security interests which that Account Pledge Agreement purports to create and those security interests are valid and effective.

3.Non-conflict with other obligations

The entry into and performance by it of and the transactions contemplated by, the Transaction Documents to which it is a party and the granting of the Transaction Security do not and will not conflict with:

(a)any law or regulation applicable to it;

(b)its constitutional documents; or

(c)any material agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such material agreement or instrument.

4.Power and authority

(a)It has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents to which it is a party.

(b)The sale of the relevant Purchased Receivables, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party are within its powers.

5.Validity and admissibility in evidence

All Authorisations required:

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(a)to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

6.Governing law and enforcement

(a)The choice of governing law of the Transaction Documents to which it is a party will be recognised and enforced in its Relevant Jurisdiction.

(b)Any judgement obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforceable in the Relevant Jurisdiction.

7.Insolvency

No corporate action, legal proceeding or other procedure or step described in paragraph 6  (Insolvency proceedings) of Schedule 10 (Termination Events) has been taken in relation to it, and none of the circumstances described in paragraph 5  (Insolvency) of Schedule 10 (Termination Events) applies to it.

8.No filing or stamp duty / No taxes

(a)Under the laws of its Relevant Jurisdiction it is not necessary that the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents to which it is a party or the transactions contemplated by the Transaction Documents.

(b)No taxes are required to be withheld or deducted in connection with any Collection by or any payments to the Purchaser under the Transactions Documents to which it is a party, provided that the documentation referred to in Clause 19.1 is provided.

9.No immunity

It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Transaction Document to which it is a party.

10.No default

(a)No Termination Event and no potential Termination Event is continuing or is reasonably likely to result from the assignment of any Receivable pursuant to this Agreement, the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)No Credit Enhancement Event or Termination Event has occurred or is continuing.

(c)No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

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11.Information

(a)No information and data provided by it in writing to the Purchaser or the Transaction Administrator by it or on its behalf under any Transaction Documents to which it is party, when taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not materially misleading, and no other factual information hereafter furnished in connection with any Transaction Document by or on behalf of such person to the Purchaser or the Transaction Administrator, when taken as a whole, will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not materially misleading on the date as of which such information is dated or certified, including without limitation information provided in:

(i)the Template Reports;

(ii)the Collections Reports;

(iii)the electronic files referred to in Clause 3.2(c) and the information provided by or on behalf of the Originators and Servicers to the Purchaser and the Transaction Administrator in relation to the preparation of the Transaction Documents and the transactions contemplated thereby, including without limitation:

(A)historical data as set out in Schedule 14 (Historical Data of the Initial Originator Portfolios);

(B)information delivered as condition precedent to the accession of an Additional Originator;

(C)information on the business of the Originators, the Servicers and the Performance Guarantor;

(D)information on the Credit and Collection Policies;

(E)information made available during the due diligence prior to the Signing Date and any other Due Diligence made by the Purchaser,

(b)The communication by it of any information or data and the delivery by it of any records or reports relating to:

(i)any Obligor or any person having granted an Associated Right in connection with Purchased Receivables;

(ii)any Purchased Receivable; or

(iii)any Associated Right in connection with the Program,

does not violate in any material respect any provision of applicable privacy protection laws or data protection laws or any contractual confidentiality undertaking.

(c)There has been no material adverse change in the financial condition, results of operations, assets, business or properties of the Performance Guarantor and its subsidiaries, taken as a whole, since 31 December 2019.

12.Financial statements

Its audited (consolidated) financial statements most recently delivered to the Purchaser

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(a)have been prepared in all materials respects in accordance with US GAAP (and/or, as the case may be, local GAAP in respect of the Originators) consistently applied; and

(b)do or will present fairly, in all material respects, the consolidated financial condition of the persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided , that unaudited financial statements have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments.

13.No proceedings pending or threatened

There is no pending, or to the knowledge of the person, threatened, litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

14.No breach of laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

15.Tax

(a)Except, in each case, as is not reasonably likely to have a Material Adverse Effect, (i) it is not overdue in the filing of any Tax returns and (ii) it has timely paid or made adequate provision for the payment of all Taxes, assessments and other governmental charges, except any such Taxes, assessments or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with applicable accounting standards have been set aside on its books.

(b)No claims or investigations with respect to a material amount of Taxes are being made or conducted against it.

(c)It is not a FATCA FFI.

16.Anti-corruption law

It has policies and procedures designed and implemented to ensure, in its reasonable business judgment, compliance with anti-corruption laws and is in compliance with anti-corruption laws in all material respects.

17.Sanctions

Neither it nor any of its Subsidiaries, nor to its knowledge of the Performance Guarantor, any directors, officers or employees of it or any of its Subsidiaries:

(a)is a Restricted Party;

(b)has knowingly engaged in any transaction or conduct that would be reasonably expected to result in it becoming a Restricted Party; or

(c)will knowingly engage in any business or other activities with or for the benefit of any Restricted Party.

Any provision of this Clause 17 shall not apply to or in favour of any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law.

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18.Ranking

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Account Pledge Agreements and it is not subject to any prior ranking or pari passu ranking Security except any Security of creditors whose claims are mandatorily preferred by laws of general application to companies.

19.Centre of main interests and establishments

Other than in respect of the US Originator, the US Servicer and the Performance Guarantor, for the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (the Regulation), its centre of main interest (as that term is used in article 3(1) of the Regulation) is situated in the same jurisdiction as the one of its registered office and it has no "establishment" (as that term is used in article 2(10) of the Regulation) in any other jurisdiction.

20.US Originator

The US Originator has not engaged in any business other than the acquisition of Receivables in accordance with the Receivables Sale and Contribution Agreement and the transactions pursuant to the Transaction Documents, including entering into the Intercompany Revolving Loan Agreement (as defined in the Receivables Sale and Contribution Agreement).

21.No adverse consequences

(a)It is not necessary under the laws of its Relevant Jurisdictions:

(i)in order to enable the Purchaser to enforce its rights under any Transaction Document; or

(ii)by reason of the execution of any Transaction Document or the performance by it of its obligations under any Transaction Document,

that the Purchaser should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)The Purchaser is not and will not be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Transaction Document.

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Part 2

Receivables Representations and Warranties

1.Validity of assignment of the Eligible Receivables

The assignment of each Receivable purported to be assigned under the Transaction Documents and the Associated Rights linked to it is or will be, on the relevant Purchase Date, valid and binding between the Originator and the Purchaser, enforceable against any third party and no challenge has been raised by any person in relation to such assignment.

2.Receivables and bank accounts

(a)It has or will, on the relevant Purchase Date, have good, valid and marketable title to, and owns, the Receivables presented for purchase free and clear of any charge or encumbrance, including but not limited to any Security (other than, in relation to Receivables governed by German law, under customary extended retention of title arrangements (verlängerter Eigentumsvorbehalt), attachment or seizure whatsoever or any rights in rem, encumbrance or any arrangement with analogous effect, in relation to any Purchased Receivable, any business of which the Purchased Receivables form part or any Dedicated Collection Account, other than in favour of the Purchaser (or the Purchaser's successor in title) (save for any Security to be created in accordance with the Account Pledge Agreements and, in relation to the German Originator, customary extended retention of title arrangements (verlängerter Eigentumsvorbehalt)).

(b)The Receivables presented for purchase comply with the Eligibility Criteria at the time of their transfer to the Purchaser.

(c)Each sale of Receivable under the Agreement is made on arm's length terms and each sale is entered into by the relevant Originator in good faith.

(d)No Obligor is Insolvent nor have any proceedings or petitions been presented that have not been discharged or stayed which could lead to the relevant Obligor becoming Insolvent.

3.Servicing and management of the Portfolio

(a)It has the software, hardware, information technology and human resources necessary to allow it any given time:

(i)to identify each Purchased Receivable individually;

(ii)to track Total Collections in respect of each of the Purchased Receivables;

(iii)to mark Purchased Receivables as sold to and belonging to the Purchaser;

(iv)to manage, collect and recover the Purchased Receivables; and

(v)to comply with the other obligations under the Transaction Documents, including without limitation, the obligations to provide information to the Purchaser of the Transaction Administrator in accordance with the Transaction Documents.

(b)Since the Third Restatement Date, there is no event, fact, condition or circumstance which has or which may have the effect of materially jeopardizing, delaying or reducing the payment of any outstanding amounts of the Purchased Receivables.

(c)It has complied with the applicable Credit and Collection Policies and has not made any change to such policies without the prior written consent of the Purchaser.

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(d)It uses exchange rates which do not differ significantly from official exchange rates.

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Schedule 7

Form of Accession Letter

To:ING Belgique SA/NV (the Purchaser)

Cc:[Transaction Administrator][other Originators]

From:[Servicer]

Dated:[]

Dear Sirs

Receivables Purchase and Servicing Agreement dated []
(the Agreement)

(a)We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

(b)[Additional Originator] agrees to become an Additional Originator and to be bound by the terms of the Agreement and the other relevant Transaction Documents as an Additional Originator pursuant to Clause [] of the Agreement. [Additional Originator] is a company duly incorporated under the laws of [] and is a [] company registered with the [] of [] under number [].

(c)By countersigning this Accession Letter, the Servicer confirms that no Credit Enhancement Event will occur as a result of [Additional Originator] becoming an Additional Originator.

(d)[Additional Originator]'s administrative details are as follows:

Address:[]

Attention:[]

Electronic mail:[]

This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by Belgian law.

[]

as Servicer

______________________________________________

Name: Name:

Title: Title:

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[]

as Transaction Administrator

______________________________________________

Name: Name:

Title: Title:

[]

as Purchaser

______________________________________________

Name: Name:

Title: Title:

[]

as Additional Originator

______________________________________________

Name: Name:

Title: Title:

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Schedule 8

Undertakings

1.General

AUTHORISATION AND COMPLIANCE WITH LAWS

1.1Authorisations

Each Originator, each Servicer and the Performance Guarantor shall promptly:

(a)obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)supply certified copies to the Transaction Administrator of any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)enable it to perform its obligations under the Transaction Documents to which it is a party; and

(ii)to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party.

1.2Compliance with laws

Each Originator, each Servicer and the Performance Guarantor shall comply in all respects with all laws, rules, regulations, orders, judgements, injunctions or awards to which it may be subject, if failure to do so has or is reasonably likely to have a Material Adverse Effect.

1.3Tax

(a)Each Originator, each Servicer and the Performance Guarantor shall duly and timely file all Tax and VAT returns and reports required by law, maintain records for all taxation purposes (including for the purposes of VAT for as long as provided by law in relation to such records) and duly and timely pay all Taxes and governmental charges (including social contributions) owed by it, except:

(i)if any such Taxes or charges are being diligently contested in good faith by appropriate proceedings, but only so long as such proceedings would not adversely affect the performance of any Transaction Document or recovery of any amounts in respect of the Purchased Receivables; or

(ii)to the extent that a failure to do so would not be reasonably likely to have a Material Adverse Effect.

(b)Each of the Originators organized under the laws of Germany or, in the event that an Originator becomes part of a VAT group, the VAT group parent company must ensure that all relevant VAT payments relating to the Purchased Receivables are punctually paid to the competent tax office in full and that the relevant VAT returns, in particular the preliminary VAT return (Umsatzsteuervoranmeldung) and the annual VAT return (Jahresumsatzsteuererklärung) are filed.

(c)Each of the Originators organized under the laws of Germany indemnifies the Purchaser against all VAT claims and liabilities towards German tax authorities that arise under or in accordance with the Purchased Receivables.

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(d)Each of the Originators organized under the laws of Germany has to furnish to the Transaction Administrator a copy of its monthly preliminary VAT returns (Umsatzsteuervoranmeldung) and of the annual VAT returns (Jahresumatzsteuererklärung) as well as the evidence of VAT payments in relation to the Purchased Receivables that have come into existence in the month immediately preceding the relevant VAT payment due date. Finally, each of the Originators organized under the laws of Germany has to inform the Transaction Administrator immediately about any VAT claims or relevant payment orders made by the relevant tax office. Such copies will be sent at the first Transmission Date following the day of the sending of the returns to the relevant tax office; or the transfer of payment or the receipt of notification by the tax office, respectively.

1.4Anti-bribery, anti-corruption and anti-money laundering laws

(a)None of the Originators, the Servicers, the Performance Guarantor, each of their respective subsidiaries, nor, to their knowledge directors, officers, employees, affiliates, agents or persons acting on their behalf shall directly or indirectly use the proceeds it receives under or in connection with any Transaction Documents for any purpose which would breach any applicable anti-bribery, anti-corruption or anti-money laundering laws.

(b)Each Originator, each Servicer and the Performance Guarantor shall:

(i)conduct its businesses in compliance with applicable anti-bribery, anti-corruption or anti‑money laundering laws; and

(ii)maintain policies and procedures designed to promote and achieve compliance with such laws.

RESTRICTIONS ON DEALINGS WITH RECEIVABLES AND DEDICATED COLLECTION ACCOUNTS

1.5Ranking

Each Originator, each Servicer and the Performance Guarantor shall ensure that at all times any unsecured and unsubordinated claims of the Purchaser or the Transaction Administrator against it under the Transaction Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

1.6Negative pledge

(a)None of the Originators or the Servicers shall create, incur, assume or permit to exist any Security, attachment or seizure whatsoever, any rights in rem, encumbrance or any arrangement with analogous effect in respect of any Dedicated Collection Account, Receivable or Associated Right.

(b)Paragraph (a) above does not apply to:

(i)any Security entered into pursuant to any Transaction Document;

(ii)any banker’s right of set-off for fees and expenses relating only to any Dedicated Collection Account in accordance with the relevant Originator’s or Servicer’s ordinary banking arrangements; and

(iii)in relation to Receivables governed by German law, any customary extended retention of title arrangements (verlängerter Eigentumsvorbehalt).

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1.7Disposals

None of the Originators or the Servicers shall (whether voluntary or involuntary) sell, assign, transfer, subrogate, enter into any factoring or invoice discounting transaction or otherwise dispose of any Receivable owed by any Eligible Obligor (other than Ineligible Receivables for Purchase), except in accordance with the Transaction Documents.

1.8Security over Dedicated Collection Accounts

Each Originator shall ensure that at least 95% of the amount of Collections owed to it by any Eligible Obligor (or any obligor under or in connection with the Purchased Receivables) is credited into a Dedicated Collection Account in the name of such Originator which is subject to a Security under an Account Pledge Agreement.

RESTRICTIONS ON BUSINESS FOCUS

1.9Merger

(a)None of the Originators, the Servicers or the Performance Guarantor shall enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)Paragraph (a) above does not apply to any amalgamation, demerger, merger or corporate reconstruction of an Originator if:

(i)such Originator has given the Purchaser at least 30 days' prior written notice of such amalgamation, demerger, merger or corporate reconstruction; or

(ii)the person surviving such transaction is:

(A)already an Originator organised in the same jurisdiction as the merging Originator, and confirms in writing that its obligations under the Transaction Documents remain enforceable (in each case, in form and substance reasonably satisfactory to the Purchaser), together with any documents, certificates and opinions of counsel as the Purchaser may request; or

(B)a person organised in the same jurisdiction as one of the Originators and executes and delivers to the Purchaser an agreement by which such person assumes the obligations of an Originator under the Transaction Documents to which the merging Originator is a party, together with any documents, certificates and opinions of counsel as the Purchaser may request; and

(iii)all actions to perfect and protect the interests of the Purchaser in and to any Purchased Receivable under any of the Transaction Documents shall have been taken by and at the expense of the merging Originator.

(c)Paragraph (a) above does not apply to any amalgamation, demerger, merger or corporate reconstruction of the Performance Guarantor to the extent a Subsidiary of the Performance Guarantor merges or consolidates with or into the Performance Guarantor (provided that the Performance Guarantor shall be the continuing or surviving entity).

1.10Change of business and special purpose nature of the US Originator

Each Originator, each Servicer and the Performance Guarantor shall procure that no substantial change is made to the general nature of its business or that of the Group from that carried on at the Third Restatement Date or that are reasonably related thereto.

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The US Originator shall not engage in any business other than the acquisition of Receivables in accordance with the Receivables Sale and Contribution Agreement and the transactions pursuant to the Transaction Documents, including entry into the Intercompany Revolving Loan Agreement.

MISCELLANEOUS

1.11Stamp Duty

Each Originator, each Servicer and the Performance Guarantor shall take all reasonable measures to avoid any stamp Tax becoming due and payable in respect of any Transaction Document, by bringing such documents into a jurisdiction where such stamp Taxes would not become due and payable (unless required in order to allow the Purchaser to collect amounts due in respect of, and start legal proceedings in connection with, any Purchased Receivable in such jurisdiction, in which case the Purchaser shall be indemnified in accordance with Clause 19.1(a)).

1.12Amendments

None of the Originators, the Services or the Performance Guarantor shall amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Transaction Administrator pursuant to Clause 3.2(b) except in writing in accordance with Clause 28  (Amendments).

1.13Further assurance

(a)Each Originator, each Servicer and the Performance Guarantor shall promptly, at its own expense, do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Purchaser may reasonably specify (and in such form as the Purchaser may reasonably require):

(i)to perfect the Security created or intended to be created under or evidenced by the Account Pledge Agreements (which may include the execution of a charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Purchaser provided by or pursuant to the Transaction Documents or by law;

(ii)to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security; and

(iii)to protect, exercise, demonstrate or effect its rights over Purchased Receivables pursuant to this Agreement or any Transaction Document to which it is a party in particular if such rights are challenged by any third party (including any Obligor).

(b)Each Originator, each Servicer and the Performance Guarantor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Purchaser by or pursuant to the Transaction Documents.

2Purchased Receivables

2.1Conduct

None of the Originators or the Servicers shall take any action in respect of the relevant Purchased Receivables that may reasonably affect the existence, the validity, the collectability or the enforceability thereof or delay any action towards relevant defaulting Obligors.

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2.2Ownership

None of the Originators or the Servicers shall exercise an ownership interest over any relevant Purchased Receivables or the rights, options, privileges, appeals, title deeds and/or interests relating thereto without having obtained the prior written approval of the Purchaser, except in accordance with the Transaction Documents.

2.3Bills of exchange

None of the Originators or the Servicers shall draw any bill of exchange in connection with a relevant Purchased Receivable, nor demand or receive from any Obligor, or otherwise permit the creation by any Obligor of, any promissory note or any other instrument for which the applicable law requires additional formalities for the transfer in connection with a relevant Purchased Receivable, except if such bills of exchange, promissory notes or other instrument have been delivered simultaneously with their creation to the relevant Servicer to allow it to collect their payment at maturity. Upon the occurrence of a Credit Enhancement Event, the relevant Servicer shall ensure that all outstanding bills of exchange and promissory notes are endorsed to the Purchaser on behalf and at the expenses of the relevant Originator.

2.4Performance of obligations under the contracts under which Purchased Receivables arise

(a)Each Originator shall perform all of its obligations and comply with all provisions and covenants under the contracts under which the Purchased Receivables arise to the same extent as if such Purchased Receivables had not been sold pursuant to the Transaction Documents and refrain from performing any action which may:

(i)lead to proceedings, set-off, counterclaim or defence whatsoever in respect of any Purchased Receivable sold by it;

(ii)have a Material Adverse Effect; or

(iii)lead to the occurrence of a Credit Enhancement Event, Potential Termination Event or a Termination Event.

(b)Each of the Originators shall issue all Invoices in connection with Purchased Receivables within 31 days as of the date of delivery of the goods or services.

2.5General Terms and Conditions

Each Originator shall ensure that all Receivables originated after the date it became party to this Agreement will be made subject to the application of the General Terms and Conditions, with the exception of any Receivables that are governed by any individual supply agreements existing on the date it became party to this Agreement and are not compliant with such General Terms and Conditions.

2.6Credit and Collection Policies

Each Originator and each Servicer shall:

(a)comply with the relevant Credit and Collection Policies;

(b)not make any change to the Credit and Collection Policies, unless:

(i)the Purchaser and the Transaction Administrator have been informed in writing by such Servicer not later than 60 days prior to the anticipated effective date of such change, which notice shall describe the proposed change in detail; and

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(ii)either:

(A)such change is minor and administrative in nature and would not be materially prejudicial to the collectability of all or a substantial part of the Purchased Receivables; or

(B)the Purchaser has delivered to such Servicer its written consent to the proposed amendment, it being understood that, in the event the Purchaser does not provide its consent within 15 days following the date of notification of such change by such Servicer to the Purchaser (such day including), the notified change shall be deemed to have been consented to by the Purchaser; and

(c)not, without prior consent of the Purchaser, extend, amend, grant a payment extension or otherwise modify the terms of any Purchased Receivable, except as provided in the Credit and Collection Policies and provided that no payment extension will be granted that would result in the payment of such Purchased Receivable exceeding 195 days from the date of invoice.

2.7Benefit in respect of Purchased Receivables

Each Originator, each Servicer and the Performance Guarantor shall, to the extent that, after the relevant Purchase Date, it holds, or it is held to its order, or it receives, or it has received to its order any benefit in respect of any Purchased Receivable, hold such benefit as agent of the Purchaser and (if the same is in monetary form) promptly pay the same to the Purchaser in accordance with the terms of the Transaction Documents.

3Dedicated Collection Accounts

Each Originator shall:

(a)hold the Dedicated Collection Accounts with Dedicated Collection Account Banks; and

(b)ensure that:

(i)at any time prior to any delivery of any notification to an Obligor in accordance with Clause 14.2(e), all relevant Obligors are at all times instructed to pay amounts due in respect of the Purchased Receivables into the relevant Dedicated Collection Account; and

(ii)no debit balance is allowed to be created in respect of any Dedicated Collection Account at any time.

4Information and DUE DILIGENCE Undertakings

FINANCIAL INFORMATION

4.1Financial statements

A Servicer or the Performance Guarantor shall supply to the Transaction Administrator:

(a)as soon as the same become available, but in any event within 180 days after the end of each of its financial years, the US GAAP audited consolidated financial statements of the Performance Guarantor and the Originators for that financial year;

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(b)as soon as the same become available, but in any event within 270 days after the end of each of their financial years, the local GAAP audited financial statements of each Originator (other than the US Originator) for that financial year;

(c)as soon as the same become available, but in any event within 60 days after the end of each half of each of its financial years, the US GAAP audited consolidated financial statements of the Performance Guarantor; and

(d)as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years, US GAAP audited consolidated financial statements of the Performance Guarantor, provided however that paragraphs (a) to (d) above do not apply in respect of any set of financial statements which has been posted and remain publicly available on the website of the Performance Guarantor (www.ferro.com).

4.2Compliance Certificate

Within 45 days after the end of each of the first three quarters of each of its financial years, as well as within 90 days after the end of the last quarter of each of its financial years, the Performance Guarantor shall supply to the Transaction Administrator a Compliance Certificate executed by the chief financial officer or an accounting authorized officer.

4.3Requirements as to financial statements

(a)Each set of financial statements delivered by a Servicer or the Performance Guarantor pursuant to paragraph 4.1  (Financial statements) of Schedule 8 (Undertakings) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)The Performance Guarantor shall procure that each set of financial statements of an Originator delivered pursuant to paragraph 4.1  (Financial statements) of Schedule 8 (Undertakings) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Transaction Administrator that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the relevant Originator) deliver to the Transaction Administrator:

(i)a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that the relevant Original Financial Statements were prepared; and

(ii)sufficient information, in form and substance as may be reasonably required by the Transaction Administrator, to enable the Purchaser to make an accurate comparison between the financial position indicated in those financial statements and the relevant Original Financial Statements.

(c)Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

4.4Record keeping

(a)Each Servicer shall:

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(i)keep proper documents, books, records and any other information necessary or useful for the control and the recovery of the relevant Purchased Receivables and the monitoring of the Program;

(ii)ensure that its computer systems, records and documents relating to the relevant Purchased Receivables enable the proper performance of its obligations pursuant to the Transaction Documents;

(iii)conduct semi-annual back-up and recovery tests of its IT system;

(iv)identify and individualise in its computer and accounting systems each relevant Purchased Receivable;

(v)record without ambiguity in its computer and accounting systems each relevant Purchased Receivable as being owned by the Purchaser;

(vi)identify in its computer system the relevant Purchased Receivables which have become Defaulted Receivables; and

(vii)identify in its computer system the Dilutions (if any) relating to each relevant Obligor.

(b)No Originator and no Servicer shall dispossess itself of any document representing a Purchased Receivable, and remit them to the Purchaser or the Transaction Administrator, at first demand, provided that each such document may, if needed to comply with confidentiality restrictions applicable to the party delivering such documents, be redacted so that no information covered by such confidentiality restrictions is disclosed in violation of such restrictions.

INFORMATION RELATING TO PURCHASED RECEIVABLES AND THEIR COLLECTION

4.5Collection and Recovery of Purchased Receivables

(a)Without prejudice to the information obligations as set out in Clause 3  (Terms and Conditions Governing Purchases), each Servicer shall supply to the Purchaser all documents needed for the collection and the recovery of any relevant Purchased Receivable and all documents from Obligors certifying the existence and the amount of such Purchased Receivable, provided that each such document may, if needed to comply with confidentiality restrictions applicable to the party delivering such documents, be redacted so that no information covered by such confidentiality restrictions is disclosed in violation of such restrictions.

(b)In case of suspicion of fraud and if such suspicion is not cleared by the delivery of appropriate documents to the Purchaser, the relevant Originator shall, at its expense, request its auditors to contact a sample of Obligors to ensure the existence of the Purchased Receivables.

(c)Any Originator and any Servicer shall notify the Purchaser and the Transaction Administrator promptly upon becoming aware that any circumstance has arisen that entitles an Obligor, other than an Obligor that is also a supplier to such Originator or Ferro US, to make offset arrangements with the Originators or Ferro US due to the existence of a current account or reciprocal related debts.

(d)Any Originator and any Servicer shall notify the Purchaser as soon as practicable upon becoming aware, in respect of any relevant Purchased Receivable, that such Purchased Receivable was not an Eligible Receivable as at the Purchase Date on which such Purchased Receivable was transferred.

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4.6Credit and Collection Policies

Each Originator and each Servicer shall:

(a)notify the Purchaser of any change in its Credit and Collection Policies; and

(b)at each anniversary of the Signing Date (until the Termination Date), provide the Purchaser with an overview of any change made to the Credit and Collection Policies since such overview was most recently provided.

4.7Legal opinions and legal memoranda

(a)Subject to paragraph (b) below, each Originator shall deliver (upon written request from the Purchaser) additional legal opinions or legal memoranda (or updates of any previously delivered legal opinion or legal memorandum) in connection with the Programme, and allow (subject to the prior written approval of the relevant Originator, such approval however not to be unreasonably withheld and/or delayed) fees, costs and expenses related to such legal opinions or legal memoranda to be directly invoiced to, and paid by, the relevant Originator.

(b)If less than 80% of the outstanding balance of Eligible Receivables is due from Obligors located in jurisdictions for which no legal opinion or legal memorandum was obtained, the Purchaser or the Transaction Administrator may commission (at the expense of (and in consultation with) the Originator(s)) one or more additional legal memorand(a)um substantially the form of the memoranda provided in accordance with paragraph (a) above in order to reach such coverage of 80%.

4.8Information on payment methods

Each month, each Servicer shall provide information to the Purchaser as to the methods used by Obligors to pay the relevant Purchased Receivables, to the extent this information has not been already provided in the relevant Receivables Report.

4.9Due diligence

(a)Each Originator, each Servicer and the Performance Guarantor shall:

(i)upon a written request from the Purchaser with a maximum of once per calendar year;

(ii)at any time following the occurrence of a Credit Enhancement Event;

(iii)at any time following a notice from the Purchaser to the relevant Originator, Servicer or Performance Guarantor that it deems a due diligence conducted by it pursuant to this paragraph 4.9 as unsatisfactory; and

(iv)upon the Purchaser having exercised its right to require additional due diligence prior to the renewal of the Programme pursuant to Clause 15.2(b),

allow the Purchaser and the accounting firm appointed by the Purchaser to:

(A)enter during normal business hours the premises at which such Originator, such Servicer or the Performance Guarantor carries on its business; and

(B)perform a due diligence and inspect, verify, check and take copies of any relevant books, orders, accounts, records, correspondence and documents regardless of the medium on which they are contained in respect of the Purchased Receivables, the

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Dedicated Collection Accounts and collection systems of such Originator, such Servicer or the Performance Guarantor to satisfy the Purchaser as to:

I.the accuracy of the information delivered from time to time by the Originators, the Servicers and the Performance Guarantor;

II.the existence of the Purchased Receivables and the Dedicated Collection Accounts;

III.the compliance by the Originators, the Servicers and the Performance Guarantor with the representations and warranties given by them; and

IV.evidence as to the performance by the Originators, the Servicers and the Performance Guarantor of their obligations under the Transaction Documents,

(the Due Diligence).

(b)Each Originator, each Servicer and the Performance Guarantor shall implement in the timeframe communicated by the Purchaser and its agents, advisers or representatives any recommendation relating to any of their obligations under the Transaction Documents issued by the Purchaser and its external agents, advisers or representatives following a Due Diligence.

(c)The Purchaser shall inform the relevant Originator, the relevant Servicer or the Performance Guarantor of such decision and of the required scope of the Due Diligence at the latest three calendar weeks before the contemplated date for the start of the Due Diligence.

(d)The Purchaser may decide to perform the Due Diligence by its own means (but at the expense of the relevant Originator, the relevant Servicer or the Performance Guarantor) or to have such Due Diligence conducted by any external accounting firm appointed by the Purchaser or acting for its benefit, in each case at the expense of the such Originator, such Servicer or the Performance Guarantor.

(e)For purposes of performing the Due Diligence, each Originator, each Servicer and the Performance Guarantor shall release the relevant Dedicated Collection Account Banks from their obligation to preserve banking secrecy towards the Purchaser.

(f)At any time within normal business hours, subject to two Business Days' prior written notice, each Originator, each Servicer and the Performance Guarantor shall allow the Purchaser and its agents, advisers or representatives to conduct an on-site examination of its books, records and documents in order to verify such Originator’s compliance with the:

(i)endorsement to the Purchaser of all bills of exchange or promissory notes in accordance with paragraph 2.3  (Bills of exchange) of Schedule 8 (Undertakings); and

(ii)requirement to give the relevant Dedicated Collection Account Bank instruction to settle payments by electronic bill of exchange by magnetic strip or under a Cuaderno 58 (or equivalent) scheme only by direct transfer into the relevant Dedicated Collection Account.

MISCELLANEOUS

4.10Notification: miscellaneous

(a)Each Originator, each Servicer and the Performance Guarantor shall, promptly upon becoming aware of its occurrence, notify the Purchaser:

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(i)of a Credit Enhancement Event, Termination Event or Potential Termination Event (and the steps, if any, being taken to remedy it);

(ii)that an Obligor is or has become Insolvent; and

(iii)of any fact, circumstance, legal proceeding filed against it, change in its structure, its activities, its assets or its economic or financial situation, change in law or regulation that may affect the Program, unless such fact, circumstance, proceeding or change is not expected to have a Material Adverse Effect.

(b)Promptly upon a request by the Purchaser, each Originator, each Servicer and the Performance Guarantor shall supply to the Purchaser a certificate signed by two of its directors or senior officers on its behalf certifying that no Credit Enhancement Event, Termination Event or Potential Termination Event is continuing in respect of itself (or if a Potential Termination Event is continuing in respect of itself, specifying the Potential Termination Event and the steps, if any, being taken to remedy it).

Schedule 9

Credit Enhancement Events

Each of the events or circumstances set out in this Schedule is a Credit Enhancement Event:

(a)a delay of more than one month occurs in the execution of any material obligation of any Originator or Servicer, or the Performance Guarantor with respect to the Purchased Receivables, towards the tax authorities or a social security body or if legal proceedings are instituted against it by one of such authorities or bodies, such proceedings are not contested in good faith by the relevant Originator or Servicer, or the Performance Guarantor;

(b)a preliminary investigation for fraud, theft, breach of trust, forgery or corruption is issued against any Originator or Servicer, or the Performance Guarantor, or against any members of their management bodies, in their function of members of such management bodies;

(c)a material breach by any Servicer of any obligation (including any covenant) imposed on it or a misrepresentation occurs under any Transaction Document;

(d)a delay in the execution of any obligation of any Originator or Servicer, or the Performance Guarantor, towards any third party occurs for an amount exceeding USD 40,000,000 (or the equivalent in another currency by applying the Exchange Rate);

(e)a temporary administrator (administrateur provisoire/voorlopig bewindvoerder), receiver, administrative receiver or similar official under any applicable law is appointed to manage the business of any Servicer or Originator, or the Performance Guarantor;

(f)a Termination Event or a Potential Termination Event occurs and is continuing; and

(g)the Total Net Leverage Ratio exceeds 3.75:1.00.

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Schedule 10

Termination Events

Each of the events or circumstances set out in this Schedule is a Termination Event:

1.Non-payment

Any Originator or Servicer does not pay on the due date any amount payable pursuant to a Transaction Document unless:

(a)its failure to pay is caused by:

(i)administrative or technical error; or

(ii)a Disruption Event; and

(b)payment is made within three Business Days of its due date.

2.Other obligations

(a)Any Originator or any Servicer does not comply with any provision of the Transaction Documents (other than those referred to in paragraph 1 above).

(b)No Termination Event under paragraph (a) above will occur if:

(i)the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Purchaser or the Transaction Administrator giving notice to the relevant Originator or Servicer and (ii) the relevant Originator or Servicer becoming aware of the failure to comply; and

(ii)where the failure to comply concerns the failure to deliver a Receivables Report on the relevant Transmission Date, such failure is remedied within two Business Days after the relevant Transmission Date.

3.Misrepresentation

Any representation or statement made or deemed to be made by an Originator or Servicer in the Transaction Documents or any other document delivered by or on behalf of any Originator or Servicer under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the circumstances giving rise to the misrepresentation or breach of warranty:

(a)are capable of remedy; and

(b)are remedied within five Business Days of the earlier of the Purchaser or the Transaction Administrator giving notice of the circumstances giving rise to the misrepresentation or breach of warranty to the relevant Originator or Servicer or the relevant Originator or Servicer becoming aware of the circumstances that give rise to a misrepresentation or breach of warranty.

4.Cross-default

(a)Any Financial Indebtedness of any Originator or Servicer, or the Performance Guarantor, is not paid when due nor within any originally applicable grace period.

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(b)Any Financial Indebtedness of any Originator or Servicer, or the Performance Guarantor, is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)Any commitment for any Financial Indebtedness of any Originator or Servicer, or the Performance Guarantor, is cancelled or suspended by a creditor of any Originator or Servicer, or the Performance Guarantor, as a result of an event of default (however described).

(d)Any creditor of any Originator or Servicer, or the Performance Guarantor, becomes entitled to declare any Financial Indebtedness of any Originator or Servicer, or the Performance Guarantor, due and payable prior to its specified maturity as a result of an event of default (however described).

(e)No Termination Event will occur under this paragraph 4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 40,000,000 (or its equivalent in any other currency or currencies).

5.Insolvency

(a)An Originator, the Performance Guarantor or a Servicer:

(i)is unable or admits inability and/or does not continue to be able to pay its debts as they fall due;

(ii)is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)suspends or threatens to suspend making payments on any of its debts; or

(iv)by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Purchaser and the Transaction Administrator) with a view to rescheduling any of its indebtedness.

(b)The value of the assets of any Originator, the Performance Guarantor or any Servicer is less than its respective liabilities (taking into account contingent and prospective liabilities).

(c)A moratorium is declared in respect of any indebtedness of any Originator, the Performance Guarantor or any Servicer. If a moratorium occurs, the ending of the moratorium will not remedy any Termination Event caused by that moratorium.

6.Insolvency proceedings

(a)Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Originator, the Performance Guarantor or any Servicer;

(ii)a composition, compromise, assignment or arrangement with any creditor of any Originator, the Performance Guarantor or any Servicer;

(iii)the appointment of a liquidator, receiver, administrative receiver, administrator, temporary administrator, compulsory manager or other similar officer in respect of any Originator, the Performance Guarantor or any Servicer or any of its respective assets; or

(iv)enforcement of any Security over any assets of any Originator, the Performance Guarantor or any Servicer.

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(b)Paragraph (a) shall not apply to any winding-up petition or enforcement proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

7.Unlawfulness and invalidity

(a)It is or becomes unlawful for any Originator, the Performance Guarantor or any Servicer to perform any of its obligations under the Transaction Documents or any Transaction Security created or expressed to be created or evidenced by the Account Pledge Agreements ceases to be effective.

(b)Any obligation or obligations of any Originator, the Performance Guarantor or any Servicer under any Transaction Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Purchaser or the Transaction Administrator under the Transaction Documents.

(c)Any Transaction Document ceases to be in full force and effect or any Transaction Security, ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than the Purchaser or the Transaction Administrator) to be ineffective.

8.Cessation of business

Any Originator, the Performance Guarantor or any Servicer suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

9.Change of corporate status

The form of incorporation or organisation, as applicable, or the corporate structure of any Originator, the Performance Guarantor or any Servicer is modified in a manner which has or is likely to have a Material Adverse Effect, unless prior written consent of the Purchaser, the Transaction Administrator has been obtained.

10.Change of Control

A Change of Control occurs.

11.Repudiation and rescission of agreements

Any Originator, the Performance Guarantor or any Servicer (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or evidences an intention to rescind or repudiate a Transaction Document.

12.Material Adverse Effect

Any event or circumstance occurs which the Purchaser or the Transaction Administrator reasonably believes has or is reasonably likely to have a Material Adverse Effect.

13.Investigations

An investigation for fraud, theft, breach of trust, forgery or corruption is initiated by the competent authority, court or regulatory body against any Originator, the Performance Guarantor or any Servicer as well as against any members of their management bodies, in their function of members of such management bodies and (i) is likely to adversely affect such Originator, the Performance Guarantor, such Servicer or the Program, or (ii) continues for more than 30 days.

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14.Sanctions

(a)The entry into any transaction under the Programme by a Party or the performance of any obligation under the Transaction Documents by a Party would constitute a breach of any Sanctions applicable to such Party.

(b)Any Originator, the Performance Guarantor or any Servicer becomes a Restricted Party as a result of which any of the Purchaser or the Transaction Administrator would be prohibited by Sanctions from exercising any of its rights or performing any of its obligations under the Transaction Documents.

(c)Any provision of this Clause 14 shall not constitute a Termination Event if and to the extent that compliance with the Sanctions would result in a breach, of any applicable Blocking Law.

15.Continuing Credit Enhancement Event

A Credit Enhancement Event is continuing for a period of more than 30 consecutive days.

16.Performance of Receivables

(a)Any audit of an Originator’s Receivables’ portfolio or a Due Diligence reveals elements which are reasonably likely to materially deteriorate the performance of the Purchased Receivables.

(b)On a Calculation Date, the Days Sales Outstanding exceeds 135 days for two consecutive months.

(c)Any Originator or Servicer has extended the terms for payment in relation to Purchased Receivables beyond the maximum payment terms permitted under this Agreement.

(d)On a Calculation Date, the Monthly Default Ratio exceeds 5%.

(e)On a Calculation Date, the Monthly Dilution Ratio exceeds 6.5%.

(f)On any Settlement Date, the aggregate Outstanding Nominal Value of all Ineligible Receivables for Purchase that were unduly taken into account for the calculation of the Purchase Price as of the immediately preceding Cut-off Date, represents more than 3% of the Global Portfolio as of the Cut-off Date.

(g)The GIPP at any time becomes less than the Minimum Programme Amount.

(h)The Weighted Average Contractual Payment Term exceeds 130 days.

17.Financial Covenant

The Total Net Leverage Ratio exceeds 4.00:1.00, provided that the Total Net Leverage Ratio shall not be greater than 4.25 to 1.00 for the four consecutive quarter following any Permitted Acquisition (as defined in the Credit Agreement) with consideration in an aggregate amount in excess of USD 75,000,000.

18.Purchase and Sale Termination Event

A Purchase and Sale Termination Event shall occur under the Receivables Sale and Contribution Agreement.

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Schedule 11

Credit and Collection Policies and General Terms and Conditions

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Part 1

Description of the Credit and Collection Policies of each originator

FERRO MANAGEMENT POLICY GUIDE No: 5•1•8

To: MPG Distribution Issued Date: 04-19-11

Subject: Corporate Credit and Collection Policy

____________________________________________________________________________________

Initiated By: Finance Department Supersedes

MPG: 5.1.8

Approved By: Jim Kirsch Date: 07-24-03

____________________________________________________________________________________

I. PURPOSE

The purpose of this document is to state Ferro’s policy and guidelines with respect to the extension of credit to customers, establishment of payment terms, collection of receivables, and release of shipments. In addition, this document describes the responsibilities and authority of the local credit/collection function.

II. SCOPE

This policy applies worldwide to Ferro, including Ferro’s subsidiaries and affiliates over which Ferro has management control.

III. POLICY

It is Ferro’s policy to control the accounts receivable investment in line with prudent credit decisions and Senior Management’s objectives. Such policy is implemented by effective adherence, wherever possible, to the standard payment terms of sales applicable to each country.

IV. RESPONSIBILITIES

The credit/collection function is responsible for the credit and collection activities under the oversight of the Corporate Treasurer, with the objective of managing the company’s customer credit portfolio at an acceptable level of risk while permitting maximum profitable sales. Specifically by:

A.Insuring that customer’s payment terms are set in compliance with the standards established by senior management.

B. Establishing the credit limit of each customer that is granted credit.

C. Insuring proper authorizations are obtained prior to making shipment to customers over the credit limit.

D. Insuring the proper authorizations are obtained prior to making shipment to customers with past due accounts.

V. GUIDELINES & STANDARDS

A. New Customers and Credit Limits

1.It is the responsibility of the local credit function to approve all new customers before they are available to place orders.

2.All customers are required to have an approved credit limit established and maintained. The customer should be notified, if appropriate, of their credit limits and any subsequent changes.

3.In determining the appropriate customer’s credit limits, the credit function should review customer financial information such as financial statements and credit reports. In addition the business manager should be consulted, as needed, regarding expected level of business for the customer.

4.All orders require the approval of the local credit/collection functions before shipments can be made. Approval should preferably be obtained prior to order entry.

5.In some cases, the credit/collection function may pre-authorize certain customers, thereby exempting the operation from obtaining daily approval for those pre-authorized customers.

6.Credit limit approval including changes to existing credit limits will be determined for both new and existing customers. Any new or changes to the customer credit limit requires the approval of the local credit representative in accordance with the level of approval the local credit representative has been delegated. The Chief Financial Officer and Corporate Treasurer are responsible for delegating the credit limit approval levels. Local approval levels will be formally established and approved by the Corporate Treasurer and reviewed at least annually.

7.If circumstances arise where operations disagrees with the credit/collection function’s decision at the local and regional levels regarding the establishment or change in customer credit limits or decision to hold or release orders, the issue may be brought to the attention of the Corporate Treasurer or Chief Financial Officer, and any authorization by the Corporate Treasurer or Chief Financial Officer will be confirmed in writing.

8.For active customers the credit limit should be monitored and evaluated on an ongoing basis. For customers who have not had sales activity within the last twelve months, a complete credit limit review should be performed before resuming shipments.

B. Standard Third Party Customer Payment Terms

1.Standard customer payment terms are established by the Senior Management Committee based on recommendation from the Corporate and Regional Credit organizations.

2.Exceptions: Exceptions made to standard payment terms require the approval of the local credit controller and regional credit controller. For exceptions beyond 30 days increase, the approval of the Corporate Treasurer or Chief Financial Officer is required.

Requests for Exception: Formal requests and rationale for extended payment terms are to be initiated by business management and submitted for review and approval to the local credit controller. The credit department should perform a thorough credit analysis of each request for exception to ensure the financial viability of the customer to comply with the increased credit exposure. (This review can include such reviews as customer financial position, payment history, customer profitability, working capital associated with DSO and days of inventory. Availability of credit insurance coverage and collateral should be considered in parallel with the review of the customer’s financial strength)

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3.Customer Consignment: Some customers enter into Customer Consignment arrangements. In these cases the payment terms should be consistent with the standard payment terms or have the required Senior Management approval. In addition, credit controller should insure that the consignment arrangement is governed by a consignment agreement that complies with local laws in the country (e.g. UCC filings in the USA).

4.Late Payment Service Charges: It is typically not the practice of Ferro to charge late payment service charges. If local management desires to implement this practice, approval of the Corporate Treasurer and the Chief Accounting Officer must be obtained prior to implementation.

5.End of Month Terms: Some customers are quoted “x days end of month”. These extra days are to be included in determining the “effective payment term” and whether the customer is on standard terms or what level of approval is required.

6.Terms of Cash Instruments: Terms associated with letter of credits, promissory notes, and other secured credit instruments provided by a customer as payment are also governed by standard payment terms. (Though the payment is secured by the cash instrument, payment terms exceeding standard payment terms still must be approved.) Exceptions to standard payment terms are subject to the payment term request exception process.

C. Standard Inter-Company Sales Payment Terms

1.Ferro’s standard inter-company sales payment terms are 30 days. Payments, however, may be delayed beyond the standard payment term due to local legal requirements or to facilitate payment processing. For example, government foreign currency control regulations may delay payment beyond the 30 day standard term. In addition, if payments are processed only once a month, it is acceptable to pay beyond 30 days to meet these processing procedures. Payment terms may be extended, on a case by case basis to meet cash flow planning purposes. Such extension, however, must be approved by the Treasurer. In addition, intercompany receivables that are extended beyond 90 days must be evidenced by an intercompany note with accrued interest.

D. Holding Shipments

1.Over Credit Limit: Any shipments in excess of credit limits should be placed on hold. Any release of shipments on hold requires the approval of the local credit controller.

2.Past Dues: Any shipments of accounts with over 30 days past due should be placed on hold. Any release of shipments on hold require the approval of the local credit controller.

3.Customers deemed to be exempt from any type of shipment hold require the approval of the Corporate Treasurer or designee.

E. Credit Collection and Account Management

1.In order to carry out its collection efforts, local credit/collection functions shall be free to make contact with any customer necessary for purposes of gathering credit information and pursuing past due accounts. As appropriate, local credit/collections will work in conjunction with local Business Managers to contact customers to resolve credit/collection issues in a timely manner.

2.Procedures should be in place for identifying and settling billing disputes promptly. If operations are aware of problems delaying payments, for example, product problems or pricing discrepancies, the local credit/collection functions should be notified. Local credit/collection departments may request operations to assist the collection process, when appropriate, by customer contact.

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3.For past due accounts, local credit/collection functions should follow a set pattern with customer contact at regular intervals increasing in intensity with reminders, requests, appeals and demands for payment. In addition, there are times when it is appropriate to contact a customer prior to the due date to ensure that payment will be made in a timely manner.

4.Outside local collection agencies, including legal representation can be used to supplement normal follow-up procedures when appropriate. After the Credit Manager deems that reasonable effort has been made to resolve the issue the account should be forwarded to collection for resolution. More than 90 days overdue should be used as a guide for determining the use of collection agencies including legal representation.

5.In regions where credit insurance is widely used (e.g. Europe) procedures should be in place to manage credit risk exposure to customers subject to reduced or cancelled insurance coverage. Reduced/ Cancelled insurance coverage should be view as a signal of increased risk. Upon notification of insurance cancellation the Credit Manager should review the account and consider immediately reducing payment terms and collecting any past due amounts.

6.In the event of a bad debt, the customer or its receiver, liquidator or administrator must be contacted by the local credit/collection function to establish Retention of Title to any unpaid Ferro goods at the customer’s premises.

F. Local / Regional Credit Policy

1.Each country and / or region may have detailed credit guidelines and procedures tailored to its local business practices. Such local guidelines must be in compliance with the aforementioned Corporate Credit Policy.

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Part 2

General Terms and Conditions of each originator

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TERMS AND CONDITIONS OF SALE – Italian Originator

The following Terms and Conditions of Sale (the "Terms") are applicable to the provision of all goods supplied and/or services rendered ("goods") by Ferro Performance Materials Italy S.r.l. (“Seller”) to any purchaser, or in the case of sample products or material, recipient, thereof ("Buyer").

1.GENERALLY - Seller's offer for sale of goods and Buyer's acceptance of any such offer is governed exclusively by these Terms unless otherwise agreed in writing signed by Seller. If an order is deemed to be an offer by Buyer, Seller's acceptance of such offer is expressly conditioned on Buyer's assent to these Terms. Any additional, different, or conflicting terms proposed by Buyer in any offer, acceptance, confirmation (including any Buyer purchase order or specifications) or otherwise, (a) are requests for material alterations to these Terms, (b) are hereby rejected and objected to by Seller, and (c) will not be binding in any way on Seller.

2.PRICE; PAYMENT - The goods are hereby offered for sale at prices and terms to be established by Seller and specified on Seller's invoice, order confirmation, acknowledgment or otherwise agreed to by the parties in writing,. Seller reserves the right to assess reasonable interest charges on any amounts not paid by the date such payments is due. All orders are subject to credit approval by Seller. Seller reserves the right to withhold shipment or to require other adequate assurances of performance of Buyer's payment obligations as Seller in its discretion may require, notwithstanding any order confirmation issued by Seller.

3.TAXES - Seller's price for goods is exclusive of any Federal, state, or local sales, use, or excise taxes levied upon, or measured by, the sale, the sales price, or use of goods required in the performance of any order. Seller will list separately on its invoice any such taxes applicable to any such goods or transaction, and payable by Buyer, with respect to which Buyer does not furnish to Seller evidence of exemption.

4.DELIVERIES - Seller will use commercially reasonable efforts to meet the delivery dates, specifications, and quantities as set forth in Buyer's purchase order. Seller will not, however, be liable for damages or delays in delivery due to causes beyond its reasonable control.

5.PRODUCT WARRANTIES - Seller warrants to Buyer that at the time of delivery Seller will have good title to all goods supplied to Buyer and the right to convey title to such goods to Buyer free and clear of all liens. Seller further warrants to Buyer that all such goods will conform to the specifications, drawings, samples, or other description furnished or specified by Seller or agreed to in writing by Seller, and will be free from defects in material and workmanship. Seller further warrants that any services it provides hereunder will be performed in a workmanlike manner. The warranties stated in this Clause 5 are the only representations and warranties Seller has given Buyer in connection with the provision of goods to Buyer. Except as set forth in this Clause 5, Seller has not made and hereby expressly disclaims any other or further representation or warranty, either express or implied, concerning the goods. THE WARRANTIES GIVEN IN THIS CLAUSE 5 ARE IN LIEU OF ALL OTHER WARRANTIES SELLER MIGHT HAVE GIVEN BUYER, INCLUDING WARRANTIES OF MERCHANT-ABILITY AND WARRANTIES OF FITNESS FOR INTENDED USE. All other warranties Seller or anyone purporting to represent Seller may have given, or which may be provided or implied by law or commercial practice, ARE HEREBY EXCLUDED.

6.NON-CONFORMING GOODS - Upon Buyer's receipt of shipment, Buyer shall immediately inspect the goods. Unless Buyer provides Seller with written notice of any claim for shortage, evident defect or nonconformity in the goods within ten (10) days after receipt of shipment, such goods shall be deemed finally inspected, checked and accepted by Buyer and Buyer's failure to provide such notice shall be deemed to constitute a waiver of any such claim. Under penalty of forfeiture, Buyer shall provide Seller with written notice of any claim for hidden defects in the goods within ten (10) days after the discovery of such defects.

7.TRADE COMPLIANCE

(a) EXPORT CONTROL REGULATIONS - The goods that are the subject of this document and related technology are subject to export and re-export restrictions under U.S. and other countries' export control regulations, including without limitation the U.S. Export Administration Regulations, regulations of the U.S. Office of Foreign Asset Control and comparable laws and regulations of other countries, which may require U.S. or other government approval for any re-export or retransfer ("Export Control Regulations"). Buyer warrants that it (i) will adhere to and comply with (x) all applicable Export Control Regulations and (y) any applicable terms, conditions, procedures and documentation requirements made known to Buyer that may be promulgated by Seller from time-to-time to comply with the Export Control Regulations; (ii) will not, directly or indirectly through a third party, ship Seller materials to the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, Sudan or any

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other country subject to trade embargoes in violation of Export Control Laws. Buyer acknowledges that Seller will not proceed with a shipment when Seller knows that the Seller products in that shipment are destined for a sanctioned country. Buyer represents that neither Buyer nor any of its principals, officers, or directors, or any person or entity known to Buyer to be directly involved in this transaction as freight forwarder, customer, end-user, consultant, agent or otherwise is designated on any of the U.S. government restricted parties lists, including without limitation the U.S. Commerce Department Bureau of Industry and Security Denied Persons List, Entity List or Unverified List, the U.S. Treasury Department Office of Foreign Asset Controls Specially Designated National and Blocked Persons List or the U.S. State Department Directorate of Defense Trade Controls Debarred Parties List or restricted parties lists of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology.

(b) ANTIBOYCOTT PROVISIONS - Buyer will not request of Seller information or documentation where the purpose of such request is to support, give effect to or comply with a boycott of any country in contravention of the laws or policies of the United States, including but not limited to the Arab League boycott of Israel. Seller hereby rejects any such request by Buyer and will report receipt of any such request to the relevant U.S. government office, as required by law.

(c) ANTICORRUPTION/ANTIBRIBERY - In relation to any transaction involving the goods that are the subject of this document or related technology, Buyer shall not seek to obtain or retain business or gain any other advantage by making or offering to make any payment of money or by providing or offering to provide anything of value, directly or indirectly, to: (i) any government official; or (ii) any non-governmental person, in either case with the intent that such official or person will perform their responsibilities improperly. Buyer warrants that it will comply with the anticorruption laws and anti-bribery laws of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology, and will in all cases comply with the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act.

(d) NONCOMPLIANCE -In the event that Seller reasonably believes that any provision of this Clause 7 has or may have been breached, Buyer shall cooperate fully with Seller's investigation to clear the matter and Seller shall not be obligated to sell or provide goods or technology or take any other act in furtherance of any transaction or agreement while such investigation is pending and such suspension or forbearance by Seller shall not constitute breach of any obligation in respect of the transaction to which this document applies or otherwise

8.LIMITATION OF LIABILITY – SELLER’S LIABILITY FOR ITS GOODS UNDER ALL THEORIES OF LIABILITY SHALL BE LIMITED TO REPAIRING OR REPLACING THOSE FOUND BY SELLER TO BE DEFECTIVE, OR AT SELLER’S OPTION, TO REFUNDING THE PURCHASE PRICE OF SUCH GOODS. AT SELLER’S REQUEST, BUYER WILL PERMIT SELLER OR ITS DESIGNEE TO INSPECT ANY ALLEGEDLY DEFECTIVE GOODS INCLUDING SHIPMENT OF SUCH ALLEGEDLY DEFECTIVE GOODS TO THE LOCATION SPECIFIED BY SELLER AT SELLER’S COST.

9.DISCLAIMER OF INCIDENTAL AND CONSEQUENTIAL DAMAGES -IT BEING UNDERSTOOD WHAT IS SET FORTH UNDER SECTION 1229 OF THE ITALIAN CIVIL CODE, SELLER SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE GOODS, INCLUDING WITHOUT LIMITATION BREACH OF ANY OBLIGATION IMPOSED ON SELLER HEREUNDER OR IN CONNECTION HEREWITH. CONSEQUENTIAL DAMAGES FOR PURPOSES HEREOF SHALL INCLUDE, WITHOUT LIMITATION, LOSS OF USE, INCOME OR PROFIT.

10.INDEMNITY - Buyer shall indemnify, defend and hold Seller and its directors, officers, employees, agents, suppliers, parents, affiliates, subsidiaries, successors and assigns harmless from and against any and all fines, penalties, suits, actions, claims, liabilities, judgments, losses, damages, costs and expenses (including attorneys' fees) resulting or arising from (a) Buyer's negligence or willful misconduct, (b) Buyer's use, sale, handling, storage, or disposal of the goods or any product or waste derived therefrom, (c) Buyer's discharge or release of the goods or any product or waste derived therefrom into water, onto land or into the air, (d) Buyer's exposing any person (including Buyer's employees) to the goods or any product or waste derived therefrom, including failure to warn of such exposure, or (e) the transportation of the goods to Buyer after tender of the goods by Seller to the carrier at Seller's shipping point. The foregoing shall apply, without limitation, to injury to person (including death) or damage or harm to property or the environment. This indemnity shall not apply to any fine, penalty, suit, action, claim, liability, judgment, cost or expense caused solely by Seller's negligence or willful

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misconduct, but shall apply where there is concurrent negligence or willful misconduct on the part of Seller and Buyer in proportion to Buyer's negligence or willful misconduct.

11.FORCE MAJEURE - Except for the payment of monies owed, neither party will have any liability for any breach or failure to perform that is the result of an event, condition or circumstance beyond that parties' reasonable control, including, without limitation, acts of God, war, insurrection, or terrorism, fire, inclement weather, strikes, boycotts, or other similar circumstances. If a party becomes aware of any such event, condition or circumstance, then such party will promptly advise the other party and both parties will cooperate to ameliorate the circumstance or condition as quickly as possible.

12.GOVERNING LAW - The sale of goods hereunder shall be governed, interpreted and construed by and in accordance with the internal substantive laws of the Republic of Italy, without regard to the conflict of laws provisions thereof, and expressly excluding the United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising hereunder shall be resolved in the courts of Milan, Italy. Such courts shall have exclusive jurisdiction and venue for resolution of all such disputes and the parties hereto do hereby irrevocably submit to such jurisdiction and venue, and waive any objection to the contrary hereafter.

13.COMPLIANCE WITH LAWS. Buyer shall comply with all applicable laws, regulations, and other legal requirements regarding the export, import, sale, distribution, marketing, and service of the goods and related technology, including without limitation, tax and foreign exchange legislation or regulations and the obligations under Clause 7.

14.COMPLETE AGREEMENT - These Terms contain the complete and final agreement between Buyer and Seller and supersede all other and further agreements, representations, warranties, covenants, promises, and other contractual obligations between the parties in respect of the subject hereof unless otherwise agreed to in a writing signed by Seller. These Terms may be amended, modified or waived only by a written instrument that refers expressly to this paragraph and is signed by an authorized representative of Seller. E-mails and electronic on-line, internet or other terms of Buyer shall not be deemed a means of modifying or amending these Terms. The Buyer Pursuant to and for the effects of Section 1341 of the Italian Civil Code, the Buyer hereby declares to have read and examined and to specifically approve the provisions set forth under the following articles of these Terms: 2 (Price; Payment), 5 (Product Warranties, 6 (Non-conforming Goods), 8 (Limitation of Liability), 9 (Disclaimer of Incidental and Consequential Damages) and 12 (Governing Law).

May, 2020

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TERMS AND CONDITIONS OF SALE – Spanish Originators

The following Terms and Conditions of Sale (the "Terms") are applicable to the provision of all goods supplied and/or services rendered ("goods") by Ferro Performance Pigments Spain, S.L.U. ("Seller"), to any purchaser, or in the case of sample products or material, recipient, thereof ("Buyer")

1. GENERALLY - Seller's offer for sale of goods and Buyer's acceptance of any such offer is governed exclusively by these Terms unless otherwise agreed in writing signed by Seller. If an order is deemed to be an offer by Buyer, Seller's acceptance of such offer is expressly conditioned on Buyer's assent to these Terms. Any additional, different, or conflicting terms proposed by Buyer in any offer, acceptance, confirmation (including any Buyer purchase order or specifications) or otherwise, (a) are requests for material alterations to these Terms, (b) are hereby rejected and objected to by Seller, and (c) will not be binding in any way on Seller.

2. PRICE; PAYMENT - The goods are hereby offered for sale at prices and terms to be established by Seller and specified on Seller's invoice, order confirmation, acknowledgment or otherwise agreed to by the parties in writing. Seller reserves the right to assess reasonable interest charges on any amounts not paid by the date such payments is due. All orders are subject to credit approval by Seller. Seller reserves the right to withhold shipment or to require other adequate assurances of performance of Buyer's payment obligations as Seller in its discretion may require, notwithstanding any order confirmation issued by Seller.

3. TAXES - Seller's price for goods is exclusive of any taxes levied upon, or measured by, the sale, the sales price, or use of goods required in the performance of any order. Seller will list separately on its invoice any such taxes applicable to any such goods or transaction, and payable by Buyer, with respect to which Buyer does not furnish to Seller evidence of exemption.

4. DELIVERIES - Seller will use commercially reasonable efforts to meet the delivery dates, specifications, and quantities as set forth in Buyer's purchase order. Seller will not, however, be liable for damages or delays in delivery due to causes beyond its reasonable control.

5. PRODUCT WARRANTIES - Seller warrants to Buyer that at the time of delivery Seller will have good title to all goods supplied to Buyer and the right to convey title to such goods to Buyer free and clear of all liens. Seller further warrants to Buyer that all such goods will conform to the specifications, drawings, samples, or other description furnished or specified by Seller or agreed to in writing by Seller, and will be free from defects in material and workmanship. Seller further warrants that any services it provides hereunder will be performed in a workmanlike manner. The warranties stated in this Clause 5 are the only representations and warranties Seller has given Buyer in connection with the provision of goods to Buyer.

Except as set forth in this Clause 5, Seller has not made and hereby expressly disclaims any other or further representation or warranty, either express or implied, concerning the goods. THE WARRANTIES GIVEN IN THIS CLAUSE 5 ARE IN LIEU OF ALL OTHER WARRANTIES FERRO MIGHT HAVE GIVEN BUYER, INCLUDING WARRANTIES OF MERCHANT-ABILITY AND WARRANTIES OF FITNESS FOR INTENDED USE. All other warranties Seller or anyone purporting to represent Seller may have given, or which may be provided or implied by law or commercial practice, ARE HEREBY EXCLUDED.

6. NON-CONFORMING GOODS - Upon Buyer's receipt of shipment, Buyer shall immediately inspect the goods. Unless Buyer provides Seller with written notice of any claim for shortage, defect or nonconformity in the goods within thirty (30) days after receipt of shipment, such goods shall be deemed finally inspected, checked and accepted by Buyer and Buyer's failure to provide such notice shall be deemed to constitute a waiver of any such claim.

7. TRADE COMPLIANCE

(a) EXPORT CONTROL REGULATIONS - The goods that are the subject of this document and related technology are subject to export and re-export restrictions under U.S. and other countries' export control regulations, including without limitation the U.S. Export Administration Regulations, regulations of the U.S. Office of Foreign Asset Control and comparable laws and regulations of other countries, which may require U.S. or other government approval for any re-export or retransfer ("Export Control Regulations"). Buyer warrants that it (i) will adhere to and comply with (x) all applicable Export Control Regulations and (y) any applicable terms, conditions, procedures and documentation requirements made known to Buyer that may be promulgated by Seller from time-to-time to comply with the Export Control Regulations; (ii) will not, directly or indirectly through a third party, ship Seller materials to the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, Sudan or any other country subject to trade embargoes

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in violation of Export Control Laws. Buyer acknowledges that Seller will not proceed with a shipment when Seller knows that the Seller products in that shipment are destined for a sanctioned country. Buyer represents that neither Buyer nor any of its principals, officers, or directors, or any person or entity known to Buyer to be directly involved in this transaction as freight forwarder, customer, end-user, consultant, agent or otherwise is designated on any of the U.S. government restricted parties lists, including without limitation the U.S. Commerce Department Bureau of Industry and Security Denied Persons List, Entity List or Unverified List, the U.S. Treasury Department Office of Foreign Asset Controls Specially Designated National and Blocked Persons List or the U.S. State Department Directorate of Defense Trade Controls Debarred Parties List or restricted parties lists of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology.

(b) ANTIBOYCOTT PROVISIONS - Buyer will not request of Seller information or documentation where the purpose of such request is to support, give effect to or comply with a boycott of any country in contravention of the laws or policies of the United States, including but not limited to the Arab League boycott of Israel. Seller hereby rejects any such request by Buyer and will report receipt of any such request to the relevant U.S. government office, as required by law.

(c) ANTICORRUPTION/ANTIBRIBERY - In relation to any transaction involving the goods that are the subject of this document or related technology, Buyer shall not seek to obtain or retain business or gain any other advantage by making or offering to make any payment of money or by providing or offering to provide anything of value, directly or indirectly, to: (i) any government official; or (ii) any non-governmental person, in either case with the intent that such official or person will perform their responsibilities improperly. Buyer warrants that it will comply with the anticorruption laws and anti-bribery laws of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology, and will in all cases comply with the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act.

(d) NONCOMPLIANCE - In the event that Seller reasonably believes that any provision of this Clause 7 has or may have been breached, Buyer shall cooperate fully with Seller's investigation to clear the matter and Seller shall not be obligated to sell or provide goods or technology or take any other act in furtherance of any transaction or agreement while such investigation is pending and such suspension or forbearance by Seller shall not constitute breach of any obligation in respect of the transaction to which this document applies or otherwise.

8. LIMITATION OF LIABILITY - FERRO'S LIABILITY FOR ITS GOODS UNDER ALL THEORIES OF LIABILITY SHALL BE LIMITED TO REPAIRING OR REPLACING THOSE FOUND BY FERRO TO BE DEFECTIVE, OR AT FERRO'S OPTION, TO REFUNDING THE PURCHASE PRICE OF SUCH GOODS. AT FERRO'S REQUEST, BUYER WILL PERMIT FERRO OR ITS DESIGNEE TO INSPECT ANY ALLEGEDLY DEFECTIVE GOODS INCLUDING SHIPMENT OF SUCH ALLEGEDLY DEFECTIVE GOODS TO THE LOCATION SPECIFIED BY FERRO AT FERRO'S COST.

9. DISCLAIMER OF INCIDENTAL AND CONSEQUENTIAL DAMAGES - FERRO SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE GOODS, INCLUDING WITHOUT LIMITATION BREACH OF ANY OBLIGATION IMPOSED ON FERRO HEREUNDER OR IN CONNECTION HEREWITH. CONSEQUENTIAL DAMAGES FOR PURPOSES HEREOF SHALL INCLUDE, WITHOUT LIMITATION, LOSS OF USE, INCOME OR PROFIT.

10. INDEMNITY - Buyer shall indemnify, defend and hold Seller and its directors, officers, employees, agents, suppliers, parents, affiliates, subsidiaries, successors and assigns harmless from and against any and all fines, penalties, suits, actions, claims, liabilities, judgments, losses, damages, costs and expenses (including attorneys' fees) resulting or arising from (a) Buyer's negligence or willful misconduct, (b) Buyer's use, sale, handling, storage, or disposal of the goods or any product or waste derived therefrom, (c) Buyer's discharge or release of the goods or any product or waste derived therefrom into water, onto land or into the air, (d) Buyer's exposing any person (including Buyer's employees) to the goods or any product or waste derived therefrom, including failure to warn of such exposure, or (e) the transportation of the goods to Buyer after tender of the goods by Seller to the carrier at Seller's shipping point. The foregoing shall apply, without limitation, to injury to person (including death) or damage or harm to property or the environment. This indemnity shall not apply to any fine, penalty, suit, action, claim, liability, judgment, cost or expense caused solely by Seller's negligence or willful misconduct, but shall apply where there is concurrent negligence or willful misconduct on the part of Seller and Buyer in proportion to Buyer's negligence or willful misconduct.

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11. FORCE MAJEURE - Except for the payment of monies owed, neither party will have any liability for any breach or failure to perform that is the result of an event, condition or circumstance beyond that parties' reasonable control, including, without limitation, acts of God, war, insurrection, or terrorism, fire, inclement weather, strikes, boycotts, or other similar circumstances. If a party becomes aware of any such event, condition or circumstance, then such party will promptly advise the other party and both parties will cooperate to ameliorate the circumstance or condition as quickly as possible.

12. GOVERNING LAW - The sale of goods hereunder shall be governed, interpreted and construed by and in accordance with the internal substantive laws of Spain, without regard to the conflict of laws provisions thereof, and expressly excluding the United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising hereunder shall be resolved in the court of Castellón, Spain. Such courts shall have exclusive jurisdiction and venue for resolution of all such disputes and the parties hereto do hereby irrevocably submit to such jurisdiction and venue, and waive any objection to the contrary hereafter.

13. COMPLIANCE WITH LAWS. Buyer shall comply with all applicable laws, regulations, and other legal requirements regarding the export, import, sale, distribution, marketing, and service of the goods and related technology, including without limitation, tax and foreign exchange legislation or regulations and the obligations under Clause 7.

14. COMPLETE AGREEMENT - These Terms contain the complete and final agreement between Buyer and Seller and supersede all other and further agreements, representations, warranties, covenants, promises, and other contractual obligations between the parties in respect of the subject hereof unless otherwise agreed to in a writing signed by Seller. These Terms may be amended, modified or waived only by a written instrument that refers expressly to this paragraph and is signed by an authorized representative of Seller. E-mails and electronic on-line, internet or other terms of Buyer shall not be deemed a means of modifying or amending these Terms.

15. OTHERS. Applicable general conditions, special terms for some territories, and warning in relation to protection of personal data available from the office of the Notary Public of Madrid D. Antonio Huerta Trolez, under filing numbers 1013/2002, 71/2009, 476/2009, 571/2012 and 302/2013. Non-binding copy at https://www.ferro.com/legal-notices/terms-and-conditions-of-sale.

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The following Terms and Conditions of Sale (the "Terms") are applicable to the provision of all goods supplied and/or services rendered ("goods") by Ferro Specialty Materials Spain, S.L.U. ("Seller"), to any purchaser, or in the case of sample products or material, recipient, thereof ("Buyer").

1. GENERALLY -Seller's offer for sale of goods and Buyer's acceptance of any such offer is governed exclusively by these Terms unless otherwise agreed in writing signed by Seller. If an order is deemed to be an offer by Buyer, Seller's acceptance of such offer is expressly conditioned on Buyer's assent to these Terms. Any additional, different, or conflicting terms proposed by Buyer in any offer, acceptance, confirmation (including any Buyer purchase order or specifications) or otherwise, (a) are requests for material alterations to these Terms, (b) are hereby rejected and objected to by Seller, and (c) will not be binding in any way on Seller.

2. PRICE; PAYMENT -The goods are hereby offered for sale at prices and terms to be established by Seller and specified on Seller's invoice, order confirmation, acknowledgment or otherwise agreed to by the parties in writing. Seller reserves the right to assess reasonable interest charges on any amounts not paid by the date such payments is due. All orders are subject to credit approval by Seller. Seller reserves the right to withhold shipment or to require other adequate assurances of performance of Buyer's payment obligations as Seller in its discretion may require, notwithstanding any order confirmation issued by Seller.

3. TAXES -Seller's price for goods is exclusive of any taxes levied upon, or measured by, the sale, the sales price, or use of goods required in the performance of any order. Seller will list separately on its invoice any such taxes applicable to any such goods or transaction, and payable by Buyer, with respect to which Buyer does not furnish to Seller evidence of exemption.

4. DELIVERIES -Seller will use commercially reasonable efforts to meet the delivery dates, specifications, and quantities as set forth in Buyer's purchase order. Seller will not, however, be liable for damages or delays in delivery due to causes beyond its reasonable control.

5. PRODUCT WARRANTIES -Seller warrants to Buyer that at the time of delivery Seller will have good title to all goods supplied to Buyer and the right to convey title to such goods to Buyer free and clear of all liens. Seller further warrants to Buyer that all such goods will conform to the specifications, drawings, samples, or other description furnished or specified by Seller or agreed to in writing by Seller, and will be free from defects in material and workmanship. Seller further warrants that any services it provides hereunder will be performed in a workmanlike manner. The warranties stated in this Clause 5 are the only representations and warranties Seller has given Buyer in connection with the provision of goods to Buyer. Except as set forth in this Clause 5, Seller has not made and hereby expressly disclaims any other or further representation or warranty, either express or implied, concerning the goods. THE WARRANTIES GIVEN IN THIS CLAUSE 5 ARE IN LIEU OF ALL OTHER WARRANTIES SELLER MIGHT HAVE GIVEN BUYER, INCLUDING WARRANTIES OF MERCHANT-ABILITY AND WARRANTIES OF FITNESS FOR INTENDED USE. All other warranties Seller or anyone purporting to represent Seller may have given, or which may be provided or implied by law or commercial practice, ARE HEREBY EXCLUDED.

6. NON-CONFORMING GOODS -Upon Buyer's receipt of shipment, Buyer shall immediately inspect the goods. Unless Buyer provides Seller with written notice of any claim for shortage, defect or nonconformity in the goods within thirty (30) days after receipt of shipment, such goods shall be deemed finally inspected, checked and accepted by Buyer and Buyer's failure to provide such notice shall be deemed to constitute a waiver of any such claim.

7. TRADE COMPLIANCE

(a) EXPORT CONTROL REGULATIONS -The goods that are the subject of this document and related technology are subject to export and re-export restrictions under U.S. and other countries' export control regulations, including without limitation the U.S. Export Administration Regulations, regulations of the U.S. Office of Foreign Asset Control and comparable laws and regulations of other countries, which may require U.S. or other government approval for any re-export or retransfer ("Export Control Regulations"). Buyer warrants that it (i) will adhere to and comply with (x) all applicable Export Control Regulations and (y) any applicable terms, conditions, procedures and documentation requirements made known to Buyer that may be promulgated by Seller from time-to-time to comply with the Export Control Regulations; (ii) will not, directly or indirectly through a third party, ship Seller materials to the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, Sudan or any other country subject to trade embargoes in violation of Export Control Laws. Buyer acknowledges that Seller will not proceed with a shipment when Seller

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knows that the Seller products in that shipment are destined for a sanctioned country. Buyer represents that neither Buyer nor any of its principals, officers, or directors, or any person or entity known to Buyer to be directly involved in this transaction as freight forwarder, customer, end-user, consultant, agent or otherwise is designated on any of the U.S. government restricted parties lists, including without limitation the U.S. Commerce Department Bureau of Industry and Security Denied Persons List, Entity List or Unverified List, the U.S. Treasury Department Office of Foreign Asset Controls Specially Designated National and Blocked Persons List or the U.S. State Department Directorate of Defense Trade Controls Debarred Parties List or restricted parties lists of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology.

(b) ANTIBOYCOTT PROVISIONS -Buyer will not request of Seller information or documentation where the purpose of such request is to support, give effect to or comply with a boycott of any country in contravention of the laws or policies of the United States, including but not limited to the Arab League boycott of Israel. Seller hereby rejects any such request by Buyer and will report receipt of any such request to the relevant U.S. government office, as required by law.

(c) ANTICORRUPTION/ANTIBRIBERY -In relation to any transaction involving the goods that are the subject of this document or related technology, Buyer shall not seek to obtain or retain business or gain any other advantage by making or offering to make any payment of money or by providing or offering to provide anything of value, directly or indirectly, to: (i) any government official; or (ii) any non-governmental person, in either case with the intent that such official or person will perform their responsibilities improperly. Buyer warrants that it will comply with the anticorruption laws and anti-bribery laws of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology, and will in all cases comply with the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act.

(d) NONCOMPLIANCE -In the event that Seller reasonably believes that any provision of this Clause 7 has or may have been breached, Buyer shall cooperate fully with Seller's investigation to clear the matter and Seller shall not be obligated to sell or provide goods or technology or take any other act in furtherance of any transaction or agreement while such investigation is pending and such suspension or forbearance by Seller shall not constitute breach of any obligation in respect of the transaction to which this document applies or otherwise.

8. LIMITATION OF LIABILITY -SELLER'S LIABILITY FOR ITS GOODS UNDER ALL THEORIES OF LIABILITY SHALL BE LIMITED TO REPAIRING OR REPLACING THOSE FOUND BY SELLER TO BE DEFECTIVE, OR AT SELLER'S OPTION, TO REFUNDING THE PURCHASE PRICE OF SUCH GOODS. AT SELLER'S REQUEST, BUYER WILL PERMIT SELLER OR ITS DESIGNEE TO INSPECT ANY ALLEGEDLY DEFECTIVE GOODS INCLUDING SHIPMENT OF SUCH ALLEGEDLY DEFECTIVE GOODS TO THE LOCATION SPECIFIED BY SELLER AT SELLER'S COST.

9. DISCLAIMER OF INCIDENTAL AND CONSEQUENTIAL DAMAGES -SELLER SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE GOODS, INCLUDING WITHOUT LIMITATION BREACH OF ANY OBLIGATION IMPOSED ON SELLER HEREUNDER OR IN CONNECTION HEREWITH. CONSEQUENTIAL DAMAGES FOR PURPOSES HEREOF SHALL INCLUDE, WITHOUT LIMITATION, LOSS OF USE, INCOME OR PROFIT.

10. INDEMNITY -Buyer shall indemnify, defend and hold Seller and its directors, officers, employees, agents, suppliers, parents, affiliates, subsidiaries, successors and assigns harmless from and against any and all fines, penalties, suits, actions, claims, liabilities, judgments, losses, damages, costs and expenses (including attorneys' fees) resulting or arising from (a) Buyer's negligence or willful misconduct, (b) Buyer's use, sale, handling, storage, or disposal of the goods or any product or waste derived therefrom, (c) Buyer's discharge or release of the goods or any product or waste derived therefrom into water, onto land or into the air, (d) Buyer's exposing any person (including Buyer's employees) to the goods or any product or waste derived therefrom, including failure to warn of such exposure, or (e) the transportation of the goods to Buyer after tender of the goods by Seller to the carrier at Seller's shipping point. The foregoing shall apply, without limitation, to injury to person (including death) or damage or harm to property or the environment. This indemnity shall not apply to any fine, penalty, suit, action, claim, liability, judgment, cost or expense caused solely by Seller's negligence or willful misconduct, but shall apply where there is concurrent negligence or willful misconduct on the part of Seller and Buyer in proportion to Buyer's negligence or willful misconduct.

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11. FORCE MAJEURE -Except for the payment of monies owed, neither party will have any liability for any breach or failure to perform that is the result of an event, condition or circumstance beyond that parties' reasonable control, including, without limitation, acts of God, war, insurrection, or terrorism, fire, inclement weather, strikes, boycotts, or other similar circumstances. If a party becomes aware of any such event, condition or circumstance, then such party will promptly advise the other party and both parties will cooperate to ameliorate the circumstance or condition as quickly as possible.

12. GOVERNING LAW -The sale of goods hereunder shall be governed, interpreted and construed by and in accordance with the internal substantive laws of Spain, without regard to the conflict of laws provisions thereof, and expressly excluding the United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising hereunder shall be resolved in the court of Castellón, Spain. Such courts shall have exclusive jurisdiction and venue for resolution of all such disputes and the parties hereto do hereby irrevocably submit to such jurisdiction and venue, and waive any objection to the contrary hereafter.

13. COMPLIANCE WITH LAWS. Buyer shall comply with all applicable laws, regulations, and other legal requirements regarding the export, import, sale, distribution, marketing, and service of the goods and related technology, including without limitation, tax and foreign exchange legislation or regulations and the obligations under Clause 7.

14. COMPLETE AGREEMENT -These Terms contain the complete and final agreement between Buyer and Seller and supersede all other and further agreements, representations, warranties, covenants, promises, and other contractual obligations between the parties in respect of the subject hereof unless otherwise agreed to in a writing signed by Seller. These Terms may be amended, modified or waived only by a written instrument that refers expressly to this paragraph and is signed by an authorized representative of Seller. E-mails and electronic on-line, internet or other terms of Buyer shall not be deemed a means of modifying or amending these Terms.

15. OTHERS. Applicable general conditions, special terms for some territories, and warning in relation to protection of personal data available from the office of the Notary Public of Madrid D. Antonio Huerta Trolez, under filing numbers 1013/2002, 71/2009, 476/2009, 571/2012 and 302/2013. Non-binding copy at https://www.ferro.com/legal-notices/terms-and-conditions-of-sale.

June 2020

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TERMS AND CONDITIONS OF SALE – German Originator

The following Terms and Conditions of Sale (the "Terms") are applicable to the provision of all goods supplied and/or services rendered ("goods") by Ferro GmbH, Frankfurt am Main, Germany ("Seller"), to any purchaser, or in the case of sample products or material, recipient, thereof ("Buyer").

1. GENERALLY - Seller's offer for sale of goods and Buyer's acceptance of any such offer is governed exclusively by these Terms unless otherwise agreed in writing, signed by a duly authorized director or employee of Seller. If an order is deemed to be an offer by Buyer, Seller's acceptance of such offer is expressly conditioned on Buyer's assent to these Terms. Any additional, different, or conflicting terms proposed by Buyer in any offer, acceptance, confirmation (including any Buyer purchase order or specifications) or otherwise, (a) are requests for material alterations to these Terms, (b) are hereby rejected and objected to by Seller, and (c) will not be binding in any way on Seller.

2. PRICE; PAYMENT - The goods are hereby offered for sale at prices and terms to be established by Seller and specified on Seller's invoice, order confirmation, acknowledgment or otherwise agreed to by the parties in writing. Prices are quoted nett. Buyer will pay for all goods on a nett thirty (30) day basis. The price does not include costs of packaging, insurance and freight. All orders are subject to credit approval by Seller. Seller reserves the right to withhold shipment or to require other adequate assurances of performance of Buyer's payment obligations (including prepayment and security amounting to the purchase price) as Seller in its discretion may require, notwithstanding any order confirmation issued by Seller. This request shall be made in writing. If Buyer does not pay the prepayment or security within due time after such request, Seller has the right to rescind the agreement forthwith.

3. TAXES - Seller's price for goods is exclusive of any Value Added Tax (VAT), Federal, state, or local sales, use, or excise taxes levied upon, or measured by, the sale, the sales price, or use of goods required in the performance of any order. Seller will list separately on its invoice any such taxes applicable to any such goods or transaction, and payable by Buyer, with respect to which Buyer does not furnish to Seller evidence of exemption.

4. DELIVERIES - Seller will use commercially reasonable efforts to meet the delivery dates, specifications, and quantities as set forth in Buyer's purchase order. The date of delivery shall in every case be stated by Seller as an approximation and shall not be a firmly agreed upon delivery date ("Fixgeschäft"). If an agreed upon delivery date is not met by Seller, Buyer has to set in writing a reasonable deadline for final delivery ("Nachfrist"). Seller will not, however, be liable for damages or delays in delivery due to causes beyond its reasonable control. Any damage claim shall be limited as set forth under Clause 9 hereunder.

Dispatch, Deliveries: Place of delivery is our production plant or warehouse.

Unless otherwise agreed in writing and notwithstanding the above, all goods are dispatched at the risk of Buyer. Seller reserves the right to select the carrier and the routing. Partial deliveries are permitted.

Transport Insurance: Seller is authorized to cover appropriate transport insurance on behalf and on account of the Buyer in an amount at least equal to the invoiced value of the goods.

Damage, Deficiencies or Loss: No claim for damage, deficiencies or loss will be considered unless notice in writing is given both to the Seller and the Carrier within the following limits:

i) Damage to a consignment or part thereof - within 3 days of receipt.

ii) Non-delivery of the total consignment - within 3 days of receipt of the reminder of the consignment.

iii) Non-delivery of the total consignment - within 10 days of date of advice or dispatch.

The buyers failure to give notice of any claim for damage, deficient receipt or loss in accordance with above provisions shall constitute an unqualified acceptance of the goods forming such consignment and a waiver by the Buyer of all claims in connection therewith.

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5. PRODUCT WARRANTIES - Seller warrants to Buyer that at the time of delivery Seller will have good title to all goods supplied to Buyer and the right to convey title to such goods to Buyer free and clear of all liens. Seller further warrants to Buyer, to the best of its knowledge, that all such goods will conform to the specifications, drawings, samples, or other description furnished or specified by Seller or agreed to in writing by Seller, and will be free from defects in material and workmanship. Buyer will not be relieved of its obligation to verify the suitability of our products and processes for the use or application intended by him. Seller reserves the right to make technical modifications in the course of its product development. Seller further warrants that any services it provides hereunder will be performed in a workmanlike manner. In the event of justified claims relating to the quality of the goods delivered, Seller reserves the right to either replace or repair the goods. If repair fails to remedy the defects, or the replacement goods are defective, Purchaser shall be entitled in its discretion, to either make a setoff from the purchase price or to rescind the contract. Damage claims relating to non-conforming products are subject to the limitations set forth under Clause 9 hereunder.

The warranties stated in this Clause 5 are the only representations and warranties Seller has given Buyer in connection with the provision of goods to Buyer. Except as set forth in this Clause 5, Seller has not made and hereby expressly disclaims any other or further representation or warranty, either express or implied, concerning the goods. THE WARRANTIES GIVEN IN THIS CLAUSE 5 ARE IN LIEU OF ALL OTHER WARRANTIES SELLER MIGHT HAVE GIVEN BUYER, INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR INTENDED USE. Subject to Clause 9 hereunder, all other warranties Seller or anyone purporting to represent Seller may have given, or which may be provided or implied by law or commercial practice, ARE HEREBY EXCLUDED.

5a. TOOLS AND MODELS - Tools and models remain property of Seller even if Buyer pays for them totally or partially.

5b. RETENTION OF TITLE - The goods sold shall remain property of Seller until all claims arising out of our business relationship with Buyer have been satisfied, but the risk in the goods and all liability to third parties in respect therof shall pass to the Buyer on delivery. If the goods have been processed or finished by Buyer, our title shall extend to the new finished product, but not to any waste streams from the processing or finishing.

If the goods have been processed, combined or mixed by Buyer with goods of Buyer or third parties, Seller shall acquire joint title pro rata, to that part of the goods that represents the invoiced value of our goods in relation to the total value of the other goods which have been processed, combined or mixed.

In the event goods from Seller are combined or mixed with main goods ("Hauptsachen") of Buyer or of any third party, Buyer hereby assigns its rights to Seller with regard to the new products. If Buyer combines or mixes goods from Seller with main goods of a third party for compensation, Buyer hereby assigns to Seller its right to compensation from such third party.

Buyer may, in the ordinary course of his business, resell any goods which are subject to Seller's retention of title. If, upon such resale, Buyer does not receive the full purchase price in advance or upon delivery of such goods, he shall agree with his customer a retention of title in accordance with these conditions. The Buyer hereby assigns to Seller all his claims arising from such resale and his rights arising from the said agreement for retention of title. If so requested by Seller, the Buyer shall advise his customer of such assignment of rights and shall provide Seller with the information and documents necessary to enforce Seller's rights. Notwithstanding the foregoing, Buyer shall only be entitled to collect payments from claims from such resale to any third party as long as Buyer properly satisfies his obligations to Seller.

In the event that the security interests granted to Seller exceed by more than 10 percent the value of Seller's claims arising out of our business relationship with Buyer, Seller shall, upon written request, be obligated to release security interests in excess of said limitation.

6. NON-CONFORMING GOODS - Upon Buyer's receipt of shipment, Buyer shall immediately inspect the goods. Unless Buyer provides Seller and Carrier with written notice of any claim for shortage, damage, defect or nonconformity in the goods within five (5) days after receipt of shipment, such goods shall be deemed finally

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inspected, checked and accepted by Buyer and Buyer's failure to provide such notice shall be deemed to constitute a waiver of any such claim, provided the non-conformity was patent.

7. TRADE COMPLIANCE

(a) EXPORT CONTROL REGULATIONS - The goods that are the subject of this document and related technology are subject to export and re-export restrictions under U.S. and other countries' export control regulations, including without limitation the U.S. Export Administration Regulations, regulations of the U.S. Office of Foreign Asset Control and comparable laws and regulations of other countries, which may require U.S. or other government approval for any re-export or retransfer ("Export Control Regulations"). Buyer warrants that it (i) will adhere to and comply with (x) all applicable Export Control Regulations and (y) any applicable terms, conditions, procedures and documentation requirements made known to Buyer that may be promulgated by Seller from time-to-time to comply with the Export Control Regulations; (ii) will not, directly or indirectly through a third party, ship Seller materials to the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, Sudan or any other country subject to trade embargoes in violation of Export Control Laws. Buyer acknowledges that Seller will not proceed with a shipment when Seller knows that the Seller products in that shipment are destined for a sanctioned country. Buyer represents that neither Buyer nor any of its principals, officers, or directors, or any person or entity known to Buyer to be directly involved in this transaction as freight forwarder, customer, end-user, consultant, agent or otherwise is designated on any of the U.S. government restricted parties lists, including without limitation the U.S. Commerce Department Bureau of Industry and Security Denied Persons List, Entity List or Unverified List, the U.S. Treasury Department Office of Foreign Asset Controls Specially Designated National and Blocked Persons List or the U.S. State Department Directorate of Defense Trade Controls Debarred Parties List or restricted parties lists of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology.

(b) ANTIBOYCOTT PROVISIONS - Buyer will not request of Seller information or documentation where the purpose of such request is to support, give effect to or comply with a boycott of any country in contravention of the laws or policies of the United States, including but not limited to the Arab League boycott of Israel. Seller hereby rejects any such request by Buyer and will report receipt of any such request to the relevant U.S. government office, as required by law.

(c) ANTICORRUPTION/ANTIBRIBERY - In relation to any transaction involving the goods that are the subject of this document or related technology, Buyer shall not seek to obtain or retain business or gain any other advantage by making or offering to make any payment of money or by providing or offering to provide anything of value, directly or indirectly, to: (i) any government official; or (ii) any non-governmental person, in either case with the intent that such official or person will perform their responsibilities improperly. Buyer warrants that it will comply with the anticorruption laws and anti-bribery laws of any country having jurisdiction over Buyer or the transaction involving the goods that are the subject of this document or related technology, and will in all cases comply with the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act.

(d) NONCOMPLIANCE - In the event that Seller reasonably believes that any provision of this Clause 7 has or may have been breached, Buyer shall cooperate fully with Seller's investigation to clear the matter and Seller shall not be obligated to sell or provide goods or technology or take any other act in furtherance of any transaction or agreement while such investigation is pending and such suspension or forbearance by Seller shall not constitute breach of any obligation in respect of the transaction to which this document applies or otherwise.

8. Purchaser's Remedies - Purchaser's rights with respect to non-conforming goods SHALL BE LIMITED TO the rights set forth under Clause 5 above. At Seller's request, Buyer WILL PERMIT SELLER OR ITS DESIGNEE TO INSPECT ANY ALLEGEDLY DEFECTIVE GOODS INCLUDING SHIPMENT OF SUCH ALLEGEDLY DEFECTIVE GOODS TO THE LOCATION SPECIFIED BY SELLER AT SELLER'S COST.

9. LIMITATION OF LIABILITY: Seller can only be held liable for indemnification, on whatever legal grounds, up to the amount of Euro 50,000.00 in any individual case, and up to the amount of Euro 500,000.00 for the aggregate of all damages caused by Seller to Buyer in a calendar year. This applies in all cases of normal negligence ("leichte Fahrlässigkeit") and in case negligence is based on a legal presumption only.

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This limitation of liability shall not apply,

(a) in all cases of bad faith ("Arglist" und "Vorsatz") or gross negligence ("grobe Fahrlässigkeit") on Seller's part, or on the part of Seller's legal representatives or employees, or

(b) if the breached provision of the contract is essential for the performance of the contract, or

(c) if express warranties ("Zugesicherte Eigenschaften") or guarantees are not met and the purpose of the warranty or guarantee was the protection of Purchaser against the kind of injuries suffered.

(d) for personal injury or damage to private property under Seller's country product liability laws or on any other grounds for mandatory liability under the Seller's country law.

10. INDEMNITY - Buyer shall indemnify, defend and hold Seller and its directors, officers, employees, agents, suppliers, parents, affiliates, subsidiaries, successors and assigns harmless from and against any and all fines, penalties, suits, actions, claims, liabilities, judgments, losses, damages, costs and expenses (including attorneys' fees) resulting or arising from (a) Buyer's negligence or willful misconduct, (b) Buyer's use, sale, handling, storage, or disposal of the goods or any product or waste derived therefrom, (c) Buyer's discharge or release of the goods or any product or waste derived therefrom into water, onto land or into the air, (d) Buyer's exposing any person (including Buyer's employees) to the goods or any product or waste derived therefrom, including failure to warn of such exposure, or (e) the transportation of the goods to Buyer after tender of the goods by Seller to the carrier at Seller's shipping point. The foregoing shall apply, without limitation, to injury to person (including death) or damage or harm to property or the environment. This indemnity shall not apply to any fine, penalty, suit, action, claim, liability, judgment, cost or expense caused solely by Seller's negligence or willful misconduct, but shall apply where there is concurrent negligence or willful misconduct on the part of Seller and Buyer in proportion to Buyer's negligence or willful misconduct.

11. FORCE MAJEURE - Except for the payment of monies owed, neither party will have any liability for any breach or failure to perform that is the result of an event, condition or circumstance beyond that parties' reasonable control, including, without limitation, acts of God, war, insurrection, or terrorism, fire, inclement weather, strikes, boycotts, or other similar circumstances. If a party becomes aware of any such event, condition or circumstance, then such party will promptly advise the other party and both parties will cooperate to ameliorate the circumstance or condition as quickly as possible.

12. STATEMENT OF ACCOUNTS AND PAYMENTS - Buyer shall verify the correctness and completeness of statements of account, in particular balance confirmations, as well as invoices, notes, and settlements of accounts. Objections to statements of account shall be given in writing within one month from the date of the respective statement. Any other objections shall be made without undue delay. Failure to make timely objections shall constitute approval. Buyer shall be under the obligation to pay invoices sent with relation to the goods within the period stated on the invoices. If no payment is made or payment is not made on time, Seller can charge interest from the date payment should have been made until the date payment is made in full. The rate of interest shall be equal to the Statutory Interest Rate ("Basiszinssatz") plus eight percent. All payments made by Buyer shall be allocated first to the reduction of interest and then to the reduction of principal.

13. GOVERNING LAW - The sale of goods hereunder shall be governed, interpreted and construed by and in accordance with German law, without regard to the conflict of laws provisions thereof, and expressly excluding the United Nations Convention on Contracts for the International Sale of Goods. The exclusive place of jurisdiction for both parties shall be Frankfurt am Main, Germany and the parties hereto do hereby irrevocably submit to such jurisdiction and venue, and waive any objection to the contrary hereafter.

14. TRADE TERMS - If trade terms have been agreed originating from the International Chamber of Commerce (INCOTERMS), the INCOTERMS as set forth in its latest version under www.iccwbo.org/incoterms/preambles.asp shall apply.

15. SEVERABILITY - Should any of these provisions be deemed wholly or partially invalid, this shall not affect the validity of the remaining provisions.

16. SELLER GROUP: Seller shall be entitled to carry out this contract in whole or in part through one or more of the business enterprises of the Seller group of companies, who shall be authorized to act on our behalf, even though Seller continues to be Buyer's contracting party.

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17. COMPLIANCE WITH LAWS. Buyer shall comply with all applicable laws, regulations, and other legal requirements regarding the export, import, sale, distribution, marketing, and service of the goods and related technology, including without limitation, tax and foreign exchange legislation or regulations and the obligations under Clause 7.

Revision Date February, 2016

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Schedule 12

Form of Transfer Documents

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Part 1

Italian Formalities

1.Defined terms

In this Schedule and in this Agreement capitalised terms have the following meanings, unless otherwise defined herein:

Additional Italian Originator Portfolio means, in respect of the Italian Originator and on each Settlement Date, all the future Receivables that the Italian Originator will originate and own on any Purchase Date during the Funding Period immediately following such Settlement Date (other than the Receivables comprised in the Initial Originator Portfolio) and that comply with all the criteria set out under Clause 2(a) of this Agreement.

2.Formalities for the delivery of notices between the Purchaser and the Italian Originator

The Purchaser agrees and the Italian Originator acknowledges that each notice, communication and any other documents to be served pursuant to the provisions set out in Part 1 of this Schedule 12 and under any Transaction Document can be served by the Italian Originator (from its electronic certified email PEC address) on the Purchaser by electronic certified email (PEC) to ING Bank NV, Milan branch, at the following electronic certified email (PEC) address: ing.bank@legalmail.it. For such purpose, each notice, communication and any other documents served to ING Bank NV, Milan branch, at the following electronic certified email (PEC) address: ing.bank@legalmail.it shall be deemed served on the Purchaser and received by ING Bank NV, Milan branch, in the name and on behalf of the Purchaser.

3.Italian formalities for the Initial Italian Originator Portfolio and each Additional Italian Originator Portfolio

The Italian Originator, the Italian Servicer, the Purchaser and the Transaction Administrator shall enter into purchase agreements in the form of:

(i)the Initial Italian Purchase Agreement with respect to the Initial Italian Originator Portfolio, on the First Purchase Date to perfect the transfer of the Initial Italian Originator Portfolio; and

(ii)an Additional Italian Purchase Agreement with respect to any Additional Italian Originator Portfolio to be transferred on or around each subsequent Settlement Date to perfect the transfer of the relevant Additional Italian Originator Portfolio, in any case, to perfect the transfer of the Initial Italian Originator Portfolio and agree on the transfer of each Additional Italian Originator Portfolio from the Italian Originator to the Purchaser in accordance with Italian law, Law 52/91 and with the formalities set out in Part 1 of this Schedule 12.

4.Amounts due in respect of the Additional Italian Originator Portfolio sold by the Italian Originator

The Purchaser shall make an initial partial payment of EUR 500,000 in respect of the Purchase Price of each successive Additional Italian Originator Portfolio (each, an Initial Italian Purchase Price). Such payment shall constitute and shall be intended as a partial payment of the purchase price of the future Receivables to be purchased under the relevant Additional Italian Purchase Agreement for the purposes of Law 52/91.

Subject to the terms of this Agreement and each successive Additional Italian Purchase Agreement, the sale, transfer and assignment of each Receivable comprised in an Additional Italian Originator Portfolio, also for the purposes of Law 52/91, (i) shall be (and shall be intended as) agreed on the Settlement Date when the payment of the Initial Italian Purchase Price of such Additional Italian Originator Portfolio has been made, (ii) shall qualify as an assignment of a “future receivable” (cessione di crediti futuri) and (iii) will be completed on the date of the invoice from which such Receivable arises (the Perfection Date).

On the Settlement Date immediately following such Perfection Date:

(a)if the Initial Italian Purchase Price is lower than the aggregate Purchase Price calculated according to Clause 5 (Purchase Price) of this Agreement with respect to a given Additional Italian Originator Portfolio transferred in the immediately preceding Funding Period, the Purchaser shall pay to the Originator the residual Purchaser Price of such Additional Italian Originator Portfolio, which shall be equal to the difference between such Purchase Price and the Initial Italian Purchase Price (the Residual Purchase Price); or

(b)if the Initial Italian Purchase Price is higher than the aggregate Purchase Price calculated according to Clause 5 (Purchase Price) of this Agreement with respect to the Additional Italian Originator Portfolio transferred in the immediately preceding Funding Period, the Purchaser shall be entitled to deduct from the Initial Italian Purchase Price due on the immediately following Settlement Date (with respect to a new Additional Italian Originator Portfolio) an amount equal to the difference between the Initial Italian Purchase Price and such Purchase Price.

In the circumstance under paragraph (a) above, each payment due on the Settlement Date immediately following such Perfection Date, respectively:

(a)by the Purchaser to the Italian Originator as Residual Purchase Price of each Additional Italian Originator Portfolio transferred from time to time by the Italian Originator to the Purchaser hereunder and pursuant to this Agreement and each Additional Italian Purchase Agreement (except for the Initial Italian Originator Portfolio), as appropriate, and

(b)by the Italian Originator to the Purchaser for the transfer of the Collections received and relating to Eligible Receivables already transferred to the Purchaser,

will be made by way of set-off (compensazione) for the corresponding amount in accordance with the provisions of this Agreement and each Additional Italian Purchase Agreement.

5.Eligible Obligors with respect to each Additional Italian Originator Portfolio

For the purposes of Law 52/91, each Additional Italian Originator Portfolio can be transferred by the Italian Originator to the Purchaser provided that (i) each future Receivable (comprised in each Additional Italian Originator Portfolio) will arise from agreement (as the case may be, documented only by terms and conditions of sale binding on the relevant parties) entered into or to be entered into within 24 months from the date of the Additional Italian Purchase Agreement pursuant to which such Additional Italian Originator Portfolio has been transferred to the Purchaser and (ii) the Eligible Obligors owing such Receivables are specifically identified in the list referred to in paragraph 9 below (as amended, supplemented or updated from time to time, the List of Italian Eligible Obligors).

The Italian Originator and the Purchaser are entitled from time to time to amend, supplement or update the List of Italian Eligible Obligors by exchanging via certified email (PEC) or register mail with return of receipt the new List of Italian Eligible Obligors which will allow the determination of the future

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Receivables to be transferred during the immediately subsequent Funding Period, provided that in such case, the Italian Originator and the Purchaser shall execute an Additional Italian Purchase Agreement covering any new Italian Eligible Obligor which is not identified under the Initial Italian Purchase Agreement, to perfect the transfer of the relevant Additional Italian Originator Portfolio.

The Italian Servicer shall procure that none of the Receivables Reports that it will send from time to time to the Purchaser and the Transaction Administrator pursuant to Clause 3.3(a) of this Agreement will include Receivables against one or more Obligors which are not identified in the List of Italian Eligible Obligors.

6.No recourse transfer

For the purpose of Italian law, the transfer of the Purchased Receivables under this Agreement from the Italian Originator to the Purchaser will be made on a without recourse basis (pro-soluto).

7.Form of Initial Italian Purchase Agreement

This is the form of Initial Italian Purchase Agreement to be entered into by exchange of correspondence on the First Purchase Date with respect to the Initial Originator Portfolio:

[On the Italian Originator’s letterhead]

To:

ING Belgium SA/NV

Address: Avenue Marnix 24, 1000 Brussels, Belgium

Email: matthias.de.smijter@ing.com;  john.pierard@ing.com;  be-wcs-tmm@ing.be

PEC: ing.bank@legalmail.it

To the attention of: Matthias De Smijter / John Pierard

By [registered mail or PEC]

[Date]

RE: Ferro Performance Materials Italy S.R.L. – Italian Transfer Document n. [●]

1.Transfer Document

This transfer document of commercial receivables is subject to the provisions of Law 21 February 1991, No. 52 (the Law 52/91) (the Italian Transfer Document) and is made pursuant to the agreement named “Receivables Purchase and Servicing Agreement” entered into on 5 December 2018 by and between Ferro Specialty Materials Spain S.L.U., Ferro Performance Pigments Spain, Ferro Performance Materials Italy S.R.L., Ferro GmbH, Ferro Corporation, Ferro Receivables LLC and ING Belgique SA/NV (as amended and restated from time to time, the RPSA).

Capitalised terms and expressions used herein shall, unless the context requires otherwise, have the meaning ascribed to them in the RPSA.

2.ORIGINATOR

Ferro Performance Materials Italy S.R.L., a joint stock company (società per azioni) organised under the laws of Italy, having its registered office at Via Madonna del Sagrato, 25, 41042, Fiorano Modenese (MO), Italy, registered with the Companies’ Register of Modena under number 03590630368 (the Originator).

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3.Purchaser

ING Belgique SA/NV, a credit institution incorporated under the laws of Belgium having its statutory seat at avenue Marnix 24, 1000 Brussels, Belgium, registered with the register of legal entities under number 0403.200.393 (the Purchaser).

4.Identification of the ELIGIBLE Receivables

The Purchased Receivables which are assigned to the Purchaser under this Italian Transfer Document are the Receivables owed to the Originator which are identified in the Receivables Report attached as Annex I to this Italian Transfer Document (or otherwise exchanged between the Italian Originator and the Purchaser), which satisfy the requirements set out in Clause 2  (Purchases) and Clause 3  (Terms and Conditions governing Purchases) of the RPSA.

Pursuant to and for the purposes of Law 52/91, such Receivables Report contains the full list of the assigned Purchased Receivables.

The Originator and the Purchaser hereby agree that, as a consideration for the Eligible Receivables as identified under the Receivables Report, the Purchaser shall pay to the Originator an amount determined in accordance with Clause 5 (Purchase Price) of the RPSA, which is equal to EUR [●] (the Purchase Price).

5.TRANSFER OF ELIGIBLE RECEIVABLES AND PAYMENT

In accordance with the provisions of the RPSA, the Originator hereby transfers, on a without recourse basis (pro-soluto), the full ownership of the Purchased Receivables identified in the Receivables Report to the Purchaser, who hereby acquires such Purchased Receivables on a without recourse basis (pro-soluto), in accordance with the provisions of Law 52/91, together with the interest and all other accessory rights (except as otherwise provided under the RPSA) (diritti, privilegi garanzie di natura reale o personale e altri accessori)  that the Originator holds by virtue of such Purchased Receivables.

The Originator expressly acknowledges that all rights of the Originator relating to the Purchased Receivables are transferred to the Purchaser as from the date of this Italian Transfer Document in accordance with the RPSA and subject to the terms and conditions agreed thereunder, and such transfer of full legal title and ownership in all interest and other accessory rights (except as otherwise provided under the RPSA) (diritti, privilegi garanzie di natura reale o personale e altri accessori)  relating to the Purchased Receivables specified above is perfected by means of the proposal set out in this Italian Transfer Document and by the acceptance of such proposal by the Purchaser (such acceptance also by making the payment of the Purchase Price as defined above and provided for under Clauses 5  (Purchase Price), 8  (Waterfall), 9  (Ledgers) and 10  (Settlements) of the RPSA and in accordance with article 1327 of the Italian Civil Code) and with economic effects as from the date of this Italian Transfer Document.

This Italian Transfer Document will be deemed an integral part of the RPSA, the terms of which will, therefore, be fully applicable to the transfer of Purchased Receivables to which it refers.

The payment of the relevant Purchase Price (as determined above in compliance with the RPSA) of the Purchased Receivables shall be made by the Purchaser on the First Purchase Date by transferring the Purchase Price (referencing this Italian Transfer Document in the cause of payment (causale di pagamento)) to the Italian Servicer Account (with value on the date of this Italian Transfer Document).

In order to give certainty of date to the payment of the Purchase Price, for the purpose and for the effects of article 5 of Law 52/91, the Originator shall, within five Business Days following the date of this Italian Transfer Document:

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(a)send to the Purchaser a receipt of such payment (quietanza di pagamento), substantially in the form of Annex II to this Italian Transfer Document, by registered mail with acknowledgement of receipt, certified electronic email (PEC) or by any other means suitable to provide undisputable date (data certa); or

(b)ensure that the relevant account bank (at the Originator's expenses) has delivered to the Purchaser (if it is deemed necessary by the Purchaser, via certified email (PEC)) within this period of time a copy of the bank account statement (estratto conto) evidencing when such payment has been credited to the Italian Servicer Account.

The Originator shall co-operate with the Purchaser to put in place all other procedures and formalities which may become necessary or desirable, in the opinion of the Purchaser (in addition to, or in substitution of, the provisions above), for the purpose of giving to the payments of the relevant Purchase Price an indisputable date (data certa) pursuant to article 5 of Law 52/91 and article 2704 of the Italian Civil Code, including performing any other formalities deemed appropriate under any applicable law to make the transfer of Eligible Receivables enforceable vis-à-vis third parties.

The Purchaser shall be entitled to notify the transfer of the Purchased Receivables made hereunder to the relevant assigned Obligors in accordance with the provisions of the RPSA (including, without limitation, article 14.2 thereof).

This Italian Transfer Document, as well as any non-contractual obligations arising from the Italian Transfer Document, shall be governed by Italian law, and any dispute arising in connection hereof shall be submitted to the exclusive jurisdiction of the Courts of Milan.

Ferro Performance Materials Italy S.R.L.

As Originator

____________________________________

Name:

Title:

Annex I: Receivables Report

Annex II: Form of Receipt of Payment

*************************************************************************************

Annex I: Receivables Report

[See the document attached]

Annex II: Form of Receipt of Payment on the Italian Originator’s letterhead

To:

ING Belgium SA/NV

Address: Avenue Marnix 24, 1000 Brussels, Belgium

Email: matthias.de.smijter@ing.com;  john.pierard@ing.com;  be-wcs-tmm@ing.be

PEC: ing.bank@legalmail.it

To the attention of: Matthias De Smijter / John Pierard

By [registered mail or PEC] [or by any other means suitable to provide undisputable date (data certa)]

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Re.: Receipt of Payment (“Quietanza di pagamento”) with respect to the Italian Transfer Document n. [●]

Ferro Performance Materials Italy S.R.L.  (Ferro Italy) hereby confirms that Ferro Italy received on [●] from ING Belgique SA/NV (ING) by wire transfer an amount of EUR [●] in full payment of what was due to Vetriceraimici by ING as purchase price for the Purchased Receivables transferred by Ferro Italy to ING under the Italian Transfer Document n. [●] dated [●].

In light of the above, we hereby issue to ING, pursuant to article 1199 of the Italian Civil Code, receipt in full of such amount (“quietanza a saldo”) and, as a consequence, we hereby confirm that nothing else is due to Ferro Italy by ING as purchase price for the Purchased Receivables transferred by Ferro Italy to ING under the Italian Transfer Document n. [●] dated [●].

Capitalised terms and expressions used herein shall, unless the context requires otherwise, have the meaning ascribed to them in the RPSA and in the Italian Transfer Document.

Date: [●]

______________________

[Signature of the representative duly authorised on behalf of the Ferro Italy]

8.Form of Additional Italian Purchase Agreement

This is the form of Additional Italian Purchase Agreement to be entered into by exchange of correspondence on the First Purchase Date and thereafter on or around each Settlement Date with respect to each Additional Italian Originator Portfolio.

[On the Italian Originator’s letterhead]

To:

ING Belgium SA/NV

Address: Avenue Marnix 24, 1000 Brussels, Belgium

Email: matthias.de.smijter@ing.com;  john.pierard@ing.com;  be-wcs-tmm@ing.be

PEC: ing.bank@legalmail.it

To the attention of: Matthias De Smijter / John Pierard

By [registered mail or PEC]

[Date]

RE: Ferro Performance Materials Italy S.R.L. – Italian Transfer Document n. [●]

1.Transfer Document

This transfer document of future commercial receivables is subject to the provisions of Law 21 February 1991, No. 52 (the Law 52/91) (the Italian Transfer Document) and is made pursuant to the agreement named “Receivables Purchase and Servicing Agreement” entered into on [●] 2018 by and between Ferro Spain S.A., Ferro Performance Materials Italy S.R.L., Ferro Corporation and ING Belgique SA/NV (as amended from time to time, the RPSA).

Capitalised terms and expressions used herein shall, unless the context requires otherwise, have the meaning ascribed to them in the RPSA.

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2.ORIGINATOR

Ferro Performance Materials Italy S.R.L., a joint stock company (società per azioni) organised under the laws of Italy, having its registered office at Via Madonna del Sagrato, 25, 41042, Fiorano Modenese (MO), Italy, registered with the Companies’ Register of Modena under number 03590630368 (the Originator).

3.Purchaser

ING Belgique SA/NV, a credit institution incorporated under the laws of Belgium having its statutory seat at avenue Marnix 24, 1000 Brussels, Belgium, registered with the register of legal entities under number 0403.200.393 (the Purchaser).

4.Identification of the ELIGIBLE Receivables

The Originator hereby assigns to the Purchaser, on a without recourse basis (pro-soluto), future Receivables arising within the next Funding Period comprised in the relevant Additional Italian Originator Portfolio which are held by the Originator against Obligors identified in the List of Italian Eligible Obligors referred to in paragraph 9 of Part 1 of Schedule 12 to the RPSA (as such list may be amended and updated from time to time pursuant to paragraph 5 of said Schedule 12). The Originator and the Purchaser hereby acknowledge that the assignment of each of such future Receivables will only be completed and legally effective on the date of the invoice from which such Receivable arises (the Perfection Date).

The Purchaser shall make an initial partial payment of EUR 1,000,000 in respect of the relevant Additional Italian Originator Portfolio (the Initial Italian Purchase Price).

On or around the Settlement Date immediately following the Perfection Date, the Purchaser shall pay to the Originator an amount equal to the difference (if positive) between (i) the Purchase Price as determined in accordance with Clause 5 (Purchase Price) of the RPSA with respect to the future Receivables comprised in the relevant Additional Italian Originator Portfolio and (ii) the Initial Italian Purchase Price (the Residual Purchase Price).

5.TRANSFER OF ELIGIBLE RECEIVABLES AND PAYMENT

On the Perfection Date of each future Receivable comprised in the relevant Additional Italian Originator Portfolio identified above, the full ownership of such Receivable will be legally transferred to the Purchaser, which hereby acquires such Receivable on a without recourse basis (pro-soluto) in accordance with the provisions of Law 52/91, together with the interest and all other accessory rights (except as otherwise provided under the RPSA) (diritti, privilegi garanzie di natura reale o personale e altri accessori) that the Originator holds by virtue of such Receivable.

The Originator expressly acknowledges that all rights of the Originator relating to the Purchased Receivables are transferred to the Purchaser in accordance with the RPSA and subject to the terms and conditions agreed thereunder, and such transfer of full legal title and ownership in all interest and other accessory rights (except as otherwise provided under the RPSA) (diritti, privilegi garanzie di natura reale o personale e altri accessori) relating to the Purchased Receivables specified above is agreed between the Purchaser and the Originator by means of the proposal set out in this Italian Transfer Document and by the acceptance of such proposal by the Purchaser (such acceptance also by making the payment of the Initial Italian Purchase Price as defined above and in accordance with article 1327 of the Italian Civil Code) – and with economic effects in respect of each Receivable as from the Perfection Date thereof.

This Italian Transfer Document will be deemed an integral part of the RPSA, the terms of which will, therefore, be fully applicable to the transfer of Purchased Receivables to which it refers.

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The payment of the relevant Initial Italian Purchase Price (as determined above) of the future Receivables comprised in the relevant Additional Italian Originator Portfolio shall be made by the Purchaser on the [First Purchase Date / relevant Settlement Date] by crediting an amount equal to the Initial Italian Purchase Price (referencing this Italian Transfer Document in the cause of payment (causale di pagamento)) to the Italian Servicer Account (with value on the [First Purchase Date / relevant Settlement Date]). The Purchaser and the Originator acknowledge that the payment of the Initial Purchase Price shall constitute and be intended as a partial payment of the purchase price in respect of each such future Receivables to be purchased in accordance with this Italian Transfer Documents for the purposes of Law 52/91.

The payment of the relevant Residual Purchase Price (as determined above) of the future Receivables comprised in an Additional Italian Originator Portfolio shall be made by the Purchaser on the relevant Settlement Date following the Perfection Date of such Receivables by crediting an amount equal to such Residual Purchase Price (referencing this Italian Transfer Document in the cause of payment (causale di pagamento)) to the Italian Servicer Account (with value on such relevant Settlement Date), it being understood and agreed that such payment can be effected by set-off (compensazione) pursuant to the RPSA and paragraph 4 of Part 1 of Schedule 12 to the RPSA.

In order to give certainty of date to the payment of the Initial Purchase Price and the Residual Purchase Price, for the purpose and for the effects of article 5 of Law 52/91, the Originator shall, within five Business Days following the Settlement Date falling on or around the date hereof (in respect of the payment of the Initial Purchase Price) or following the next Settlement Date (in respect of the payment of the Residual Purchase Price):

(a)send to the Purchaser a receipt of such payment (quietanza di pagamento), substantially in the form of Annex I or Annex II (as applicable) to this Italian Transfer Document, by registered mail with acknowledgement of receipt, certified electronic email (PEC) or by any other means suitable to provide undisputable date (data certa); or

(b)ensure that the relevant account bank (at the Originator's expenses) has delivered to the Purchaser (if it is deemed necessary by the Purchaser, via certified email (PEC)) within this period of time a copy of the bank account statement (estratto conto) evidencing when such payment has been credited to the Italian Servicer Account.

If the difference between the Purchase Price of the relevant Additional Italian Originator Portfolio and the Initial Italian Purchase Price thereof is a negative number, the Originator, for the purpose of the indisputable date at law, shall carry out the formality under point (a) above (i.e., delivery of a receipt of payment (quietanza di pagamento) evidencing that the payment obligation of the Purchaser with respect to such Additional Italian Originator Portfolio has been duly fulfilled as at the immediately preceding Settlement Date).

The Originator shall co-operate with the Purchaser to put in place all other procedures and formalities which may become necessary or desirable, in the opinion of the Purchaser (in addition to, or in substitution of, the provisions above), for the purpose of giving to the payments of the relevant Initial Italian Purchase Price and Residual Purchase Price an indisputable date (data certa) pursuant to article 5 of Law 52/91 and article 2704 of the Italian Civil Code, including performing any other formalities deemed appropriate under any applicable law to make the transfer of the future Receivables enforceable vis-à-vis third parties.

From the Perfection Date of any future Receivable, the Purchaser shall be entitled to notify the transfer of such Receivable made hereunder to the relevant Obligor in accordance with the provisions of the RPSA (including, without limitation, article 14.2 thereof).

This Italian Transfer Document, as well as any non-contractual obligations arising from the Italian Transfer Document, shall be governed by Italian law, and any dispute arising in connection hereof shall be submitted to the exclusive jurisdiction of the Courts of Milan.

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Ferro Performance Materials Italy S.R.L.

As Originator

____________________________________

Name:

Title:

Annex I: Form of Receipt of Payment – Initial Italian Purchase Price

Annex II: Form of Receipt of Payment of the Residual Purchase

************************************************************************************

Annex I: Form of Receipt of Payment of the Initial Italian Purchase Price on the Italian Originator’s letterhead

To:

ING Belgium SA/NV

Address: Avenue Marnix 24, 1000 Brussels, Belgium

Email: matthias.de.smijter@ing.com;  john.pierard@ing.com;  be-wcs-tmm@ing.be

PEC: ing.bank@legalmail.it

To the attention of: Matthias De Smijter / John Pierard

By [registered mail or PEC] [or by any other means suitable to provide undisputable date (data certa)]

Re.: Receipt of Payment of the Initial Italian Purchase Price (“Quietanza di pagamento”) with respect to the Italian Transfer Document n. [●]

Ferro Performance Materials Italy S.R.L.  (Ferro Italy) hereby confirms that Ferro Italy received on [●] from ING Belgique SA/NV (ING), by means of a wire transfer, an amount of EUR [●], in full payment of what was due to Vetriceraimici by ING as Initial Italian Purchase Price for the future Receivables comprised in the relevant Additional Italian Originator Portfolio to be transferred by Ferro Italy to ING under the Italian Transfer Document n. [●] dated [●].

In light of the above, we hereby issue to ING, pursuant to article 1199 of the Italian Civil Code, receipt in full of such amount (“quietanza a saldo”) and, as a consequence, we hereby confirm that nothing else is due to Ferro Italy by ING as Initial Italian Purchase Price for the future Receivables comprised in the relevant Additional Italian Originator Portfolio transferred by Ferro Italy to ING under the Italian Transfer Document n. [●] dated [●].

Capitalised terms and expressions used herein shall, unless the context requires otherwise, have the meaning ascribed to them in the RPSA and in the Italian Transfer Document.

Date: [●]

______________________

[Signature of the representative duly authorised on behalf of the Ferro Italy]

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Annex II: Form of Receipt of Payment of the Residual Purchase Price on the Italian Originator’s letterhead

To:

ING Belgium SA/NV

Address: Avenue Marnix 24, 1000 Brussels, Belgium

Email: matthias.de.smijter@ing.com;  john.pierard@ing.com;  be-wcs-tmm@ing.be

PEC: ing.bank@legalmail.it

To the attention of: Matthias De Smijter / John Pierard

By [registered mail or PEC] [or by any other means suitable to provide undisputable date (data certa)]

Re.: Receipt of Payment of the Residual Purchase Price (“Quietanza di pagamento”) with respect to the Italian Transfer Document n. [●]

[[WORDING APPLICABLE IF THE RESIDUAL PURCHASE PRICE IS A POSITIVE NUMBER]

Ferro Performance Materials Italy S.R.L.  (Ferro Italy) hereby confirms that Ferro Italy received on [●] from ING Belgique SA/NV (ING), by means of a [wire transfer]/[set-off (compensazione)], an amount of EUR [●], in full payment of what was due to Vetriceraimici by ING as Residual Purchase Price for the future Receivables comprised in the relevant Additional Italian Originator Portfolio transferred by Ferro Italy to ING within the immediately preceding Funding Period under the Italian Transfer Document n. [●] dated [●].]

[[WORDING APPLICABLE IF THE RESIDUAL PURCHASE PRICE IS A NEGATIVE NUMBER]

Ferro Performance Materials Italy S.R.L.  (Ferro Italy) hereby confirms that Ferro Italy received on [●] from ING Belgique SA/NV (ING), by means of a wire transfer, an amount of EUR [●], in full payment of what was due to Vetriceraimici by ING as Purchase Price for the future Receivables comprised in the relevant Additional Italian Originator Portfolio transferred by Ferro Italy to ING within the immediately preceding Funding Period under the Italian Transfer Document n. [●] dated [●].]

In light of the above, we hereby issue to ING, pursuant to article 1199 of the Italian Civil Code, receipt in full of such amount (“quietanza a saldo”) and, as a consequence, we hereby confirm that nothing else is due to Ferro Italy by ING as Purchase Price for the future Receivables comprised in the relevant Additional Italian Originator Portfolio transferred by Ferro Italy to ING within the immediately preceding Funding Period under the Italian Transfer Document n. [●] dated [●].

Capitalised terms and expressions used herein shall, unless the context requires otherwise, have the meaning ascribed to them in the RPSA and in the Italian Transfer Document.

Date: [●]

______________________

[Signature of the representative duly authorised on behalf of the Ferro Italy]

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9.List of Italian Eligible Obligors

[See attached]

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Part 2

Spanish formalities

1.Defined terms

In this Schedule and in this Agreement capitalised terms have the following meanings, unless otherwise defined herein:

Additional Spanish Originator Portfolio means, in respect of each Spanish Originator, the Receivables that comply with all the criteria set out under Clause 2(a) of this Agreement sold to the Purchaser during (i) the period between the date of this Agreement and the date of the first Additional Spanish Purchase Agreement or thereafter (ii) the period between the date of any Additional Spanish Purchase Agreement and the date of the next Additional Spanish Purchase Agreement.

Spanish Originator Portfolio Deposit means the deposit formalized through Spanish Public Document by each Spanish Servicer, the Purchaser and the Transaction Administrator before a Notary Public of Madrid city of a DVD, USB stick or any other similar electronic storage devices containing the identification information of the Obligors comprised in the Initial Spanish Originator Portfolio and thereafter the identification information of the Obligors comprised in each relevant Additional Spanish Originator Portfolio, and in each case such identification information will include the details of the corporate names and registered addresses of the relevant Obligors.

Spanish Public Document means, a Spanish documento público of those regulated by articles 1216 et seq of the Spanish Civil Code.

2.Spanish formalities for any Additional Spanish Originator Portfolio

On or around each anniversary of the Signing Date (as well as on any other date agreed upon from time to time by the Spanish Servicer and the Transaction Administrator), each Spanish Originator, each Spanish Servicer, the Purchaser and the Transaction Administrator shall appear before a Notary Public of Madrid city appointed by the Spanish Originator (or, in the absence of appointment made by the Spanish Originator the Notary Public of Madrid city appointed by the Purchaser) to grant one or more Spanish Public Documents including:

(a)an Additional Spanish Purchase Agreement; and

(b)a Spanish Originator Portfolio Deposit related to the relevant Additional Spanish Originator Portfolio.

Each Spanish Servicer shall procure that none of the Receivables Reports that it will send from time to time to the Purchaser and the Transaction Administrator pursuant to Clause 3.3(a) of this Agreement will include Receivables against one or more Obligors which are not identified in the Spanish Originator Portfolio Deposit which has been raised last to the status of a Spanish Public Document pursuant to this Agreement.

3.Spanish Public Document

The Parties undertake to raise this Agreement to the status of a Spanish Public Document on the date it became a party to this Agreement. Such Spanish Public Document will:

(a)have the effects established under the Third Additional Provision (Disposición Adicional Tercera) of Spanish Act 1/1999 and articles 1218 and 1227 of the Spanish Civil Code;

(b)have the effects established under articles 517 et seq. of the Spanish Civil Procedural Act; and

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(c)for the purposes of articles 571 et seq. of the Spanish Civil Procedural Act, include an authorisation in favour of the Purchaser and the Transaction Administrator to determine the amounts due and payable under the Transaction Documents that may be claimable in any executive proceeding.

Each Party hereby expressly authorises the Purchaser and the Transaction Administrator to request and obtain from the Spanish Notary Public before whom any Transaction Document has been formalised, any further copy of any Transaction Document notarised.

4.Spanish Originator Portfolio Deposit

The Spanish Servicer and the Purchaser undertake to grant the Spanish Originator Portfolio Deposit corresponding to the Initial Spanish Originator Portfolio on the date hereof.

5.Spanish calculations – judicial enforcement

(a)The Parties expressly agree that in the event of executive judicial enforcement (acción ejecutiva) in Spain, the amount due and payable (líquido y exigible) by an Originator or a Servicer to the Purchaser and the Transaction Administrator will be the amount booked at the Ledger kept, respectively, by the Purchaser or the Transaction Administrator, as applicable, as provided in Clause 9 of this Agreement.

(b)The balances shown on the Ledgers referred to in paragraph (a) above, [duly certified by the Purchaser and/or the Transaction Administrator], shall be admissible as evidence in any enforcement proceedings in Spain and, in the absence of manifest error, shall provide conclusive evidence (dar fe) of the liquid amounts due and payable by the Originators and/or the Servicers under this Agreement and the Transaction Documents under any such proceedings.

6.Spanish Translation

Any Transaction Document shall be translated into Spanish language at any time upon the simple written request of the Purchaser or Transaction Administrator. Any costs and expenses derived from such translation will be fully paid by the Spanish Originator.

7.Executive proceedings

7.1For the purpose of article 571 et seq. of the Spanish Civil Act:

(a)the amount due and payable under the Transaction Documents that may be claimed in any executive proceedings in Spain will be contained in a certificate supplied by the Purchaser or the Transaction Administrator and will be based on the ledgers and/or accounts maintained by the Purchaser or the Transaction Administrator in connection with this Agreement and the Transaction Documents;

(b)the Parties expressly agree that such balance shall be considered as an acknowledgement of debt and may be claimed pursuant to the same provisions of the Spanish Civil Code;

(c)the determination of the debt to be claimed through the executive proceeding shall be effected by the Purchaser or the Transaction Administrator by means of the appropriate certificate evidencing the balance shown in the ledgers and/or account or accounts maintained by the Purchaser or the Transaction Administrator in connection with this Agreement and the Transaction Documents in respect of the Originators and the Servicers; and

(d)the Purchaser or the Transaction Administrator may (at the cost of the Spanish Originator) have the certificate notarised.

7.2A Party may start executive proceedings by presenting to any relevant court:

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(a)an original notarial copy of this Agreement and/or the relevant Transaction Document; and

(b)a notarial document (acta notarial) incorporating the certificate of that Party referred to in sub-paragraph (7)(1)(a) above, evidencing that the determination of the amounts due and payable by the relevant Originators and the Servicers have been calculated as agreed in this Agreement and that such amounts coincide with the balance shown in the ledgers and/or account or accounts maintained by the Purchaser or the Transaction Administrator in connection with this Agreement and the Transaction Documents in respect of the Originators, the Performance Guarantor and the Servicers.

8.Spanish promissory notes and bills of exchange

All promissory notes (pagarés) and bills of exchange (letras de cambio) governed by Spanish law issued “to the order” (a la orden) of the Spanish Originator in payment of Purchased Receivables of the Spanish Originator will be delivered by it to the Spanish Servicer, which will collect their payment at maturity, and will be endorsed to the Purchaser at the costs of the Spanish Originator upon the occurrence of a Credit Enhancement Event in accordance with paragraph 2.3 of Schedule 8 (Undertakings).

9.Form of Additional Spanish Purchase Agreement

This is the form of Additional Spanish Purchase Agreement:

This Additional Spanish Purchase Agreement (this Agreement) is made on [DATE] by and between:

(17)[Ferro Performance Pigments Spain S.L.U., a limited liability company (sociedad limitada) organized under the laws of Spain having its registered office at Calle Vitoria-gasteiz, 19, Laudio/llodio, 01400, Araba/Alava, with Spanish tax ID (N.I.F) number B01254689 (as Spanish Originator and Spanish Servicer);] / [Ferro Specialty Materials Spain S.L.U., a limited liability company (sociedad limitada) organized under the laws of Spain having its registered office at [●], with Spanish tax ID (N.I.F) number [●] (as Spanish Originator and Spanish Servicer);] and

(18)ING Belgique SA/NV, a credit institution incorporated under the laws of Belgium having its statutory seat at avenue Marnix 24, 1000 Brussels, Belgium, registered with the register of legal entities under number 0403.200.393 (the Purchaser and the Transaction Administrator).

WHEREAS:

(A)The Spanish Originator originates trade receivables owed by Obligors (as defined herein) as a result of the sales of goods by the Spanish Originator in the course of its business.

(B)That on [ ], among other parties, the Spanish Originator, the Spanish Servicer, the Purchaser and the Transaction Administrator entered into a Receivables Purchase and Servicing Agreement (the RPSA).

(C)As provided in the RPSA, the parties hereto have agreed, upon the terms and subject to the conditions hereof, that the Spanish Originator will sell and assign to the Purchaser on a daily basis trade receivables which satisfy certain eligibility criteria as set forth in the RPSA (the Programme).

(D)As provided in the RPSA, this is an Additional Spanish Originator Purchase Agreement (the Agreement) in relation to the Additional Spanish Originator Portfolio comprising the Eligible Receivables owned by the Spanish Originator against the Obligors (of which the identification information is contained in the Spanish Originator Portfolio Deposit raised to the status of Spanish Public Document on the date of this Agreement) in the period between [insert the date of the RPSA or thereafter the date of the preceding Additional Spanish Purchase Agreement] to the date of this Additional Spanish Purchase Agreement (the Receivables).

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IT IS AGREED as follows:

1.Interpretation

1.1Definitions

In this Agreement capitalised terms have the meanings given to them in the RPSA, unless otherwise defined herein.

1.2Interpretation

Unless stated to the contrary or the context requires otherwise, this Agreement (including its preamble and its schedules) shall be interpreted applying the rules provided by Clause 1.2 of the RPSA.

2.Purchase

(a)With effects as from [date] (inclusive) (the Purchase Date), the Spanish Originator, as absolute legal and beneficial owner with full title guarantee, hereby irrevocably sells, transfers and assigns absolutely and subject to no further conditions to the Purchaser, all of such Spanish Originator’s right, title, interest and benefit in and to all Receivables, together with all Associated Rights, in each case subject to the terms and conditions set out in this Agreement, the RPSA and in accordance with the Third Additional Provision (Disposición Adicional Tercera) of Spanish Act 1/1999 and articles 1526 et seq. of the Spanish Civil Code.

(b)Subject to the provisions of this Agreement and the RPSA, the Purchaser hereby accepts the sale, transfer and assignment on the Purchase Date.

3.Purchase Price

The Purchase Price for consideration of acquiring the Receivables has been calculated in accordance with the rules provided by the RPSA and amounts to [ ] Euros (€[ ]), which the Spanish Originator declares to have received from the Purchaser on the relevant Settlement Date.

4.Spanish originator portfolio deposit

The Parties undertake to execute on the date hereof before the attesting Notary Public the Spanish Originator Portfolio Deposit as required pursuant to the RPSA.

5.APPLICATION OF THE RPSA TO THIS AGREEMENT

The Parties agree that all the terms and conditions of the RPSA shall apply to this Agreement in respect to any matters which are not expressly herein regulated.

6.costs and expenses

All costs (including, without limitation, notarisation costs of the relevant Notaries) expenses, fees (including registration at public registries fees, when applicable) and taxes (including, without limitation, payment of stamp duty “impuesto de actos jurídicos documentados”, when applicable) derived from the execution, performance, registration, amendment and enforcement of this Agreement and the related Spanish Originator Portfolio Deposit shall be borne by the Spanish Originator in full.

7.Governing Law

(a)This Agreement and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, the laws of Belgium.

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(b)The Parties agree to opt out entirely of the UNIDROIT Convention of 28 May 1988 on International Factoring and any other provisions of any law in any other country or territory implementing such convention, pursuant to article 3 thereof.

8.Jurisdiction

(a)Subject to paragraph (c) below, the courts of Brussels, Belgium have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement (a Dispute)).

(b)The Parties agree that the courts of Brussels are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)This Clause is for the benefit of the Purchaser only. As a result, the Purchaser shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Purchaser may take concurrent proceedings in any number of jurisdictions.

9.spanish public document

The Parties undertake to raise this Agreement to the status of a Spanish Public Document on the date hereof.

This Agreement been entered into on the date stated at the beginning of this Agreement.

[Ferro Performance Pigments Spain S.L.U.] / [Ferro Specialty Materials Spain S.L.U.]

as Spanish Originator and Spanish Servicer

______________________________________________

Name: Name:

Title: Title:

ING Belgique SA/NV,

as Purchaser and as Transaction Administrator

______________________________________________

Name: Name:

Title: Title:

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Schedule 13

Form of Solvency Certificate

[[●]'s letterhead]

From:[●]

(the Company)

To: [●]

(the Purchaser)

[●]

Dear Sirs,

Re: Receivables Purchase and Services Agreement

This certificate (the Certificate) is being delivered to the Purchaser and the Transaction Administrator pursuant to the provisions of the receivables purchase and services agreement dated [●] (the RPA) entered into between, amongst others, the Company as originator, the Purchaser as purchaser and the Transaction Administrator as transaction administrator. The Certificate is being delivered in connection with the Company.

Capitalised terms used in this Certificate but not defined herein shall bear the meanings ascribed to them in the RPA.

We, authorised representatives of the Company, hereby certify on its behalf that having made all appropriate searches and investigations of the Company's books, records and accounts (both management and those required by law):

(a)none of the circumstances described in paragraph 5  (Insolvency) of Schedule 10 (Termination Events) applies to the Company and no insolvency proceedings described in paragraph 6  (Insolvency proceedings) of Schedule 10 (Termination Events) have been taken or threatened in relation to the Company, nor will one of the circumstances described in paragraph 5  (Insolvency) of Schedule 10 (Termination Events) apply to it or will insolvency proceedings described in paragraph 6  (Insolvency proceedings) of Schedule 10 (Termination Events) be taken or threatened in relation to it as a consequence of the entry into any Transaction Documents to which the Company is a party or any documents related thereto;

(b)the Company is not unable to pay its debts and would not become unable to do so in consequence of entering into the Transaction Documents to which the Company is a party and/or performing its obligations under those documents (including making any drawing or payment or granting any security);

(c)in our opinion, the transactions which the Company is entering into as described in the Transaction Documents to which the Company is a party and the related documents are transactions at arm's length terms with full and fair equivalence of consideration among the parties thereto;

(d)by entering into the transactions as described in the Transaction Documents to which the Company is a party and the related documents, the Company is not acting fraudulently against the rights of any of its creditors or with actual intent to hinder, delay, or defraud any entity to whom Company is or will be indebted;

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(e)by entering into the transactions as described in the Transaction Documents to which the Company is a party and the related documents, it was not the purpose of the Company to put assets beyond the reach of a person who is making, or may at some future time make, a claim against the Company or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make;

(f)the Company is entering into the transactions as described in the Transaction Documents to which the Company is a party and the related documents (including all obligations to be assumed by the Company in connection therewith) in good faith and for the purpose of carrying on the Company’s business and, in our opinion, such transactions will benefit the Company; and

(g)the transactions contemplated by the Transaction Documents and the related documents entered into by the Company will not constitute a transaction at an undervalue, or for less than reasonably equivalent value, since the value of any consideration received by the Company under such contract would not be significantly less than the value of any consideration provided by the Company under such contract.

Yours faithfully,

[●]

______________________________________________________________
Name:Name:
Title:Title:

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Schedule 14

Historical Data of the Initial Originator Portfolio

[The historical data has been provided to the Purchaser and the Transaction Administrator under separate cover prior to the Signing Date, the First Restatement Date, the Second Restatement Date, or the Third Restatement Date (as applicable)]

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Schedule 15

List of Dedicated Collection Accounts

ORIGINATORS	BANK / BIC / SWIFT	LOCATION	ACCOUNT NUMBER (IBAN)	CURRENCY
Ferro Specialty	BOFAGB22	Bank of America, N.A. London Branch	GB80 BOFA 1650 5084 3600 16	USD
Ferro Specialty	BOFAGB22	Bank of America, N.A. London Branch	GB58 BOFA 1650 5084 3600 24	GBP
Ferro Specialty	BOFAES2X	Bank of America, N.A. Madrid Branch	ES94 1485 0001 0300 3680 3019	EUR
Ferro Specialty	CAIXESBBXXX	Caixabank	ES05 2100 8617 1002 0001 4603	EUR
Ferro Specialty	CAHMESMMXXX	Bankia	ES96 2038 5889 4860 0064 9982	EUR
Ferro Performance Pigments Spain	BOFAGB22	Bank of America, N.A. London Branch	GB70 BOFA 1650 5070 8790 39	USD
Ferro Performance Pigments Spain	BOFAGB22	Bank of America, N.A. London Branch	GB93 BOFA 1650 5070 8790 13	GBP
Ferro Performance Pigments Spain	BOFAGB22	Bank of America, N.A. London Branch	GB71 BOFA 1650 5070 8790 21	JPY
Ferro Performance Pigments Spain	BOFAES2X	Bank of America, N.A. Madrid Branch	ES17 1485 0001 0700 3642 9013	EUR
Ferro Performance Pigments Spain	BSCHESMMXXX	Banco Santander, S.A.	ES7500302444280000538271	EUR
Ferro Performance Pigments Spain	BSCHESMMXXX	Banco Santander, S.A.	ES2700495025702416049162	EUR
Italian Originator	BOFAGB22	Bank of America, N.A. London Branch	GB75 BOFA 1650 5084 2660 16	USD

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Italian Originator	BOFAIT2X	Bank of America, N.A. Milan Branch	IT80 V033 8001 6000 0001 5113 015	EUR
Italian Originator	UNCRITMMXXX	UniCredit	IT 46 H 02008 12930 0000105903288	EUR
German Originator	BOFADEFX.	Bank of America, N.A. Frankfurt Branch	DE67 5001 0900 0020 3600 19	EUR
German Originator	BOFAGB22	Bank of America, N.A. London Branch	GB26 BOFA 1650 5022 9010 12	USD
US Originator	PNCCUS33	PNC Bank, National Association	1130819019	USD

Template Report

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Schedule 16

Obligor Notices

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Part 1

Italian Obligor Notice

[Letterhead of the Italian Originator/Italian Servicer/Backup Servicer]

[Place], [Date]

To the attention of [●]

By registered mail

[Name of the Obligor]

[Address of the Obligor]

Dear Sirs,

Pursuant to article 1264 of the Italian Civil Code, we notify herewith that, pursuant to an agreement signed on [●] 2018 as amended and restated from time to time, Ferro Performance Materials Italy S.R.L. has assigned to ING Belgique SA/NV, the receivable(s) mentioned below for which you are the debtor.

[references to the designation of the Purchased Receivables]

As from the date of this notice, you are hereby kindly requested to make any payment under the said receivables to the following bank account:

Beneficiary: [●]

Bank: [●]

Account number: [●]

CAB: [●] ABI: [●]

In addition, we are sending attached hereto a data protection notice (informativa sul trattamento dei dati personali)

Yours sincerely,

______________________

[Signature of the representative

duly authorised on behalf of the Italian Originator/Italian Servicer/Backup Servicer]

[ITALIAN TRANSLATION FOR INFORMATION PURPOSE ONLY]

[Carta Intestata di Italian Originator/Italian Servicer/Backup Servicer]

[luogo], [data]

All'attenzione di: [●]

Raccomandata A.R.

[Nome del debitore ceduto]

[Indirizzo del debitore ceduto]

Gentili Signori,

Ai sensi e per gli effetti dell'articolo 1264 del codice civile, con la presente Vi notifichiamo che, con contratto di cessione sottoscritto in data [●] 2018 Ferro Performance Materials Italy S.R.L. ha ceduto a Belgique SA/NV, il[/i] credito [/i] qui di seguito descritto[/i] esistente[/i] nei Vostri confronti.

[inserire dati identificativi dei crediti ceduti]

A decorrere dalla data della presente, Vi invitiamo, pertanto, a effettuare ogni pagamento relativo al[/i] suddetto[/i] credito[/i] ceduto[/i] sul seguente conto corrente:

Beneficiario: [●]

Banca: [●]

Numero di conto: [●]

Codice ABI: [●]

Codice CAB: [●]

Inoltre, Vi inviamo in allegato l'informativa sul trattamento dei dati personali.

Con i nostri migliori saluti,

_______________________________

[Firma di un rappresentante debitamente autorizzato per conto Italian Originator/Italian Servicer/Backup Servicer]

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Part 2

Spanish Obligor Notice

[On Purchaser’s Letterhead]

[Name of the Obligor] [Address of the Obligor] Invoice Number[/s]: [ ]	[Nombre del Obligado] [Dirección del Obligado] Factura[/s] Número: [ ]
In [Place], on [Date]	En [Lugar] a [Fecha]

Dear Sirs,

Reference is made to the Receivables Purchase and Servicing Agreement executed by, among other parties, [Ferro Performance Pigments Spain S.L.U. / Ferro Specialty Materials Spain S.L.U.], as seller (the Company) and ING Belgique SA/NV, as purchaser (the Bank) on [date], which was raised to public status on that date before the Notary Public of Madrid Mr. [ ] with number [ ] of his notarial records (hereinafter, as amended from time to time, the RPSA).

Estimados Señores:

Hacemos referencia al contrato de cesión de derechos de crédito denominado “Receivables Purchase and Servicing Agreement” suscrito por, entre otras partes, [Ferro Performance Pigments Spain S.L.U. / Ferro Specialty Materials Spain S.L.U.], como vendedor (la Compañía) e ING Belgique SA/NV, como comprador (el Banco), el cual fue elevado a público el [fecha] ante el Notario de Madrid D. [ ] con el número [ ] de orden de su protocolo (en adelante, según el mismo haya sido modificado en cada momento, el RPSA).

172

We hereby notify you that:

a)pursuant to [the RPSA / an assignment agreement denominated Additional Spanish Purchase Agreement (as defined in the RPSA) executed by, among other parties, the Company and the Bank on [date], which was raised to public status on that date before the Notary Public of Madrid Mr. [ ] with number [ ] of his notarial records], the Company sold, transferred and assigned to the Bank the credit rights derived from the invoice[/s] referred to above (the “Receivables”); and

b)in accordance to articles 1527 of the Spanish Civil Code and 347 of the Spanish Code of Commerce, you will be only released of your debt under the Receivables if payment is made to the following bank account held by the Bank at [name of credit entity]:

[Company´s bank account details to be included]

Por la presente les notificamos que:

a)Conforme a lo previsto en [el RPSA /  el contrato de cesión denominado “Additional Spanish Originator Purchase Agreement” (según dicho término se define en el RPSA) suscrito por, entre otras partes, la Compañía y el Banco, el cual fue elevado a público el [fecha] ante el Notario de Madrid D. [ ] con el número [ ] de orden de su protocolo], la Compañía vendió, transfirió y cedió a favor del Banco los derechos de crédito derivados de la[/s] factura[/s] indicada[/s] en el encabezamiento (en adelante, los “Derechos de Crédito”);

b)De acuerdo con lo previsto en los artículos 1527 del Código Civil y 347 del Código de Comercio, cualquier pago que hagan al amparo de los Derechos de Crédito tendrá efectos liberatorios únicamente si el mismo se realiza en la siguiente cuenta corriente abierta a nombre del Banco:

[Incluir datos de la Cuenta del Banco]

All of which is hereby notified to you for your due knowledge. Yours faithfully,		Lo que les notificamos a los efectos oportunos. Atentamente,
ING Belgique SA/NV ______________________________		ING Belgique SA/NV _______________________________
Name: Title:	Name: Title:	Nombre: Titulo:	Nombre: Titulo:

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Schedule 17

Compliance Certificate

To:[●] as Transaction Administrator

From:[Performance Guarantor/Servicer]

Dated:

Dear Sirs

Receivables Purchase and Services Agreement
dated [●] (the Agreement)

1.We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.We confirm that the Total Net Leverage Ratio does not exceed 4.00:1.00. We also confirm, to the extent applicable if one or more Permitted Acquisitions (as defined in the Credit Agreement) have occurred, that the Total Net Leverage Ratio is not greater than 4.25 to 1.00 for the fourth consecutive quarter following any Permitted Acquisition with consideration in an aggregate amount in excess of USD 75,000,000. The actual Total Net Leverage Ratio was [●], as computed in the attachment hereto, and, accordingly, the financial covenant set out in paragraph 17 of Schedule 10 (Termination Events) has been complied with.

3.We confirm that no Credit Enhancement Event is continuing.*

Signed
Title:

[insert applicable certification language]

.........................................

for and on behalf of

[name of [auditors]]**

NOTES:

*If this statement cannot be made, the certificate should identify any Credit Enhancement Event that is continuing and the steps, if any, being taken to remedy it.

**Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the auditors prior to signing the Agreement.

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Schedule 18

Receivables Report

1Record Lay-out invoices

This table shows the record lay-out ING works with. Fields marked in orange are mandatory. The file format / extension is .CSV.

35. numeric)
36.Field	37.Description	38.Type 39.(alphanumeric or numeric)	40.Max. Length
41.A	42.Record identification 43. 20 = Invoices 44. 30 = Totals	45.N	46. 2
47.B	48.Administration identification (See Chapter 4)	49.N	50. 4
51.C	52.Client number	53.N	54. 5
55.D	56.Debtor number	57.A	58.Max. 10
59.E	60.Debtor flag 61. 2 = Debtor number	62.N	63. 1
64.F	65.Invoice number	66.A	67.Max. 20
68.G	69.Invoice date (format DDMMYYYY) Separators and 6 positions are allowed	70.A	71.Max. 8
72.H	73.Value date (format DDMMYYYY) Separators and 6 positions are allowed	74.A	75.Max. 8
76.I	77.Invoice amount. Comma is decimal separator.	78.A	79.Max. 14
80.	81.Debit (+) or Credit (-) sign is allowed, position before or behind the amount
82.K	83.VAT-amount. Comma is decimal separator.	84.A	85.Max. 14
86.J	87.Debit (+) or Credit (-) sign Blanks = Debit (+)	88.A	89. 1
90.	91.Debit (+) or Credit (-) sign is allowed, position before or behind the amount
92.L	93.Currency code (ISO 4217)	94.A	95. 3
96.M	97.Payment code (See page 12)	98.A	99. 3

175

100.N	101.Due days (due date -/- invoice date) or	102.N	103. 3
104.O	105.Due date (leave due days blank) 106.Separators and 6 positions are allowed.	107.N	108. 8
109.P	110. 1st percentage	111.A	112. 7
113.Q	114. 1st number of days	115. 9	116. 3
117.R	118. 2nd percentage	119.A	120. 7
121.S	122. 2nd number of days	123. 9	124. 3
125.T	126. 3rd percentage	127.A	128. 7
129.U	130. 3rd number of days	131.N	132. 3
133.V	134.End of month condition flag 135.(0 = no end of month condition; 1 = end of month condition)	136.N	137. 1
138.W	139.Extra days end of month	140.N	141. 3
142.X	143.Transfer days end of month	144.N	145. 3
146.	147.	148.	149.
150.Y	151.Debtor name	152.A	153.Max. 40
154.Z	155.Address (official address / postal address not allowed) A		156.Max. 40
157.AA	158.Zip code (Official address / postal address not allowed)A		159.Max. 10
160.AB	161.City (Official address / postal address not allowed)	162.A	163.Max. 40
164.AC	165.Country code (ISO 3166-1 alpha-2)	166.A	167. 2
168.AD	169.Mark code (See page 13)	170.N	171. 3
172.AE	173.Schedule number 174.(Confidential / Inter credit: Blanks)	175.N	176.Max.99999
177.AF	178.Blank	179.N	180. 3
181.AG	182.Mark code text (if agreed with account manager)	183.	184.
185.AH	186.Blanks	187.	188.
189.AI	190.G-amount. Comma is decimal separator.	191.A	192. 14
193.	194.Debit (+) or Credit (-) sign is allowed, position before or behind the amount
195.AJ	196.National registration number (If known)	197.A	198.Max. 20
199.AK	200.Invoice text	201.A	202.Max. 40

176

203.AO	204.Insurance Limit	205.N	206.
207.AP	208.Limit Currency	209.A	210.
211.AQ	212.Insurance code	213.A	214.

= Field is mandatory

Separator: ‘Semi-colon’ (;)

File format / extension = .CSV

177

2File identification

215.
216.Field	217.Description	218.Type 219.(Alphanumeric or numeric	220.Max. Length
221.A	222. 30 = Totals (Field is mandatory)	223.N	224. 2
225.B	226.Administration ID (=40)	227.N	228. 4
229.C	230.Client number	231.N	232. 5
233.F	234.Number of invoices	235.N	236. 6
237.I	238.Total amount	239.A	240. 14
241.AE	242.Schedule number	243.N	244. 5

= Field is mandatory

Separator: ‘Semi-colon’ (;)

File format / extension = .CSV

178

Schedule 19

Collections Report

179

Signatories

Ferro Specialty Materials Spain S.L.U.

as Spanish Originator and Spanish Servicer

_______________________

Name:

Title:

Ferro Performance Pigments Spain S.L.U.

as Spanish Originator and Spanish Servicer

_______________________

Name:

Title:

Ferro Performance Materials Italy S.R.L.

as Spanish Originator and Spanish Servicer

_______________________

Name:

Title:

Ferro GmbH

as German Originator and German Servicer

_______________________

Name:

Title:

180

Ferro Receivables LLC

as US Originator

_______________________

Richard A. Shuttie

President and Treasurer

Ferro Corporation,

as US Servicer and Performance Guarantor

_______________________

Richard A. Shuttie

Authorized representative

ING Belgique SA/NV

as Purchaser and Transaction Administrator

______________________________________________

Name: Name:

Title: Title:

181